Exhibit 4.29

AGREEMENT

This Agreement is made on this 27th day of September 2010 by and between:

(1)                                  CELLCONTAINER (NO. 6) CORP. (the “Buyer”); and

(2)                                  HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. (the “Builder”),

(hereinafter the parties referred to individually as the “Party” and collectively as the “Parties”), to amend and supplement the Contract as defined hereinafter.

WHEREAS:

A.                                   The Buyer and the Builder entered into a shipbuilding contract on 9 November 2007 as amended and supplemented from time to time (the “Contract”) for the construction and sale of one (1) 10,100 TEU class container carrier, having the Builder’s Hull No S461 (the “Vessel”).

B.                                     The Buyer desires to amend the terms of payment of the Contract Price and to postpone part of the final instalment of the Contract Price (as that term is defined in the Contract) until after delivery of the Vessel.

C.                                     The Buyer is willing to execute and deliver to the Builder the Mortgage, Assignment and the Time Charter Assignment (each as hereinafter defined) in respect of the Vessel as security for the payment of the postponed part of the final instalment referred to in Recital (B) above.

D.                                    Danaos Corporation (the “Guarantor”) is willing to execute and deliver to the Builder the Letter of Guarantee (as hereinafter defined) guaranteeing the payment of the postponed part of the final instalment referred to in Recital (B) above.

E.                                      The Builder is willing to agree to such amendment of the terms of payment of the Contract Price and deferral of part of the final instalment upon the terms and conditions herein below.

NOW, THEREFORE, for good and valuable consideration the Parties hereby agree to enter into this AGREEMENT on the following terms and conditions.

1                                          DEFINITIONS

“Assignment” has the meaning given in Clause 4.4.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Athens and Seoul.

“Delivery Instalment” has the meaning given in Clause 3.1.

“Delivery Instalment Due Date” has the meaning given in Clause 3.2.

“Due Date” means the Delivery Instalment Due Date and any Post Delivery Instalment Due Date and in the plural means both of them.

“Event of Default” has the meaning given in Clause 9.

“First Loan” means the Loan made or to be made available to, amongst others, the Buyer by the First Mortgagee in respect of (inter alia) the Vessel.

“First Mortgagee” means The Royal Bank of Scotland plc.

“First Security” means (i) the first preferred Liberian mortgage over the Vessel in favour of the First Mortgagee and (ii) the first priority assignment of the earnings, insurance and requisition compensation relating to the Vessel in favour of the First Mortgagee.

“Intercreditor Deed” means the intercreditor deed between the First Mortgagee and the Builder under which the Post Delivery Instalment shall rank behind the claims of the First Mortgagee under the First Loan entered into or to be entered into between (inter alia) the First Mortgagee and the Buyer providing (inter alia) for the First Security.

“Letter of Guarantee” has the meaning given in Clause 4.2.

“Mortgage” has the meaning given in Clause 4.3.

“Post Delivery Instalment” has the meaning given in Clause 3.1.

“Post Delivery Instalment Due Date” has the meaning given in Clause 3.3.

“Promissory Note” has the meaning given in Clause 4.1.

“Second Security” means the Mortgage, the Assignment and the Time Charter Assignment.

“Tax” means any tax (other than tax on the overall income of the Builder, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Transaction Document except for those imposed in Korea upon the payment of the Post Delivery Instalment.

“Time Charterer” means Hanjin Shipping Co., Ltd of Seoul.

“Time Charter” means the time charter dated 15 November 2007 as amended by addendum no. 1 dated 19 August 2009 between the Buyer and the Time Charterer.

“Time Charter Assignment” has the meaning given in Clause 4.5

“Total Loss” means: (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel; (b) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; (c) capture, seizure, arrest, detention, or confiscation of the Vessel by any person, governmental authority or government or by persons acting or purporting to act on behalf of any government or any other person which deprives the Buyer of the use of the Vessel for 90 days or more after that occurrence; and (d) requisition for hire of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Buyer of the use of the Vessel for a period of 90 days or more.

“Transaction Documents” means the Contract, this Agreement, the Second Security, the Promissory Notes, the Letter of Guarantee, the Time Charter Assignment and the Intercreditor Deed.

2                                          ADJUSTMENT OF PAYMENT

2.1                                 Article X. 2 of the Contract shall be amended and shall henceforth be read as follows:-

“2. TERMS OF PAYMENT

The payments of the CONTRACT PRICE shall be made as follows:

(a)   First Instalment

U.S. Dollars Twenty Nine Million Forty Eight Thousand only (US$29,048,000) shall be paid within four (4) business days of receipt by the BUYER of an original refund guarantee issued by the SHINHAN BANK of Korea (hereinafter called the “SHINHAN”) in the form annexed hereto as Exhibit “A”.

Under this CONTRACT, in counting the business days, only Saturdays and Sundays are excepted. When a due date falls on a day when banks are not open for business in New York, N.Y., U.S.A, Korea, London and Greece, such due date shall fall due upon the first business day next following.

(b)   Second Instalment

U.S. Dollars Twenty Nine Million Forty Eight Thousand only (US$29,048,000) shall be paid within six (6) months from the date of signing this CONTRACT.

(c)   Third Instalment

U.S. Dollars Seven Million Two Hundred Sixty Two Thousand only (US$7,262,000) shall be paid within three (3) business days of receipt by the BUYER of an e-mailed or facsimiled advice from the BUILDER upon keel laying.

(d)   Fourth Instalment

U.S. Dollars Seven Million Two Hundred Sixty Two Thousand only (US$7,262,000) shall be paid within three (3) business days of receipt by the BUYER of an e-mailed or facsimiled advice from the BUILDER upon launching.

(e)   Fifth Instalment

U.S. Dollars Seventy Two Million Six Hundred Twenty Thousand only (US$72,620,000) plus or minus any increase or decrease due to modifications and/or adjustment, if any, arising prior to delivery of the VESSEL of the CONTRACT PRICE under Articles III and V of this CONTRACT shall be paid to the BUILDER concurrently with the delivery of the VESSEL. (The date stipulated for payment of each of the five instalments mentioned above is hereinafter in this Article and in Article XI referred to as the “DUE DATE” of that instalment.)

It is understood and agreed upon by the BUILDER and the BUYER that all payments under the provisions of this Article shall not be delayed or withheld by the BUYER due to any dispute or disagreement of whatsoever nature arising between the BUILDER and the BUYER. Should there be any dispute in this connection, the matter shall be dealt with in accordance with the provisions of arbitration in Article XIII hereof.”

In consideration of the aforesaid adjustment of the payment terms of the Contract, interest shall accrue at the rate of six per cent (6%) per annum. In relation to each Post Delivery Instalment from the date on which such Post-Delivery Instalment was originally due under the Contract but for the provisions of this Agreement up to the date of actual payment.

Notwithstanding clause 2.1, the Buyer has an option to pay the fourth instalment and part of the fifth instalment earlier than the expected due date of such instalments as described in the below table.

Principal (Adjusted amount)	Original payment terms	Adjusted payment terms	Due date of Interest
US$ 29,048,000	to be paid within three (3) business days from event of first steel cutting	to be paid upon delivery (or earlier at the Buyer’s option)	to be paid upon delivery together with fifth (5th) installment
US$ 14,524,000	to be paid within three (3) business days from event of keel laying	to be paid upon delivery (or earlier at the Buyer’s option)	to be paid upon delivery together with fifth (5th) installment
US$7,262,000	to be paid within three (3) business days from event of keel laying	to be paid within three (3) business days from event of launching (or earlier at the Buyer’s option)	to be paid together with fourth (4th) installment within three (3) business days from the event of launching

All payments of interest shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year.

For the sake of clarity, the Builder shall notify the Buyer of the exact amount of interest according to the relevant provisions of the Contract.”

3                                          POSTPONEMENT OF PAYMENT OF INSTALMENTS

3.1                                 The final instalment of the Contract Price under the Contract will be payable by the Buyer as the delivery instalment (the “Delivery Instalment”) and the post delivery instalment (the “Post Delivery Instalment”).

3.2                                 The Delivery Instalment in the sum of U.S. Dollars Fifty Million Nine Hundred and Four Thousand Eight Hundred and Sixty (US$50,904,860) plus any increase or minus any decrease due to modifications and/or adjustment, if any, to the Contract Price under Articles III and V of the Contract arising prior to delivery of the Vessel shall be paid by the Buyer on the delivery of the Vessel which is scheduled on February 1, 2011] or such later date as is permissible pursuant to the Contract (the “Delivery Instalment Due Date”).

3.3                                 The Post Delivery Instalment amounting to U.S. Dollars Twenty One Million Seven Hundred and Fifteen Thousand One Hundred and Forty (US$21,715,140) shall be paid over a period of four (4) years from the actual delivery of the Vessel in six (6) equal instalments the first due date being 1st August 2012 and the remaining six instalments payable semi-annually thereafter as listed in Table 1. (each a “Post Delivery Instalment Due Date”). Interest shall accrue at the rate of eight per cent (8%) per annum on all of the outstanding balance of the Post Delivery Instalment which shall be paid by the Buyer semi-annually the first due date being 1st August 2011 and at six month intervals thereafter as listed in Table 1. The rate of interest shall be increased to ten per cent (10%) per annum in the event of default.

<Repayment schedule for the Post Delivery Instalment based on the the delivery of the Vessel on February 1, 2011.>

Table 1

PAYMENT	DUE DATE	PRINCIPAL(A)	INTEREST(B)	TOTAL(A+B)
1st	1-Aug-11	—	$873,431	$873,431
	1-Feb-12	—	$887,907	$887,907
	1-Aug-12	$3,619,190	$878,256	$4,497,446
2nd	1-Feb-13	$3,619,190	$739,923	$4,359,113
3rd	1-Aug-13	$3,619,190	$582,287	$4,201,477
4th	1-Feb-14	$3,619,190	$443,953	$4,063,143
5th	1-Aug-14	$3,619,190	$291,143	$3,910,333
6th	1-Feb-15	$3,619,190	$147,984	$3,767,174
TOTAL		$21,715,140	$4,844,884	$26,560,024

The figures in above Table 1 shall be adjusted in accordance with Clause 3.3 if the actual delivery of the Vessel is other than February 1, 2011.

3.4                                 It is understood and agreed by the Builder and the Buyer that no payments to be made by the Buyer pursuant to this Clause 3 shall be delayed or withheld by the Buyer due to any dispute or disagreement of whatsoever nature arising between the Builder and the Buyer. If a Due Date would otherwise fall on a day which is not a Business Day, that Due Date will instead be on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

3.5                                 The Buyer shall make all payments without any Tax Deduction, unless a Tax Deduction is required by law.

3.6                                 If a Tax Deduction is required by law to be made by the Buyer, the amount of the payment due from the Buyer shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

3.7                                 The Buyer may at any time, if it gives the Builder not less than 15 days’ prior notice, prepay the whole or part of the Post Delivery Instalment, but if in part then the Buyer shall state which of the Promissory Notes is to be prepaid and such Promissory Note shall be prepaid in full and not in part. Any prepayment shall be made together with accrued interest.

3.8                                 Article X. 8 of the Contract shall be amended and shall hereafter be read so that at the end of the first paragraph the following wording is inserted:-

“In the event that the BUYER pays to the BUILDER any amount in excess of the pre-delivery instalments, the BUILDER will procure that Shinhan Bank of Korea will amend its letter of guarantee (or arrange for the issue of a replacement) so as to include such excess amount.

4                                          SECURITIES TO BE FURNISHED BY THE BUYER

As a condition precedent to the effectiveness of this Agreement the Buyer shall furnish the Builder with securities as follows upon the delivery of the Vessel.

4.1                                 Promissory Notes

The Buyer shall execute and deliver to the Builder six (6) promissory notes (each individually a “Promissory Note” and collectively the “Promissory Notes”) as follows:

(a)                                  Each Promissory Note shall relate to an instalment under the Post Delivery Instalment and shall be for a payment of an amount of principal (A) and interest (B) as listed in Table 1 next to the corresponding instalment to which that Promissory Note relates.

(b)                                 Each Promissory Note shall be in the form annexed hereto as Exhibit “A”.

4.2                                 Letter of Guarantee

The Buyer shall furnish the Builder with an unconditional letter of guarantee, being in the form annexed hereto as Exhibit “B” and in respect of each Promissory Note issued by the Buyer (each individually a “Letter of Guarantee” and collectively the “Letters of Guarantee”) each such Letter of Guarantee to be duly executed and delivered by the Guarantor guaranteeing the payment by the Buyer of the principal sums and interest specified in the relevant Promissory Note.

4.3                                 Second Preferred Mortgage on the Vessel

The Buyer shall execute and deliver to the Builder a second preferred Liberian mortgage over the Vessel in the maximum principal amount of US$28,229,682 in form and substance satisfactory to the Builder (the “Mortgage”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement.

4.4                                 Second Priority Assignment

The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the earnings, insurances and requisition compensation of the Vessel in form and substance satisfactory to the Builder (the “Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement.

4.5                                 Time Charter Assignment

The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the Time Charter of the Vessel in form and substance satisfactory to the Builder (the “Time Charter Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement.

5                                          OTHER CONDITIONS PRECEDENT

The Buyer shall, on or prior to delivery of the Vessel, provide the following to the Builder:

5.1                                 satisfactory evidence that the earnings, insurance and requisition compensation of the Vessel are free from encumbrances other than the First Security.

5.2                                 satisfactory evidence that the Vessel is insured and classed as provided by the terms of the Mortgage and that the Mortgage is duly registered on the Liberian Ship Register;

5.3                                 certified true copies of the constitutional documents of the Buyer and the Guarantor together with certified true copies of board resolutions of the Buyer and certified extract of the standing resolutions of the Guarantor and a power of attorney authorising the execution of this Agreement, the Second Security, the Promissory Notes and the Letters of Guarantee and to which the Buyer and the Guarantor is, or will be a party;

5.4                                 certified true copies of all licenses, consents or approvals which may be required by the Buyer or the Guarantor in connection with the execution and validity and enforceability of any of the documents to which they are a party;

5.5                                 originals or certified true copies from the Buyer’s and the Guarantor’s agents for receipt of service and proceedings accepting their appointment under each of the documents in which they are to be appointed as agents;

5.6                                 the Intercreditor Deed duly signed;

5.7                                 satisfactory legal opinions addressed to the Builder on matters of Liberian and Marshall Islands law relating to the due execution of all documents by the Buyer and the Guarantor and the validity of this Agreement, the Promissory Notes, the Letter of Guarantee and all of the Second Security executed in favour of the Builder.

6                                          DEFAULT INTEREST

If the Builder does not receive on the due date any sum due from the Buyer under this Agreement (or any other agreement entered into by the Buyer in connection with this Agreement), the Buyer shall on demand pay interest on such sum from and including the due date to the date of actual payment (as well as before judgment) at the rate per annum of ten per cent (10%).

7                                          CALCULATION OF INTEREST

All payments of interest hereunder shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year.

8                                          GENERAL UNDERTAKINGS

The Buyer further undertakes that, throughout the period from the date hereof until the full amount of the Delivery Instalment and Post Delivery Instalment together with accrued interest thereon has been paid to the Builder:

8.1                                 it will ensure that at all times the claims of the Builder against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application;

8.2                                 it will ensure that at all times the insured value of the Vessel in the hull and machinery policies shall in no event be less than one hundred and twenty five per cent (125%) of, the contract price under the Contract; the Buyer will (i) upon the Builder’s written request provide the Builder with copies of the said insurance policies; and (ii) notify the Builder promptly and in writing of any changes to the insured value of the Vessel whether made pursuant to this undertaking or otherwise;

8.3                                 it shall procure that the interest of the Builder shall be endorsed on the relevant hull and machinery policy by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with proforma copies thereof and a letter of undertaking in such form as is customary;

8.4                                 it shall procure that the interest of the Builder shall be endorsed on the Certificate of Entry or policy of the protection and indemnity and/or war risks association by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with a copy of the certificate of entry or policy and a letter of undertaking in such form as is customary by the P&I association;

8.5                                 it shall ensure that the earnings, insurances and requisition compensation of the Vessel are free from encumbrances other than the First Security and Second Security;

8.6                                 it shall not create or permit to subsist any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect over any of its assets other than the First Security and Second Security and liens arising in the ordinary course of business or by operation of law.

9                                          EVENTS OF DEFAULT

Each of the following events shall constitute an event of default (each an “Event of Default”) (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority):

9.1                                 The Buyer fails to pay any amount (whether in respect of principal, interest or otherwise) due and payable by the Buyer to the Builder under this Agreement or any of the Promissory Notes on the due date and such failure is not remedied within 15 days; or

9.2                                 the Buyer or the Guarantor defaults in the due performance and discharge of any of its other duties or liabilities under this Agreement or the Transaction Documents to which it is a party unless such failure, in the Builder’s opinion, is capable of remedy and is remedied within 30 days of such failure; or

9.3                                 any order shall be made by any competent court or other competent authority or a resolution shall be passed by the Buyer or the Guarantor, for the appointment of a liquidator of, or otherwise for the winding-up or dissolution of the Buyer or the Guarantor, except for the purpose of amalgamation or re-organisation (not involving or arising out of insolvency) the terms of which shall have received the prior written approval of the Builder; or

9.4                                 an administrator, receiver, administrative receiver, manager, trustee or similar official is appointed (and such appointment is not cancelled or withdrawn within 30 days) for all or a part of the assets and undertaking of the Buyer having a value of at least $500,000 or the Guarantor having a value of at least $5,000,000; or

9.5                                 it becomes unlawful for the Buyer or the Guarantor to perform and discharge any of its duties and liabilities contained in this Agreement and/or the Transaction Documents to which it is a party or for the Builder to exercise any of its rights and powers under this Agreement and/or the Transaction Documents; or

9.6                                 anything is done or omitted to be done by the Buyer or the Guarantor which materially prejudices the security under the second security and has not been cured within 30 days of the builder giving notice thereof to the Buyer; or

9.7                                 the First Loan is declared due and payable prior to its stated maturity by reason of an event of default (howsoever defined), or

9.8                                 an event of default occurs under the Shipbuilding Contract as amended in respect of Hull No. S458.

10                                    POWERS ON DEFAULT

10.1                           Upon the occurrence of an Event of Default, the Builder may, by notice to the Buyer, declare that the Post Delivery Instalment together with accrued interest is either immediately due and payable or payable on demand, whereupon the Post Delivery Instalment together with accrued interest shall become immediately due and payable or (as the case may be) payable on demand being made by the Builder.

10.2                           In addition the Builder may take any other action, exercise any other right or pursue any other remedy conferred upon the Builder by this Agreement and/or the Transaction Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default.

10.3                           Save for the amendments contained herein, all other terms and conditions of the Contract shall remain valid and in full force.

10.4                           The Builder’s rights under this Clause are subject to the provisions of the Intercreditor Deed.

11                                    TOTAL LOSS

Following the occurrence of a Total Loss with respect to the Vessel, the Post Delivery Instalment together with accrued interest on the Post Delivery Instalment shall become due and payable on the earlier of (i) 120 days after such Total Loss has occurred or is deemed to have occurred, and (ii) the day on which insurance proceeds or other compensation monies in respect of the Total Loss have been received by the party entitled thereto.

12                                    [NOT USED]

13                                    COSTS AND EXPENSES

The Buyer shall promptly on demand pay the Builder the amount of all costs and expenses (including legal fees) reasonably incurred by the Builder in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement; and any other documents executed after the date of this Agreement.

14                                    CONFIDENTIALITY

This Agreement shall be kept strictly private and confidential and shall not be disclosed to any other third party. Notwithstanding the foregoing, disclosure is permitted (i) to the Buyer’s and Guarantor’s financiers and potential financiers, (ii) to the Buyer’s and Guarantor’s shareholders and affiliates, (iii) to Buyer’s and Guarantor’s legal and financial advisers and (iv) as may be required by law (including by virtue of rules and regulations of any securities exchange authorities).

15                                    ENTIRE AGREEMENT

This Agreement shall constitute an integral part of the Contract and shall constitute the only and entire agreement between the Parties with respect to the subject matter hereof and unless otherwise expressly agreed between the Parties, all other agreements, oral or written, made and entered into between the Parties prior to the execution of this Agreement shall be null and void.

16                                    ENFORCEMENT AND JURISDICTION

This Agreement and any non-contractual obligations arising in connection with this Agreement is governed by and construed in accordance with English law.

16.1                           The High Court in London England has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

16.2                           The Parties agree that the High Court in London England is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary.

16.3                           Clause 15.2 is for the benefit of the Builder only. As a result, the Builder shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.

16.4                           To the extent allowed by law, the Builder may take concurrent proceedings in any number of jurisdictions.

16.5                           Without prejudice to any other mode of service allowed under any relevant law, the Buyer:

16.5.1                  irrevocably appoints Danaos Management Consultants whose registered office is at 4 Staples Inn, Holborn, London WC1V 7QU as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement or any Transaction Document; and

16.5.2                  agree that failure by a process agent to notify any Buyer of the process will not invalidate the proceedings concerned.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the day and year first above written.

SIGNATURES

For and on behalf of
CELLCONTAINER (NO. 6) CORP.

By:	/s/ Zoi Lappa

Name:	Zoi Lappa

Title:	Attorney-in-Fact

For and on behalf of
HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD.		In witness M. Papanikolaou

/s/ Michalis Papanikolaou
By:	/s/ E.C. Han	MICHALIS PAPANIKOLAOU ATTORNEY AT LAW DANAOS SHIPPING CO., LTD. 14, AKTI KONDYLI 118 52 PIRAEUS

Name:	E.C. Han

Title:	Attorney-in-Fact

EXHIBIT A

PROMISSORY NOTE NO.

US$	Date: 20

For value received, Cellcontainer (No. 6) Corp. a corporation duly organized and existing under the laws of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia hereby unconditionally promises to pay on                      to Hyundai Samho Heavy Industries Co., Ltd. or its nominee or its assignees, or any other holder hereof from time to time or its order the principal sum of US$                                    only, and to pay interest on the said principal sum from and including [•] at the rate of eight per cent (8%) per annum, the first payment of interest to be due and payable on [•] and thereafter payable semi-annually on the [•] and on the [•] of each and every year, until maturity (whether by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until the principal sum and the interest thereon are fully paid.

Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. Both principal and interest shall be payable in United States Dollars in immediately available funds at the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] without any deduction or withholding for or on account of any present or future taxes or other charges.

If the maker of this note is required to make any such deduction or withholding from any payment hereunder, the maker shall pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required.

This note is one of a series of six (6) promissory notes in the aggregate principal amount of US$[    ] of like form and tenor except their respective numbers, principal amounts and dates of maturity (together the “Series Notes”). Each of said notes is secured by a letter of guarantee issued by DANAOS CORPORATION a corporation duly organized and existing under the laws of [   ] having its registered office at [    ].

In the event of a default in the payment of the principal when the same shall become due and payable, then interest at the rate of ten per cent (10%) per annum on the principal and any accrued interest from the due date to the date of payment shall be due and payable together with the principal and accrued interest.

In the event default shall be made in the payment of the principal or interest on this note, or in the payment of the principal of or interest on any of the other Series Notes, as and when the same shall become due and payable and such default shall continue for a period of fifteen (15) days, the holder of this note may at its option declare the principal of and accrued interest on this note to be forthwith due and payable, whereupon the same shall be forthwith due and payable, and the holder hereof shall have the other remedies herein or by law provided.

The maker of this note may, if it gives the holder not less than fifteen (15) days’ prior notice, prepay the whole of this note by payment of the principal hereof together with accrued interest hereon to and including the date of prepayment, provided, however that there shall be no default in payment of principal or interest on this note or on any of the other Series Notes as of the date of such prepayment.

This note may be transferred or assigned by the holder of this note to any bank with the prior notice to the maker.

The maker unconditionally agrees to promptly pay to and reimburse the holder hereof on demand any and all reasonable costs and expenses including, without limitation to, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this note.

The holder of this note shall be under no obligation to make presentment, protest, demand or notice of any kind whatsoever for the payment of this note.

The maker and the endorsers of this note hereby waive the right to interpose any defense, set-off or counterclaim of any nature or description in any action or proceeding arising on, out of, under or by reason of this note.

The maker hereby authorizes and empowers the holder of this note to acknowledge on the maker’s behalf by endorsement the receipt of the payment or prepayment of the principal sum or interest thereon. Upon full payment of all sums payable on this note and the other Series Notes, the holder of this note shall immediately return this note to the maker with such endorsement to the effect that this note has been fully paid.

This note and any non-contractual obligations arising in connection with this note shall be governed by and construed in accordance with the laws of England. The maker and the endorsers hereby consent to any legal action or proceeding in relation to this note being brought in the High Court in London, England and hereby irrevocably waives any immunity from suit, attachment, (before or after judgment) or execution on a judgment to which they or their property may be entitled.

The maker and the endorsers hereby irrevocably submit to the exclusive jurisdiction of the courts of England.

Without prejudice to any other mode of service allowed under any relevant law, the undersigned:

irrevocably appoints [   ] whose registered office is at [   ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this note; and

agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned.

The maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this note, and to constitute this note the valid obligation of the maker in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulation.

IN WITNESS WHEREOF, the undersigned has caused this note be signed in its corporate name by its representative thereunto duly authorized on the day and year first above written.

For and on behalf of

CELLCONTAINER (NO. 6) CORP.]
By
Name:
Title:

EXHIBIT B

Date: 20

Hyundai Samho Heavy Industries Co., Ltd.
1700, Yongdang-Ri, Samho-Eup,

Youngam-Gun, Chollanam-Do,

KOREA

LETTER OF GUARANTEE NO.

Gentlemen:

In consideration of your completing and delivering one (1) 10,100 TEU Class Container Carrier, your Hull No. 461 (hereinafter called the “Vessel”), to CELLCONTAINER (NO. 6) CORP. (hereinafter called the “Buyer”), on deferred payment basis, under a certain shipbuilding Contract dated 9 November 2007, as amended, entered into by and between you and the Buyer, the undersigned, as primary obligor and not as surety merely, does hereby irrevocably, absolutely and unconditionally guarantee jointly and severally the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) by the Buyer of the promissory note No.       in the principal amount of US$                        to be due and payable on                            to be issued by the Buyer to the order of yourself upon delivery of the Vessel pursuant to the said shipbuilding Contract, and also guarantee the due and punctual payment by the Buyer of interest on this promissory note No.       , the first payment of interest to be due and payable on [   ] and thereafter payable semi-annually, at the rate of eight per cent (8%) per annum until maturity (by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until full payment. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days.

The undersigned hereby waives the right to interpose any defense, set-off or counter-claim of any nature or description in any action or proceedings arising on, out of, under or by reason of the notes or this letter of guarantee or said shipbuilding Contract.

The Promissory Note No.      is one of a series of six (6) Promissory Notes in the aggregate principal amount of US$ [   ].

In the event that the Buyer fails to pay the said Promissory Note and/or interest thereon on the maturity date (by acceleration or otherwise) in accordance with the terms of the said promissory notes, the undersigned will pay to you the amounts due immediately upon receipt by us of written demand from you including a statement that the Buyer is in default of payment of the said promissory notes and/or interest thereon, without requesting you to take any or further procedure or step against the Buyer or with respect to the promissory notes and/or interest thereon, together with default interest on any such amounts demanded by you as aforesaid from the due date thereof until the payment in full of such amounts at the rate of ten per cent (10%) per annum payable in accordance with the terms of the said promissory notes and any and all reasonable costs and expenses including, without limitation, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this guarantee.

The undersigned hereby consents to any renewals, changes, extensions or partial payments of the promissory notes or the indebtedness for which they are given without prior notice to us, and consents that no such renewals, changes, extensions or partial payments shall discharge any party to the promissory note or us from any liability thereon or hereon in whole or in part (other than to the extent of any such partial prepayment).

The undersigned hereby agrees that this guarantee and undertaking hereunder shall be assignable to and shall inure to the benefit of the holder of the promissory note No.     as if each of them was originally named herein.

The payment by the undersigned under this guarantee shall be made in United States Dollars in immediately available funds by telegraphic transfer to the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] in favour of you or your assignee without deduction, withholding or set-off. In the event that any deduction or withholding is imposed on any payment to be made hereunder by law or by any taxing authority, the undersigned agrees to pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required after allowance for any increase in taxes or charges payable by virtue of the receipt of such additional amount.

This letter of guarantee shall come into full force and effect upon delivery of the Vessel by you to the Buyer and shall continue in force and effect until the full payment of the promissory note No.    and interest thereon whichever occurs last.

The obligation of the undersigned hereunder is joint and several with any other guarantee or security and absolute and unconditional irrespective of any legal limitation, disability, incapacity or other circumstance relating to the Buyer or any other person, or any amendment or supplement to the said shipbuilding Contract, the promissory notes or any other document, instrument or agreement contemplated therein or of the genuineness, legality, validity, regularity or enforceability of the said shipbuilding Contract, the Promissory Notes or any other documents, instruments or agreements contemplated therein.

This shall be a continuing guarantee and shall cover and secure any ultimate balance owing under the promissory note No.    , but you shall not be obliged to exhaust your recourse against the Buyer or the securities which you may hold before being entitled to payment from the undersigned of the obligation hereby guaranteed.

The undersigned hereby represents and warrants that (A) the undersigned is a company duly organised and validly existing and in full compliance with the laws of [   ] and has full legal right, power and authority to execute this letter of guarantee and to perform its obligations hereunder, (B) it has taken all appropriate and necessary corporate action to authorize the issuance of this letter of guarantee and the performance by it of its obligations hereunder, (C) the execution, delivery and performance of this letter of guarantee and the covenants herein contained will not violate or contravene any provisions of any applicable treaty, law or regulation or any judgment order or decree of any court, or governmental agency, or violate or result in breach of its constitutional documents, (D) this letter of guarantee constitutes the legal, valid and binding obligations of the undersigned enforceable in accordance with its terms subject to overriding principles, if any, of insolvency law, and (E) it has obtained all necessary consents, licenses, approvals, and authorisations, and registrations or declarations, with any governmental authority required in connection with the validity and enforceability of its guarantee and the same are in full force and effect.

This letter of guarantee and any non-contractual obligations arising in connection with this letter of guarantee shall be governed by and construed in accordance with the laws of England. The undersigned hereby irrevocably consents that any legal action or proceeding against the undersigned, or any of its property, with respect to this letter of guarantee may be brought in the High Court in London, England, and by execution and delivery of this letter of guarantee the undersigned hereby accepts in regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally the exclusive jurisdiction of the aforesaid court.

Notwithstanding anything to the contrary contained in this letter of guarantee or any of the documents executed as security therefore, the agreement, obligations and liabilities of the undersigned herein contained are joint and several and shall be construed accordingly. The undersigned agrees and consents to be bound by this letter of guarantee notwithstanding that this letter of guarantee may be invalid or unenforceable against the undersigned, whether or not the deficiency is known to yourself. You shall be at liberty to release the undersigned from this letter of guarantee and to compound with or otherwise vary or agree to vary the liability or to grant time and indulgence to make other arrangements with the undersigned without prejudicing or affecting the rights and remedies of yourself against the other undersigned.

Without prejudice to any other mode of service allowed under any relevant law, the undersigned irrevocably appoints [   ] whose registered office is at [   ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this letter of guarantee; and

agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned.

The undersigned represents and warrants that this letter of guarantee is a commercial act and that the undersigned is not entitled to claim immunity from legal proceedings with respect to itself or any of its properties or assets on the grounds of sovereignty or otherwise under any law. To the extent that the undersigned or any of its properties or assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the undersigned for itself and its properties and other assets hereby irrevocably waives such right to immunity in respect of its obligations under this letter of guarantee.

After this letter of guarantee shall have expired as aforesaid, you will return the same to the undersigned without any request from the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this letter of guarantee to be executed and delivered by its duly authorised representative on the day and year above written.

Yours very truly,

for and on behalf of

DANAOS CORPORATION.
By
Name:
Title :

for and on behalf of

AGREEMENT This Agreement is made on this 27th day of September 2010 by and between: (1) MEGACARRIER (N0.1) CORP. (the “Buyer”); and (2) HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. (the “Builder”), (hereinafter the parties referred to individually as the “Party” and collectively as the “Parties”), to amend and supplement the Contract as defined hereinafter. WHEREAS: A. The Buyer and the Builder entered into a shipbuilding contract on 28 September, 2007 as amended and supplemented from time to time (the “Contract”) for the construction and sale of one (1) 12,600 TEU class container carrier, having the Builder’s Hull No S456 (the “Vessel”). B. The Buyer desires to postpone part of the final instalment of the Contract Price (as that term is defined in the Contract) until after delivery of the Vessel. C. The Buyer is willing to execute and deliver to the Builder the Mortgage, Assignment and the Time Charter Assignment (each as hereinafter defined) in respect of the Vessel as security for the payment of the postponed part of the final instalment referred to in Recital (B) above. D. Danaos Corporation (the “Guarantor”) is willing to execute and deliver to the Builder the Letter of Guarantee (as hereinafter defined) guaranteeing the payment of the postponed part of the final instalment referred to in Recital (B) above. E. The Builder is willing to agree to such deferral of part of the final instalment upon the terms and conditions herein below. NOW, THEREFORE, for good and valuable consideration the Parties hereby agree to enter into this AGREEMENT on the following terms and conditions. 1 DEFINITIONS “Assignment” has the meaning given in Clause 3.4. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Athens and Seoul. “Delivery Instalment” has the meaning given in Clause 2.1. “Delivery Instalment Due Date” has the meaning given in Clause 2.2. “Due Date” means the Delivery Instalment Due Date and any Post Delivery Instalment Due Date and in the plural means both of them. “Event of Default” has the meaning given in Clause 8. “First Loan” means the Loan made or to be made available to, amongst others, the Buyer by the First Mortgagee in respect of (inter alia) the Vessel.

“First Mortgagee” means the agent that the lenders, Deutsche Schiffsbank Aktiengesellschaft, Credit Suisse AG, Emporiki Bank of Greece S.A., and Deutsche Bank AG Filiale Deutschlandgeschaft, will appoint. “First Security” means (i) the first preferred Liberian mortgage over the Vessel in favour of the First Mortgagee and (ii) the first priority assignment of the earnings, insurance and requisition compensation relating to the Vessel in favour of the First Mortgagee. “Intercreditor Deed” means the intercreditor deed between the First Mortgagee and the Builder under which the Post Delivery Instalment shall rank behind the claims of the First Mortgagee under the First Loan entered into or to be entered into between (inter alia) the First Mortgagee and the Buyer providing (inter alia) for the First Security. “Letter of Guarantee” has the meaning given in Clause 3.2. “Mortgage” has the meaning given in Clause 3.3. “Post Delivery Instalment” has the meaning given in Clause 2.1. “Post Delivery Instalment Due Date” has the meaning given in Clause 2.3. “Promissory Note” has the meaning given in Clause 3.1. “Second Security” means the Mortgage, the Assignment and the Time Charter Assignment. “Tax” means any tax (other than tax on the overall income of the Builder, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Transaction Document except for those imposed in Korea upon the payment of the Post Delivery Instalment. “Time Charterer” means Hyundai Merchant Marine Co., Ltd of Korea. “Time Charter” means the time charter dated 18 October 2007 as amended by addendum no. 1 and addendum no. 2 between the Buyer and the Time Charterer. “Time Charter Assignment” has the meaning given in clause 3.5. “Total Loss” means: (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel; (b) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; (c) capture, seizure, arrest, detention, or confiscation of the Vessel by any person, governmental authority or government or by persons acting or purporting to act on behalf of any government or any other person which deprives the Buyer of the use of the Vessel for 90 days or more after that occurrence; and (d) requisition for hire of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Buyer of the use of the Vessel for a period of 90 days or more. “Transaction Documents” means the Contract, this Agreement, the Second Security, the Promissory Notes, the Letter of Guarantee, the Time Charter Assignment and the Intercreditor Deed.

2 POSTPONEMENT OF PAYMENT OF INSTALMENTS

2.1 The final instalment of the Contract Price under the Contract will be payable by the Buyer as the delivery instalment (the "**Delivery Instalment**") and the post delivery instalment (the "**Post Delivery Instalment**").

2.2 The Delivery Instalment in the sum of U.S. Dollars Fifty Eight Million Four Hundred and Twenty Seven Thousand Two Hundred and Eighty (US$ 58,427,280) plus any increase or minus any decrease due to modifications and/or adjustment, if any, to the Contract Price under Articles III and V of the Contract arising prior to delivery of the Vessel shall be paid by the Buyer on the delivery of the Vessel which is scheduled on February 10, 2012 or such later date as is permissible pursuant to the Contract (the "**Delivery Instalment Due Date**").

2.3 The Post Delivery Instalment amounting to U.S. Dollars Twenty Five Million Thirty Thousand Seven Hundred and Twenty (**US$25,030,720**) shall be paid over a period of four (4) years from the actual delivery of the Vessel in seven (7) equal instalments the first due date being 10 February 2013 and the remaining six instalments payable semi-annually thereafter as listed in Table 1. (each a "**Post Delivery Instalment Due Date**"). Interest shall accrue at the rate of eight per cent (8%) per annum on all of the outstanding balance of the Post Delivery Instalment which shall be paid by the Buyer semi-annually the first due date being 10 August 2012 and at six month intervals thereafter as listed in Table 1. The rate of interest shall be increased to ten per cent (10%) per annum in the event of default.

<Repayment schedule for the Post Delivery Instalment based on the the delivery of the Vessel on February 10, 2012.>

Table 1

Instalment	**Post Delivery Instalment Due Date**	**Principal(A)**	**Interest (B)**	**Total (A+B)**
	10-Aug-12	**-**	**$1,012,353**	**$1,012,353**
1st	**10-Feb-13**	**$3,575,817**	**$1,023,478**	**$4,599,295**
2nd	**10-Aug-13**	**$3,575,817**	**$862,963**	**$4,438,780**
3rd	**10-Feb-14**	**$3,575,817**	**$731,055**	**$4,306,872**
4th	**10-Aug-14**	**$3,575,817**	**$575,309**	**$4,151,126**
5th	**10-Feb-15**	**$3,575,817**	**$438,633**	**$4,014,450**
6th	**10-Aug-15**	**$3,575,817**	**$287,654**	**$3,863,471**
7th	**10-Feb-16**	**$3,575,818**	**$146,211**	**$3,722,029**
TOTAL		$25,030,720	$5,077,656	$30,108,376

The figures in above Table 1 shall be adjusted in accordance with Clause 2.3 if the actual delivery of the Vessel is other than February 10, 2012.

EC

1.10.0198.00 14917334 v3

2.4 It is understood and agreed by the Builder and the Buyer that no payments to be made by the Buyer pursuant to this Clause 2 shall be delayed or withheld by the Buyer due to any dispute or disagreement of whatsoever nature arising between the Builder and the Buyer. If a Due Date would otherwise fall on a day which is not a Business Day, that Due Date will instead be on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 2.5 The Buyer shall make all payments without any Tax Deduction, unless a Tax Deduction is required by law. 2.6 If a Tax Deduction is required by law to be made by the Buyer, the amount of the payment due from the Buyer shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 2.7 The Buyer may at any time, if it gives the Builder not less than 15 days’ prior notice, prepay the whole or part of the Post Delivery Instalment, but if in part then the Buyer shall state which of the Promissory Notes is to be prepaid and such Promissory Note shall be prepaid in full and not in part. Any prepayment shall be made together with accrued interest. 2.8 Article X. 8 of the Contract shall be amended and shall hereafter be read so that at the end of the first paragraph the following wording is inserted:- “In the event that the BUYER pays to the BUILDER any amount in excess of the pre-delivery instalments, the BUILDER will procure that Wood Bank of Korea will amend its letter of guarantee (or arrange for the issue of a replacement) so as to include such excess amount. 3 SECURITIES TO BE FURNISHED BY THE BUYER As a condition precedent to the effectiveness of this Agreement the Buyer shall furnish the Builder with securities as follows upon the delivery of the Vessel. 3.1 Promissory Notes The Buyer shall execute and deliver to the Builder seven (7) promissory notes (each individually a “Promissory Note” and collectively the “Promissory Notes”) as follows: (a) Each Promissory Note shall relate to an instalment under the Post Delivery Instalment and shall be for a payment of an amount of principal (A) and interest (B) as listed in Table 1 next to the corresponding instalment to which that Promissory Note relates. (b) Each Promissory Note shall be in the form annexed hereto as Exhibit “A”. 3.2 Letter of Guarantee The Buyer shall furnish the Builder with an unconditional letter of guarantee, being in the form annexed hereto as Exhibit “B” and in respect of each Promissory Note issued by the Buyer (each individually a “Letter of Guarantee” and collectively the “Letters of Guarantee”) each such Letter of Guarantee to be duly executed and delivered by the Guarantor guaranteeing the payment by the Buyer of the principal sums and interest specified in the relevant Promissory Note.

3.3 Second Preferred Mortgage on the Vessel The Buyer shall execute and deliver to the Builder a second preferred Liberian mortgage over the Vessel in the maximum principal amount of US$32,539,936 in form and substance satisfactory to the Builder (the “Mortgage”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 3.4 Second Priority Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the earnings, insurances and requisition compensation of the Vessel in form and substance satisfactory to the Builder (the “Assignment”) as security for (1) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 3.5 Time Charter Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the Time Charter of the Vessel in form and substance satisfactory to the Builder (the “Time Charter Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 4 OTHER CONDITIONS PRECEDENT The Buyer shall, on or prior to delivery of the Vessel, provide the following to the Builder: 4.1 satisfactory evidence that the earnings, insurance and requisition compensation of the Vessel are free from encumbrances other than the First Security. 4.2 satisfactory evidence that the Vessel is insured and classed as provided by the terms of the Mortgage and that the Mortgage is duly registered on the Liberian Ship Register; 4.3 certified true copies of the constitutional documents of the Buyer and the Guarantor together with certified true copies of board resolutions of the Buyer and certified extract of the standing resolutions of the Guarantor and a power of attorney authorising the execution of this Agreement, the Second Security, the Promissory Notes and the Letters of Guarantee and to which the Buyer and the Guarantor is, or will be a party; 4.4 certified true copies of all licenses, consents or approvals which may be required by the Buyer or the Guarantor in connection with the execution and validity and enforceability of any of the documents to which they are a party; 4.5 originals or certified true copies from the Buyer’s and the Guarantor’s agents for receipt of service and proceedings accepting their appointment under each of the documents in which they are to be appointed as agents; 4.6 the Intercreditor Deed duly signed; 4.7 satisfactory legal opinions addressed to the Builder on matters of Liberian and Marshall Islands law relating to the due execution of all documents by the Buyer and the Guarantor and the validity of this Agreement, the Promissory Notes, the Letter of Guarantee and all of the Second Security executed in favour of the Builder. 5 DEFAULT INTEREST If the Builder does not receive on the due date any sum due from the Buyer under this Agreement (or any other agreement entered into by the Buyer in connection with this Agreement), the Buyer shall on demand pay interest on such sum from and including the due date to the date of actual payment (as well as before judgment) at the rate per annum of ten per cent (10%). 6 CALCULATION OF INTEREST All payments of interest hereunder shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year. 7 GENERAL UNDERTAKINGS The Buyer further undertakes that, throughout the period from the date hereof until the full amount of the Delivery Instalment and Post Delivery Instalment together with accrued interest thereon has been paid to the Builder: 7.1 it will ensure that at all times the claims of the Builder against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application; 7.2 it will ensure that at all times the insured value of the Vessel in the hull and machinery policies shall in no event be less than one hundred and twenty five per cent (125%) of, the contract price under the Contract; the Buyer will (i) upon the Builder’s written request provide the Builder with copies of the said insurance policies; and (ii) notify the Builder promptly and in writing of any changes to the insured value of the Vessel whether made pursuant to this undertaking or otherwise; 7.3 it shall procure that the interest of the Builder shall be endorsed on the relevant hull and machinery policy by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with proforma copies thereof and a letter of undertaking in such form as is customary; 7.4 it shall procure that the interest of the Builder shall be endorsed on the Certificate of Entry or policy of the protection and indemnity and/or war risks association by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with a copy of the certificate of entry or policy and a letter of undertaking in such form as is customary by the P&I association; 7.5 it shall ensure that the earnings, insurances and requisition compensation of the Vessel are free from encumbrances other than the First Security and Second Security; 7.6 it shall not create or permit to subsist any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect over any of its assets other than the First Security and Second Security and liens arising a in the ordinary course of business or by operation of law.

8 EVENTS OF DEFAULT Each of the following events shall constitute an event of default (each an “Event of Default”) (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority): 8.1 The Buyer fails to pay any amount (whether in respect of principal, interest or otherwise) due and payable by the Buyer to the Builder under this Agreement or any of the Promissory Notes on the due date and such failure is not remedied within 15 days; or 8.2 the Buyer or the Guarantor defaults in the due performance and discharge of any of its other duties or liabilities under this Agreement or the Transaction Documents to which it is a party unless such failure, in the Builder’s opinion, is capable of remedy and is remedied within 30 days of such failure; or 8.3 any order shall be made by any competent court or other competent authority or a resolution shall be passed by the Buyer or the Guarantor, for the appointment of a liquidator of, or otherwise for the winding-up or dissolution of the Buyer or the Guarantor, except for the purpose of amalgamation or re-organisation (not involving or arising out of insolvency) the terms of which shall have received the prior written approval of the Builder; or 8.4 an administrator, receiver, administrative receiver, manager, trustee or similar official is appointed (and such appointment is not cancelled or withdrawn within 30 days) for all or a part of the assets and undertaking of the Buyer having a value of at least $500,000 or the Guarantor having a value of at least $5,000,000; or 8.5 it becomes unlawful for the Buyer or the Guarantor to perform and discharge any of its duties and liabilities contained in this Agreement and/or the Transaction Documents to which it is a party or for the Builder to exercise any of its rights and powers under this Agreement and/or the Transaction Documents; or 8.6 anything is done or omitted to be done by the Buyer or the Guarantor which materially prejudices the security under the second security and has not been cured within 30 days of the builder giving notice thereof to the Buyer; or 8.7 the First Loan is declared due and payable prior to its stated maturity by reason of an event of default (howsoever defined), or 8.8 an event of default occurs under the Shipbuilding Contract as amended in respect of Hull No. S457. 9 POWERS ON DEFAULT 9.1 Upon the occurrence of an Event of Default, the Builder may, by notice to the Buyer, declare that the Post Delivery Instalment together with accrued interest is either immediately due and payable or payable on demand, whereupon the Post Delivery Instalment together with accrued interest shall become immediately due and payable or (as the case may be) payable on demand being made by the Builder. 9.2 in addition the Builder may take any other action, exercise any other right or pursue any other remedy conferred upon the Builder by this Agreement and/or the Transaction Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default.

9.3 Save for the amendments contained herein, all other terms and conditions of the Contract shall remain valid and in full force. 9.4 The Builder’s rights under this Clause are subject to the provisions of the lntercreditor Deed. 10 TOTAL LOSS Following the occurrence of a Total Loss with respect to the Vessel, the Post Delivery Instalment together with accrued interest on the Post Delivery Instalment shall become due and payable on the earlier of (i) 120 days after such Total Loss has occurred or is deemed to have occurred, and (ii) the day on which insurance proceeds or other compensation monies in respect of the Total Loss have been received by the party entitled thereto. 11 [NOT USED] 12 COSTS AND EXPENSES The Buyer shall promptly on demand pay the Builder the amount of all costs and expenses (including legal fees) reasonably incurred by the Builder in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement; and any other documents executed after the date of this Agreement. 13 CONFIDENTIALITY This Agreement shall be kept strictly private and confidential and shall not be disclosed to any other third party. Notwithstanding the foregoing, disclosure is permitted (i) to the Buyer’s and Guarantor’s financiers and potential financiers, (ii) to the Buyer’s and Guarantor’s shareholders and affiliates, (iii) to Buyer’s and Guarantor’s legal and financial advisers and (iv) as may be required by law (including by virtue of rules and regulations of any securities exchange authorities). 14 ENTIRE AGREEMENT This Agreement shall constitute an integral part of the Contract and shall constitute the only and entire agreement between the Parties with respect to the subject matter hereof and unless otherwise expressly agreed between the Parties, all other agreements, oral or written, made and entered into between the Parties prior to the execution of this Agreement shall be null and void. 15 ENFORCEMENT AND JURISDICTION This Agreement and any non-contractual obligations arising in connection with this Agreement is governed by and construed in accordance with English law. 15.1 The High Court in London England has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). 15.2 The Parties agree that the High Court in London England is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary. 15.3 Clause 15.2 is for the benefit of the Builder only. As a result, the Builder shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.

15.4 To the extent allowed by law, the Builder may take concurrent proceedings in any number of jurisdictions. 15.5 Without prejudice to any other mode of service allowed under any relevant law, the Buyer: 15.5.1 irrevocably appoints Danaos Management Consultants whose registered office is at 4 Staples Inn, Holborn, London WC1V 7QU as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement or any Transaction Document; and 15.5.2 agree that failure by a process agent to notify any Buyer of the process will not invalidate the proceedings concerned. IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the day and year first above written. SIGNATURES For and on behalf of MEGACARRIER (NO. 1) CORP . By : Name : [ILLEGIBLE] Title : Attorney-in-fact In witness : M. Papanicolaou MICHALIS PAPANICOLAOU ATTORNEY AT LAW DANAOS SHIPPING CO., LTD. 14, AKTI KONDYLI 118 52 PIRAEUS For and on behalf of HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. By : Name : E.C. HAN Title : ATTORNEY -IN- FACT

EXHIBIT A PROMISSORY NOTE NO. US$ Date: 20 For value received, Megacarrier (No. 1) Corp. a corporation duly organized and existing under the laws of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia hereby unconditionally promises to pay on to Hyundai Samho Heavy Industries Co., Ltd. or its nominee or its assignees, or any other holder hereof from time to time or its order the principal sum of US$ only, and to pay interest on the said principal sum from and including [•] at the rate of eight per cent (8%) per annum, the first payment of interest to be due and payable on [•] and thereafter payable semi-annually on the [•] and on the [•] of each and every year, until maturity (whether by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until the principal sum and the interest thereon are fully paid. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. Both principal and interest shall be payable in United States Dollars in immediately available funds at the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with JP Morgan Chase Bank, New York, U.S.A.] without any deduction or withholding for or on account of any present or future taxes or other charges. If the maker of this note is required to make any such deduction or withholding from any payment hereunder, the maker shall pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required. This note is one of a series of seven (7) promissory notes in the aggregate principal amount of US$ [ ] of like form and tenor except their respective numbers, principal amounts and dates of maturity (together the “Series Notes”). Each of said notes is secured by a letter of guarantee issued by DANAOS CORPORATION a corporation duly organized and existing under the laws of [ ] having its registered office at [ ]. In the event of a default in the payment of the principal when the same shall become due and payable, then interest at the rate of ten per cent (10%) per annum on the principal and any accrued interest from the due date to the date of payment shall be due and payable together with the principal and accrued interest. In the event default shall be made in the payment of the principal or interest on this note, or in the payment of the principal of or interest on any of the other Series Notes, as and when the same shall become due and payable and such default shall continue for a period of fifteen (15) days, the holder of this note may at its option declare the principal of and accrued interest on this note to be forthwith due and payable, whereupon the same shall be forthwith due and payable, and the holder hereof shall have the other remedies herein or by law provided. The maker of this note may, if it gives the holder not less than fifteen (15) days’ prior notice, prepay the whole of this note by payment of the principal hereof together with accrued interest hereon to and including the date of prepayment, provided, however that there shall be no default in payment of principal or interest on this note or on any of the other Series Notes as of the date of such prepayment:

This note may be transferred or assigned by the holder of this note to any bank with the prior notice to the maker. The maker unconditionally agrees to promptly pay to and reimburse the holder hereof on demand any and all reasonable costs and expenses including, without limitation to, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this note. The holder of this note shall be under no obligation to make presentment, protest, demand or notice of any kind whatsoever for the payment of this note. The maker and the endorsers of this note hereby waive the right to interpose any defense, set-off or counterclaim of any nature or description in any action or proceeding arising on, out of, under or by reason of this note. The maker hereby authorizes and empowers the holder of this note to acknowledge on the maker’s behalf by endorsement the receipt of the payment or prepayment of the principal sum or interest thereon. Upon full payment of all sums payable on this note and the other Series Notes, the holder of this note shall immediately return this note to the maker with such endorsement to the effect that this note has been fully paid. This note and any non-contractual obligations arising in connection with this note shall be governed by and construed in accordance with the laws of England. The maker and the endorsers hereby consent to any legal action or proceeding in relation to this note being brought in the High Court in London, England and hereby irrevocably waives any immunity from suit, attachment, (before or after judgment) or execution on a judgment to which they or their property may be entitled. The maker and the endorsers hereby irrevocably submit to the exclusive jurisdiction of the courts of England. Without prejudice to any other mode of service allowed under any relevant law, the undersigned: irrevocably appoints [ ] whose registered office is at [ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this note; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this note, and to constitute this note the valid obligation of the maker in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulation. IN WITNESS WHEREOF, the undersigned has caused this note be signed in its corporate name by its representative thereunto duly authorized on the day and year first above written.

For and on behalf of MEGACARRIER (NO. 1) CORP. BY Name : Title :

EXHIBIT B Date: 20 Hyundai Samho Heavy Industries Co., Ltd. 1700, Yongdang-Ri, Samho-Eup, Youngam-Gun, Chollanam-Do, KOREA LETTER OF GUARANTEE NO. Gentlemen : In consideration of your completing and delivering one (1) 12,600 TEU Class Container Carrier, your Hull No. 456 (hereinafter called the ‘Vessel”), to MEGACARR1ER (NO. 1) CORP. (hereinafter called the “Buyer”), on deferred payment basis, under a certain shipbuilding Contract dated 28 September 2007, as amended, entered into by and between you and the Buyer, the undersigned, as primary obligor and not as surety merely, does hereby irrevocably, absolutely and unconditionally guarantee jointly and severally the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) by the Buyer of the promissory note No. in the principal amount of US$ to be due and payable on to be issued by the Buyer to the order of yourself upon delivery of the Vessel pursuant to the said shipbuilding Contract, and also guarantee the due and punctual payment by the Buyer of interest on this promissory note No. the first payment of interest to be due and payable on [ ] and thereafter payable semi-annually, at the rate of eight per cent (8%) per annum until maturity (by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until full payment. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. The undersigned hereby waives the right to interpose any defense, set-off or counter-claim of any nature or description in any action or proceedings arising on, out of, under or by reason of the notes or this letter of guarantee or said shipbuilding Contract. The Promissory Note No. is one of a series of (7) Promissory Notes in the aggregate principal amount of US$ [ ] In the event that the Buyer fails to pay the said Promissory Note and/or interest thereon on the maturity date (by acceleration or otherwise) in accordance with the terms of the said promissory notes, the undersigned will pay to you the amounts due immediately upon receipt by us of written demand from you including a statement that the Buyer is in default of payment of the said promissory notes and/or interest thereon, without requesting you to take any or further procedure or step against the Buyer or with respect to the promissory notes and/or interest thereon, together with default interest on any such amounts demanded by you as aforesaid from the due date thereof until the payment in full of such amounts at the rate of ten per cent (10%) per annum payable in accordance with the terms of the said promissory notes and any and all reasonable costs and expenses including, without limitation, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this guarantee. The undersigned hereby consents to any renewals, changes, extensions or partial payments of the promissory notes or the indebtedness for which they are given without prior notice to us, and consents that no such renewals, changes, extensions or partial payments shall discharge any party to the promissory note or us from any liability thereon or hereon in whole or in part (other than to the extent of any such partial prepayment).

The undersigned hereby agrees that this guarantee and undertaking hereunder shall be assignable to and shall inure to the benefit of the holder of the promissory note No. as if each of them was originally named herein. The payment by the undersigned under this guarantee shall be made in United States Dollars in immediately available funds by telegraphic transfer to the account of the [Korea Exchange Bank, Seoul, Korea.] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] in favour of you or your assignee without deduction, withholding or set-off. In the event that any deduction or withholding is imposed on any payment to be made hereunder by law or by any taxing authority, the undersigned agrees to pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required after allowance for any increase in taxes or charges payable by virtue of the receipt of such additional amount. This letter of guarantee shall come into full force and effect upon delivery of the Vessel by you to the Buyer and shall continue in force and effect until the full payment of the promissory note No. and interest thereon whichever occurs last. The obligation of the undersigned hereunder is joint and several with any other guarantee or security and absolute and unconditional irrespective of any legal limitation, disability, incapacity or other circumstance relating to the Buyer or any other person, or any amendment or supplement to the said shipbuilding Contract, the promissory notes or any other document, instrument or agreement contemplated therein or of the genuineness, legality, validity, regularity or enforceability of the said shipbuilding Contract, the Promissory Notes or any other documents, instruments or agreements contemplated therein. This shall be a continuing guarantee and shall cover and secure any ultimate balance owing under the promissory note No. but you shall not be obliged to exhaust your recourse against the Buyer or the securities which you may hold before being entitled to payment from the undersigned of the obligation hereby guaranteed. The undersigned hereby represents and warrants that (A) the undersigned is a company duly organised and validly existing and in full compliance with the laws of the [ ] and has full legal right, power and authority to execute this letter of guarantee and to perform its obligations hereunder, (B) it has taken all appropriate and necessary corporate action to authorize the issuance of this letter of guarantee and the performance by it of its obligations hereunder, (C) the execution, delivery and performance of this letter of guarantee and the covenants herein contained will not violate or contravene any provisions of any applicable treaty, law or regulation or any judgment order or decree of any court, or governmental agency, or violate or result in breach of its constitutional documents, (D) this letter of guarantee constitutes the legal, valid and binding obligations of the undersigned enforceable in accordance with its terms subject to overriding principles, if any, of insolvency law, and (E) it has obtained all necessary consents, licenses, approvals, and authorisations, and registrations or declarations, with any governmental authority required in connection with the validity and enforceability of its guarantee and the same are in full force and effect. This letter of guarantee and any non-contractual obligations arising in connection with this letter of guarantee shall be governed by and construed in accordance with the laws of England. The undersigned hereby irrevocably consents that any legal action or proceeding against the undersigned, or any of its property, with respect to this letter of guarantee may be brought in the High Court in London, England, and by execution and delivery of this letter of guarantee the undersigned hereby accepts in regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally the exclusive jurisdiction of the aforesaid court.

Notwithstanding anything to the contrary contained in this letter of guarantee or any of the documents executed as security therefore, the agreement, obligations and liabilities of the undersigned herein contained are joint and several and shall be construed accordingly. The undersigned agrees and consents to be bound by this letter of guarantee notwithstanding that this letter of guarantee may be invalid or unenforceable against the undersigned, whether or not the deficiency is known to yourself. You shall be at liberty to release the undersigned from this letter of guarantee and to compound with or otherwise vary or agree to vary the liability or to grant time and indulgence to make other arrangements with the undersigned without prejudicing or affecting the rights and remedies of yourself against the other undersigned. Without prejudice to any other mode of service allowed under any relevant law, the undersigned irrevocably appoints [ ] whose registered office is at [ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this letter of guarantee; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The undersigned represents and warrants that this letter of guarantee is a commercial act and that the undersigned is not entitled to claim immunity from legal proceedings with respect to itself or any of its properties or assets on the grounds of sovereignty or otherwise under any law. To the extent that the undersigned or any of its properties or assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the undersigned for itself and its properties and other assets hereby irrevocably waives such right to immunity in respect of its obligations under this letter of guarantee. After this letter of guarantee shall have expired as aforesaid, you will return the same to the undersigned without any request from the undersigned. IN WITNESS WHEREOF, the undersigned has caused this letter of guarantee to be executed and delivered by its duly authorised representative on the day and year above written. Yours very truly, for and on behalf of DANAOS CORPORATION. By Name: Title : for and on behalf of

AGREEMENT This Agreement is made on this 27th day of September 2010 by and between: (1) MEGACARRIER (NO.2) CORP. (the “Buyer”); and (2) HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. (the “Builder”), (hereinafter the parties referred to individually as the “Party” and collectively as the “Parties”), to amend and supplement the Contract as defined hereinafter. WHEREAS: A. The Buyer and the Builder entered into a shipbuilding contract on 28 September, 2007 as amended and supplemented from time to time (the “Contract”) for the construction and sale of one (1) 12,600 TEU class container carrier, having the Builder’s Hull No S457 (the “Vessel”). B. The Buyer desires to postpone part of the final instalment of the Contract Price (as that term is defined in the Contract) until after delivery of the Vessel. C. The Buyer is willing to execute and deliver to the Builder the Mortgage, Assignment and the Time Charter Assignment (each as hereinafter defined) in respect of the Vessel as security for the payment of the postponed part of the final instalment referred to in Recital (B) above. D. Danaos Corporation (the “Guarantor”) is willing to execute and deliver to the Builder the Letter of Guarantee (as hereinafter defined) guaranteeing the payment of the postponed part of the final instalment referred to in Recital (B) above. E. The Builder is willing to agree to such deferral of part of the final instalment upon the terms and conditions herein below. NOW, THEREFORE, for good and valuable consideration the Parties hereby agree to enter into this AGREEMENT on the following terms and conditions. DEFINITIONS “Assignment” has the meaning given in Clause 3.4. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York Athens and Seoul. “Delivery Instalment” has the meaning given in Clause 2.1. “Delivery Instalment Due Date” has the meaning given in Clause 2.2. “Due Date” means the Delivery Instalment Due Date and any Post Delivery Instalment Due Date and in the plural means both of them. “Event of Default” has the meaning given in Clause 8. “First Loan” means the Loan made or to be made available to, amongst others, the Buyer by the First Mortgagee in respect of (inter alia) the Vessel.

“First Mortgagee” means the agent that the lenders, Deutsche Schiffsbank Aktiengesellschaft, Credit Suisse AG, Emporiki Bank of Greece S.A., and Deutsche Bank AG Filiale Deutschlandgeschaft, will appoint. “First Security” means (i) the first preferred Liberian mortgage over the Vessel in favour of the First Mortgagee and (ii) the first priority assignment of the earnings, insurance and requisition compensation relating to the Vessel in favour of the First Mortgagee. “Intercreditor Deed” means the intercreditor deed between the First Mortgagee and the Builder under which the Post Delivery Instalment shall rank behind the claims of the First Mortgagee under the First Loan entered into or to be entered into between (inter alia) the First Mortgagee and the Buyer providing (inter alia) for the First Security. “Letter of Guarantee” has the meaning given in Clause 3.2. “Mortgage” has the meaning given in Clause 3.3. “Post Delivery Instalment” has the meaning given in Clause 2.1. “Post Delivery Instalment Due Date” has the meaning given in Clause 2.3. “Promissory Note” has the meaning given in Clause 3.1. “Second Security” means the Mortgage, the Assignment and the Time Charter Assignment. “Tax” means any tax (other than tax on the overall income of the Builder, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Transaction Document except for those imposed in Korea upon the payment of the Post Delivery Instalment. “Time Charterer” means Hyundai Merchant Marine Co., Ltd of Korea. “Time Charter” means the time charter dated 18 October 2007 as amended by addendum no. 1 and addendum no. 2 between the Buyer and the Time Charterer. “Time Charter Assignment” has the meaning given in Clause 3.5. “Total Loss” means: (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel; (b) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; (c) capture, seizure, arrest, detention, or confiscation of the Vessel by any person, governmental authority or government or by persons acting or purporting to act on behalf of any government or any other person which deprives the Buyer of the use of the Vessel for 90 days or more after that occurrence; and (d) requisition for hire of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Buyer of the use of the Vessel for a period of 90 days or more. “Transaction Documents” means the Contract, this Agreement, the Second Security, the Promissory Notes, the Letter of Guarantee, the Time Charter Assignment and the Intercreditor Deed.

2 POSTPONEMENT OF PAYMENT OF INSTALMENTS

2.1 The final instalment of the Contract Price under the Contract will be payable by the Buyer as the delivery instalment (the "**Delivery Instalment**") and the post delivery instalment (the "**Post Delivery Instalment**").

2.2 The Delivery Instalment in the sum of U.S. Dollars Fifty Eight Million Five Hundred and Two Thousand and Thirty Five US$58,502,035) plus any increase or minus any decrease due to modifications and/or adjustment, if any, to the Contract Price under Articles III and V of the Contract arising prior to delivery of the Vessel shall be paid by the Buyer on the delivery of the Vessel which is scheduled on February 16, 2012 or such later date as is permissible pursuant to the Contract (the "**Delivery Instalment Due Date**").

2.3 The Post Delivery Instalment amounting to U.S. Dollars Twenty Four Million Nine Hundred and Fifty Five Thousand Nine Hundred and Sixty Five (**US$24,955,965**) shall be paid over a period of four (4) years from the actual delivery of the Vessel in seven (7) equal instalments the first due date being 16 February 2013 and the remaining six instalments payable semi-annually thereafter as listed in Table 1. (each a "**Post Delivery Instalment Due Date**"). Interest shall accrue at the rate of eight per cent (8%) per annum on all of the outstanding balance of the Post Delivery Instalment which shall be paid by the Buyer semi-annually the first due date being 16 August 2012 and at six month intervals thereafter as listed in Table 1. The rate of interest shall be increased to ten per cent (10%) per annum in the event of default.

<Repayment schedule for the Post Delivery Instalment based on the the delivery of the Vessel on February 16, 2012.>

Table 1

PAYMENT	DUE DATE	PRINCIPAL(A)	INTEREST(B)	TOTAL(A+B)
1st	16-Aug-12	-	$1,009,330	$1,009,330
	16-Feb-13	$3,565,137	$1,020,421	$4,585,558
2nd	16-Aug-13	$3,565,137	$860,386	$4,425,523
3rd	16-Feb-14	$3,565,137	$728,872	$4,294,009
4th	16-Aug-14	$3,565,137	$573,591	$4,138,728
5th	16-Feb-15	$3,565,137	$437,323	$4,002,460
6th	16-Aug-15	$3,565,137	$286,795	$3,851,932
7th	16-Feb-16	$3,565,143	$145,774	$3,710,917
TOTAL		$24,955,965	**$5,062,492**	**$30,018,457**

The figures in above Table 1 shall be adjusted in accordance with Clause 2.3 if the actual delivery of the Vessel is other than February 16, 2012.

2.4 It is understood and agreed by the Builder and the Buyer that no payments to be made by the Buyer pursuant to this Clause 2 shall be delayed or withheld by the Buyer due to any dispute or disagreement of whatsoever nature arising between the Builder and the Buyer. If a Due Date would otherwise fall on a day which is not a Business Day, that Due Date will instead be on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

2.5 The Buyer shall make all payments without any Tax Deduction, unless a Tax Deduction is required by law. 2.6 If a Tax Deduction is required by law to be made by the Buyer, the amount of the payment due from the Buyer shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 2.7 The Buyer may at any time, if it gives the Builder not less than 15 days’ prior notice, prepay the whole or part of the Post Delivery Instalment, but if in part then the Buyer shall state which of the Promissory Notes is to be prepaid and such Promissory Note shall be prepaid in full and not in part. Any prepayment shall be made together with accrued interest. 2.8 Article X. 8 of the Contract shall be amended and shall hereafter be read so that at the end of the first paragraph the following wording is inserted:- “In the event that the BUYER pays to the BUILDER any amount in excess of the pre-delivery instalments, the BUILDER will procure that Woori Bank of Korea will amend its letter of guarantee (or arrange for the issue of a replacement) so as to include such excess amount. 3 SECURITIES TO BE FURNISHED BY THE BUYER As a condition precedent to the effectiveness of this Agreement the Buyer shall furnish the Builder with securities as follows upon the delivery of the Vessel. 3.1 Promissory Notes The Buyer shall execute and deliver to the Builder seven (7) promissory notes (each individually a “Promissory Note” and collectively the “Promissory Notes”) as follows: (a) Each Promissory Note shall relate to an instalment under the Post Delivery Instalment and shall be for a payment of an amount of principal (A) and interest (B) as listed in Table 1 next to the corresponding instalment to which that Promissory Note relates. (b) Each Promissory Note shall be in the form annexed hereto as Exhibit “A”. 3.2 Letter of Guarantee The Buyer shall furnish the Builder with an unconditional letter of guarantee, being in the form annexed hereto as Exhibit “B” and in respect of each Promissory Note issued by the Buyer (each individually a “Letter of Guarantee” and collectively the “Letters of Guarantee”) each such Letter of Guarantee to be duly executed and delivered by the Guarantor guaranteeing the payment by the Buyer of the principal sums and interest specified in the relevant Promissory Note. 3.3 Second Preferred Mortgage on the Vessel The Buyer shall execute and deliver to the Builder a second preferred Liberian mortgage over the Vessel in the maximum principal amount of US$32,442,755 in form and substance satisfactory to the Builder (the “Mortgage”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement.

3.4 Second Priority Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the earnings, insurances and requisition compensation of the Vessel in form and substance satisfactory to the Builder (the “Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 3.5 Time Charter Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the Time Charter of the Vessel in form and substance satisfactory to the Builder (the “Time Charter Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 4 OTHER CONDITIONS PRECEDENT The Buyer shall, on or prior to delivery of the Vessel, provide the following to the Builder: 4.1 satisfactory evidence that the earnings, insurance and requisition compensation of the Vessel are free from encumbrances other than the First Security. 4.2 satisfactory evidence that the Vessel is insured and classed as provided by the terms of the Mortgage and that the Mortgage is duly registered on the Liberian Ship Register; 4.3 certified true copies of the constitutional documents of the Buyer and the Guarantor together with certified true copies of board resolutions of the Buyer and certified extract of the standing resolutions of the Guarantor and a power of attorney authorising the execution of this Agreement, the Second Security, the Promissory Notes and the Letters of Guarantee and to which the Buyer and the Guarantor is, or will be a party; 4.4 certified true copies of all licenses, consents or approvals which may be required by the Buyer or the Guarantor in connection with the execution and validity and enforceability of any of the documents to which they are a party; 4.5 originals or certified true copies from the Buyer’s and the Guarantor’s agents for receipt of service and proceedings accepting their appointment under each of the documents in which they are to be appointed as agents; 4.6 the Intercreditor Deed duly signed; 4.7 satisfactory legal opinions addressed to the Builder on matters of Liberian and Marshall Islands law relating to the due execution of all documents by the Buyer and the Guarantor and the validity of this Agreement, the Promissory Notes, the Letter of Guarantee and all of the Second Security executed in favour of the Builder. 5 DEFAULT INTEREST If the Builder does not receive on the due date any sum due from the Buyer under this Agreement (or any other agreement entered into by the Buyer in connection with this Agreement), the Buyer shall on demand pay interest on such sum from and including the due date to the date of actual payment (as well as before judgment) at the rate per annum of ten per cent (10%). 6 CALCULATION OF INTEREST All payments of interest hereunder shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year. 7 GENERAL UNDERTAKINGS The Buyer further undertakes that, throughout the period from the date hereof until the full amount of the Delivery Instalment and Post Delivery Instalment together with accrued interest thereon has been paid to the Builder: 7.1 it will ensure that at all times the claims of the Builder against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application; 7.2 it will ensure that at all times the insured value of the Vessel in the hull and machinery policies shall in no event be less than one hundred and twenty five per cent (125%) of, the contract price under the Contract; the Buyer will (i) upon the Builder’s written request provide the Builder with copies of the said insurance policies; and (ii) notify the Builder promptly and in writing of any changes to the insured value of the Vessel whether made pursuant to this undertaking or otherwise; 7.3 it shall procure that the interest of the Builder shall be endorsed on the relevant hull and machinery policy by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with proforma copies thereof and a letter of undertaking in such form as is customary; 7.4 it shall procure that the interest of the Builder shall be endorsed on the Certificate of Entry or policy of the protection and indemnity and/or war risks association by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with a copy of the certificate of entry or policy and a letter of undertaking in such form as is customary by the P&I association; 7.5 it shall ensure that the earnings, insurances and requisition compensation of the Vessel are free from encumbrances other than the First Security and Second Security; 7.6 it shall not create or permit to subsist any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect over any of its assets other than the First Security and Second Security and liens arising in the ordinary course of business or by operation of law. 8 EVENTS OF DEFAULT Each of the following events shall constitute an event of default (each an “Event of Default”) (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority):

8,1 The Buyer fails to pay any amount (whether in respect of principal, interest or otherwise) due and payable by the Buyer to the Builder under this Agreement or any of the Promissory Notes on the due date and such failure is not remedied within 15 days; or 8.2 the Buyer or the Guarantor defaults in the due performance and discharge of any of its other duties or liabilities under this Agreement or the Transaction Documents to which it is a party unless such failure, in the Builder’s opinion, is capable of remedy and is remedied within 30 days of such failure; or 8.3 any order shall be made by any competent court or other competent authority or a resolution shall be passed by the Buyer or the Guarantor, for the appointment of a liquidator of, or otherwise for the winding-up or dissolution of the Buyer or the Guarantor, except for the purpose of amalgamation or re-organisation (not involving or arising out of insolvency) the terms of which shall have received the prior written approval of the Builder; or 8.4 an administrator, receiver, administrative receiver, manager, trustee or similar official is appointed (and such appointment is not cancelled or withdrawn within 30 days) for all or a part of the assets and undertaking of the Buyer having a value of at least $500,000 or the Guarantor having a value of at least $5,000,000; or 8.5 it becomes unlawful for the Buyer or the Guarantor to perform and discharge any of its duties and liabilities contained in this Agreement and/or the Transaction Documents to which it is a party or for the Builder to exercise any of its rights and powers under this Agreement and/or the Transaction Documents; or 8.6 anything is done or omitted to be done by the Buyer or the Guarantor which materially prejudices the security under the second security and has not been cured within 30 days of the builder giving notice thereof to the Buyer; or 8.7 the First Loan is declared due and payable prior to its stated maturity by reason of an event of default (howsoever defined), or 8.8 an event of default occurs under the Shipbuilding Contract as amended in respect of Hull No. 5456. 9 POWERS ON DEFAULT 9.1 Upon the occurrence of an Event of Default, the Builder may, by notice to the Buyer, declare that the Post Delivery Instalment together with accrued interest is either immediately due and payable or payable on demand, whereupon the Post Delivery Instalment together with accrued interest shall become immediately due and payable or (as the case may be) payable on demand being made by the Builder. 9.2 In addition the Builder may take any other action, exercise any other right or pursue any other remedy conferred upon the Builder by this Agreement and/or the Transaction Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default. 9.3 Save for the amendments contained herein, all other terms and conditions of the Contract shall remain valid and in full force. 9.4 The Builder’s rights under this Clause are subject to the provisions of the Intercreditor Deed.

10 TOTAL LOSS Following the occurrence of a Total Loss with respect to the Vessel, the Post Delivery Instalment together with accrued interest on the Post Delivery Instalment shall become due and payable on the earlier of (i) 120 days after such Total Loss has occurred or is deemed to have occurred, and (ii) the day on which insurance proceeds or other compensation monies in respect of the Total Loss have been received by the party entitled thereto. 11 [NOT USED] 12 COSTS AND EXPENSES The Buyer shall promptly on demand pay the Builder the amount of all costs and expenses (including legal fees) reasonably incurred by the Builder in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement; and any other documents executed after the date of this Agreement. 13 CONFIDENTIALITY This Agreement shall be kept strictly private and confidential and shall not be disclosed to any other third party. Notwithstanding the foregoing, disclosure is permitted (i) to the Buyer’s and Guarantor’s financiers and potential financiers, (ii) to the Buyer’s and Guarantor’s shareholders and affiliates, (iii) to Buyer’s and Guarantor’s legal and financial advisers and (iv) as may be required by law (including by virtue of rules and regulations of any securities exchange authorities). 14 ENTIRE AGREEMENT This Agreement shall constitute an integral part of the Contract and shall constitute the only and entire agreement between the Parties with respect to the subject matter hereof and unless otherwise expressly agreed between the Parties, all other agreements, oral or written, made and entered into between the Parties prior to the execution of this Agreement shall be null and void. 15 ENFORCEMENT AND JURISDICTION This Agreement and any non-contractual obligations arising in connection with this Agreement is governed by and construed in accordance with English law. 15.1 The High Court in London England has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). 15.2 The Parties agree that the High Court in London England is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary. 15.3 Clause 15.2 is for the benefit of the Builder only. As a result, the Builder shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. 15.4 To the extent allowed by law, the Builder may take concurrent proceedings in any number of jurisdictions. 15.5 Without prejudice to any other mode of service allowed under any relevant law, the Buyer:

15.5.1 irrevocably appoints Danaos Management Consultants whose registered office is at 4 Staples Inn, Holborn, London WCIV 7QU as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement or any Transaction Document; and 15.5.2 agree that failure by a process agent to notify any Buyer of the process will not invalidate the proceedings concerned. IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the day and year first above written. SIGNATURES For and on behalf of MEGACARRIER (NO. 2) CORP . By: Illegible Name: Illegible Tittle: Attorney-in-fact For and on behalf of HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. By: Illegible Name :Illegible Title: Attorney-in-fact

EXHIBIT A PROMISSORY NOTE NO.US$ Date: 20 For value received, Megacarrier (No. 2) Corp. a corporation duly organized and existing under the laws of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia hereby unconditionally promises to pay on to Hyundai Samho Heavy Industries Co., Ltd. or its nominee or its assignees, or any other holder hereof from time to time or its order the principal sum of US$ only, and to pay interest on the said principal sum from and including [•] at the rate of eight per cent (8%) per annum, the first payment of interest to be due and payable on [•] and thereafter payable semi-annually on the [•] and on the [•] of each and every year, until maturity (whether by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until the principal sum and the interest thereon are fully paid. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. Both principal and interest shall be payable in United States Dollars in immediately available funds at the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] without any deduction or withholding for or on account of any present or future taxes or other charges. If the maker of this note is required to make any such deduction or withholding from any payment hereunder, the maker shall pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required. This note is one of a series of seven (7) promissory notes in the aggregate principal amount of US$[ ] of like form and tenor except their respective numbers, principal amounts and dates of maturity (together the “Series Notes”). Each of said notes is secured by a letter of guarantee issued by DANAOS CORPORATION a corporation duly organized and existing under the laws of [ ] having its registered office at [ ]. In the event of a default in the payment of the principal when the same shall become due and payable, then interest at the rate of ten per cent (10%) per annum on the principal and any accrued interest from the due date to the date of payment shall be due and payable together with the principal and accrued interest. In the event default shall be made in the payment of the principal or interest on this note, or in the payment of the principal of or interest on any of the other Series Notes, as and when the same shall become due and payable and such default shall continue for a period of fifteen (15) days, the holder of this note may at its option declare the principal of and accrued interest on this note to be forthwith due and payable, whereupon the same shall be forthwith due and payable, and the holder hereof shall have the other remedies herein or by law provided. The maker of this note may, if it gives the holder not less than fifteen (15) days’ prior notice, prepay the whole of this note by payment of the principal hereof together with accrued interest hereon to and including the date of prepayment, provided, however that there shall be no default in payment of principal or interest on this note or on any of the other Series Notes as of the date of such prepayment:

This note may be transferred or assigned by the holder of this note to any bank with the prior notice to the maker. The maker unconditionally agrees to promptly pay to and reimburse the holder hereof on demand any and all reasonable costs and expenses including, without limitation to, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this note. The holder of this note shall be under no obligation to make presentment, protest, demand or notice of any kind whatsoever for the payment of this note. The maker and the endorsers of this note hereby waive the right to interpose any defense, set-off or counterclaim of any nature or description in any action or proceeding arising on, out of, under or by reason of this note. The maker hereby authorizes and empowers the holder of this note to acknowledge on the maker’s behalf by endorsement the receipt of the payment or prepayment of the principal sum or interest thereon. Upon full payment of all sums payable on this note and the other Series Notes, the holder of this note shall immediately return this note to the maker with such endorsement to the effect that this note has been fully paid. This note and any non-contractual obligations arising in connection with this note shall be governed by and construed in accordance with the laws of England. The maker and the endorsers hereby consent to any legal action or proceeding in relation to this note being brought in the High Court in London, England and hereby irrevocably waives any immunity from suit, attachment, (before or after judgment) or execution on a judgment to which they or their property may be entitled. The maker and the endorsers hereby irrevocably submit to the exclusive jurisdiction of the courts of England. Without prejudice to any other mode of service allowed under any relevant law, the undersigned: irrevocably [  ] whose registered office is at [  ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this note; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this note, and to constitute this note the valid obligation of the maker in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulation. IN WITNESS WHEREOF, the undersigned has caused this note be signed in its corporate name by its representative thereunto duly authorized on the day and year first above written.

For and on behalf of [MEGACARRIER (NO. 2) CORP.] By Name: Title:

EXHIBIT B Date: 20 Hyundai Samho Heavy Industries Co., Ltd. 1700, Yongdang-Ri, Samho-Eup, Youngam-Gun, Chollanam-Do, KOREA LETTER OF GUARANTEE NO. Gentlemen : In consideration of your completing and delivering one (1) 12,600 TEU Class Container Carrier, your Hull No. 457 (hereinafter called the “Vessel”), to MEGACARRIER (NO. 2) CORP. (hereinafter called the “Buyer”), on deferred payment basis, under a certain shipbuilding Contract dated 28 September 2007, as amended, entered into by and between you and the Buyer, the undersigned, as primary obligor and not as surety merely, does hereby irrevocably, absolutely and unconditionally guarantee jointly and severally the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) by the Buyer of the promissory note No. in the principal amount of US$ to be due and payable on to be issued by the Buyer to the order of yourself upon delivery of the Vessel pursuant to the said shipbuilding Contract, and also guarantee the due and punctual payment by the Buyer of interest on this promissory note No. , the first payment of interest to be due and payable on [ ] and thereafter payable semi-annually, at the rate of eight per cent (8%) per annum until maturity (by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until full payment. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. The undersigned hereby waives the right to interpose any defense, set-off or counter-claim of any nature or description in any action or proceedings arising on, out of, under or by reason of the notes or this letter of guarantee or said shipbuilding Contract. The Promissory Note No. is one of a series of (7) Promissory Notes in the aggregate principal amount ofUS$[ ] In the event that the Buyer fails to pay the said Promissory Note and/or interest thereon on the maturity date (by acceleration or otherwise) in accordance with the terms of the said promissory notes, the undersigned will pay to you the amounts due immediately upon receipt by us of written demand from you including a statement that the Buyer is in default of payment of the said promissory notes and/or interest thereon, without requesting you to take any or further procedure or step against the Buyer or with respect to the promissory notes and/or interest thereon, together with default interest on any such amounts demanded by you as aforesaid from the due date thereof until the payment in full of such amounts at the rate of ten per cent (10%) per annum payable in accordance with the terms of the said promissory notes and any and all reasonable costs and expenses including, without limitation, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this guarantee. The undersigned hereby consents to any renewals, changes, extensions or partial payments of the promissory notes or the indebtedness for which they are given without prior notice to us, and consents that no such renewals, changes, extensions or partial payments shall discharge any party to the promissory note or us from any liability thereon or hereon in whole or in part (other than to the extent of any such partial prepayment).

The undersigned hereby agrees that this guarantee and undertaking hereunder shall be assignable to and shall inure to the benefit of the holder of the promissory note No. as if each of them was originally named herein. The payment by the undersigned under this guarantee shall be made in United States Dollars in immediately available funds by telegraphic transfer to the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] in favour of you or your assignee without deduction, withholding or set-off. In the event that any deduction or withholding is imposed on any payment to be made hereunder by law or by any taxing authority, the undersigned agrees to pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required after allowance for any increase in taxes or charges payable by virtue of the receipt of such additional amount. This letter of guarantee shall come into full force and effect upon delivery of the Vessel by you to the Buyer and shall continue in force and effect until the full payment of the promissory note No. and interest thereon whichever occurs last. The obligation of the undersigned hereunder is joint and several with any other guarantee or security and absolute and unconditional irrespective of any legal limitation, disability, incapacity or other circumstance relating to the Buyer or any other person, or any amendment or supplement to the said shipbuilding Contract, the promissory notes or any other document, instrument or agreement contemplated therein or of the genuineness, legality, validity, regularity or enforceability of the said shipbuilding Contract, the Promissory Notes or any other documents, instruments or agreements contemplated therein. This shall be a continuing guarantee and shall cover and secure any ultimate balance owing under the promissory note No. , but you shall not be obliged to exhaust your recourse against the Buyer or the securities which you may hold before being entitled to payment from the undersigned of the obligation hereby guaranteed. The undersigned hereby represents and warrants that (A) the undersigned is a company duly organised and validly existing and in full compliance with the laws of the [ ] and has full legal right, power and authority to execute this letter of guarantee and to perform its obligations hereunder, (B) it has taken all appropriate and necessary corporate action to authorize the issuance of this letter of guarantee and the performance by it of its obligations hereunder, (C) the execution, delivery and performance of this letter of guarantee and the covenants herein contained will not violate or contravene any provisions of any applicable treaty, law or regulation or any judgment order or decree of any court, or governmental agency, or violate or result in breach of its constitutional documents, (D) this letter of guarantee constitutes the legal, valid and binding obligations of the undersigned enforceable in accordance with its terms subject to overriding principles, if any, of insolvency law, and (E) it has obtained all necessary consents, licenses, approvals, and authorisations, and registrations or declarations, with any governmental authority required in connection with the validity and enforceability of its guarantee and the same are in full force and effect. This letter of guarantee and any non-contractual obligations arising in connection with this letter of guarantee shall be governed by and construed in accordance with the laws of England. The undersigned hereby irrevocably consents that any legal action or proceeding against the undersigned, or any of its property, with respect to this letter of guarantee may be brought in the High Court in London, England, and by execution and delivery of this letter of guarantee the undersigned hereby accepts in regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally the exclusive jurisdiction of the aforesaid court.

Notwithstanding anything to the contrary contained in this letter of guarantee or any of the documents executed as security therefore, the agreement, obligations and liabilities of the undersigned herein contained are joint and several and shall be construed accordingly. The undersigned agrees and consents to be bound by this letter of guarantee notwithstanding that this letter of guarantee may be invalid or unenforceable against the undersigned, whether or not the deficiency is known to yourself. You shall be at liberty to release the undersigned from this letter of guarantee and to compound with or otherwise vary or agree to vary the liability or to grant time and indulgence to make other arrangements with the undersigned without prejudicing or affecting the rights and remedies of yourself against the other undersigned. Without prejudice to any other mode of service allowed under any relevant law, the undersigned irrevocably appoints [ ] whose registered office is at [ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this letter of guarantee; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The undersigned represents and warrants that this letter of guarantee is a commercial act and that the undersigned is not entitled to claim immunity from legal proceedings with respect to itself or any of its properties or assets on the grounds of sovereignty or otherwise under any law. To the extent that the undersigned or any of its properties or assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the undersigned for itself and its properties and other assets hereby irrevocably waives such right to immunity in respect of its obligations under this letter of guarantee. After this letter of guarantee shall have expired as aforesaid, you will return the same to the undersigned without any request from the undersigned. IN WITNESS WHEREOF, the undersigned has caused this letter of guarantee to be executed and delivered by its duly authorised representative on the day and year above written. Yours very truly, for and on behalf of DANAOS CORPORATION. By Name: Title : for and on behalf of

AGREEMENT This Agreement is made on this 27th day of September 2010 by and between: (1) MEGACARRIER (NO.3) CORP. (the “Buyer”); and (2) HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. (the “Builder”), (hereinafter the parties referred to individually as the “Party” and collectively as the “Parties”), to amend and supplement the Contract as defined hereinafter. WHEREAS: A. The Buyer and the Builder entered into a shipbuilding contract on 28 September, 2007 as amended and supplemented from time to time (the “Contract”) for the construction and sale of one (1) 12,600 TEU class container carrier, having the Builder’s Hull No S458 (the “Vessel”). B. The Buyer desires to postpone part of the final instalment of the Contract Price (as that term is defined in the Contract) until after delivery of the Vessel. C. The Buyer is willing to execute and deliver to the Builder the Mortgage, Assignment and the Time Charter Assignment (each as hereinafter defined) in respect of the Vessel as security for the payment of the postponed part of the final instalment referred to in Recital (B) above. D. Danaos Corporation (the “Guarantor”) is willing to execute and deliver to the Builder the Letter of Guarantee (as hereinafter defined) guaranteeing the payment of the postponed part of the final instalment referred to in Recital (B) above. E. The Builder is willing to agree to such deferral of part of the final instalment upon the terms and conditions herein below. NOW, THEREFORE, for good and valuable consideration the Parties hereby agree to enter into this AGREEMENT on the following terms and conditions. 1 DEFINITIONS “Assignment” has the meaning given in Clause 3.4. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York Athens and Seoul. “Delivery Instalment” has the meaning given in Clause 2.1. “Delivery Instalment Due Date” has the meaning given in Clause 2.2. “Due Date” means the Delivery Instalment Due Date and any Post Delivery Instalment Due Date and in the plural means both of them. “Event of Default” has the meaning given in Clause 8. “First Loan” means the Loan or to be made available to, amongst others, the Buyer by the First Mortgagee in respect of (inter alia) the Vessel.

 “First Mortgagee” means The Royal Bank of Scotland plc. “First Security” means (i) the first preferred Liberian mortgage over the Vessel in favour of the First Mortgagee and (ii) the first priority assignment of the earnings, insurance and requisition compensation relating to the Vessel in favour of the First Mortgagee. “Intercreditor Deed” means the intercreditor deed between the First Mortgagee and the Builder under which the Post Delivery Instalment shall rank behind the claims of the First Mortgagee under the First Loan entered into or to be entered into between (inter alia) the First Mortgagee and the Buyer providing (inter alia) for the First Security. “Letter of Guarantee” has the meaning given in Clause 3.2. “Mortgage” has the meaning given in Clause 3.3. “Post Delivery Instalment” has the meaning given in Clause 2.1. “Post Delivery Instalment Due Date” has the meaning given in Clause 2.3. “Promissory Note” has the meaning given in Clause 3.1. “Second Security” means the Mortgage, the Assignment and the Time Charter Assignment. “Tax” means any tax (other than tax on the overall income of the Builder, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Transaction Document except for those imposed in Korea upon the payment of the Post Delivery Instalment. “Time Charterer” means Hyundai Merchant Marine Co., Ltd of Korea. “Time Charter” means the time charter dated 18 October 2007 as amended by addendum no. 1 and addendum no. 2 between the Buyer and the Time Charterer. “Time Charter Assignment” has the meaning given in clause 3.5 “Total Loss” means: (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel; (b) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; (c) capture, seizure, arrest, detention, or confiscation of the Vessel by any person, governmental authority or government or by persons acting or purporting to act on behalf of any government or any other person which deprives the Buyer of the use of the Vessel for 90 days or more after that occurrence; and (d) requisition for hire of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Buyer of the use of the Vessel for a period of 90 days or more. “Transaction Documents” means the Contract, this Agreement, the Second Security, the Promissory Notes, the Letter of Guarantee, the Time Charter Assignment and the Intercreditor Deed.

2 POSTPONEMENT OF PAYMENT OF INSTALMENTS

2.1 The final instalment of the Contract Price under the Contract will be payable by the Buyer as the delivery instalment (the "**Delivery Instalment**") and the post delivery instalment (the "**Post Delivery Instalment**").

2.2 The Delivery Instalment in the sum of U.S. Dollars Fifty Eight Million Five Hundred and Two Thousand and Thirty Five (US$58,502,035) plus any increase or minus any decrease due to modifications and/or adjustment, if any, to the Contract Price under Articles III and V of the Contract arising prior to delivery of the Vessel shall be paid by the Buyer on the delivery of the Vessel which is scheduled on May 3, 2012 or such later date as is permissible pursuant to the Contract (the "**Delivery Instalment Due Date**").

2.3 The Post Delivery Instalment amounting to U.S. Dollars Twenty Four Million Nine Hundred Fifty Five Thousand Nine Hundred and Sixty Five (**US$24,955,965**) shall be paid over a period of four (4) years from the actual delivery of the Vessel in seven (7) equal instalments the first due date being 3 May 2013 and the remaining six instalments payable semi-annually thereafter as listed in Table 1. (each a "**Post Delivery Instalment Due Date**"). Interest shall accrue at the rate of eight per cent (8%) per annum on all of the outstanding balance of the Post Delivery Instalment which shall be paid by the Buyer semi-annually the first due date being 3 November 2012 and at six month intervals thereafter as listed in Table 1. The rate of interest shall be increased to ten per cent (10%) per annum in the event of default.

<Repayment schedule for the Post Delivery Instalment based on the the delivery of the Vessel on May 3, 2012.>

Table 1

PAYMENT	DUE DATE	PRINCIPAL(A)	INTEREST(B)	TOTAL(A+B)
1st	3-Nov-12	-	$1,020,421	$1,020,421
	3-May-13	$3,565,137	$1,003,784	$4,568,921
2nd	3-Nov-13	$3,565,137	$874,647	$4,439,784
3rd	3-May-14	$3,565,137	$716,988	$4,282,125
4th	3-Nov-14	$3,565,137	$583,098	$4,148,235
5th	3-May-15	$3,565,137	$430,193	$3,995,330
6th	3-Nov-15	$3,565,137	$291,549	$3,856,686
7th	3-May-16	$3,565,143	$144,190	$3,709,333
TOTAL		$24,955,965	**$5,064,870**	**$30,020,835**

The figures in above Table 1 shall be adjusted in accordance with Clause 2.3 if the actual delivery of the Vessel is other than May 3, 2012.

2.4 It is understood and agreed by the Builder and the Buyer that no payments to be made by the Buyer pursuant to this Clause 2 shall be delayed or withheld by the Buyer due to any dispute or disagreement of whatsoever nature arising between the Builder and the Buyer. If a Due Date would otherwise fall on a day which is not a Business Day, that Due Date will instead be on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

2.5 The Buyer shall make all payments without any Tax Deduction, unless a Tax Deduction is required by law.

EC

1.10.0199/00 14908594

2.6 If a Tax Deduction is required by law to be made by the Buyer, the amount of the payment due from the Buyer shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 2.7 The Buyer may at any time, if it gives the Builder not less than 15 days’ prior notice, prepay the whole or part of the Post Delivery Instalment, but if in part then the Buyer shall state which of the Promissory Notes is to be prepaid and such Promissory Note shall be prepaid in full and not in part. Any prepayment shall be made together with accrued interest. 2.8 Article X. 8 of the Contract shall be amended and shall hereafter be read so that at the end of the first paragraph the following wording is inserted:- “In the event that the BUYER pays to the BUILDER any amount in excess of the pre-delivery instalments, the BUILDER will procure that Woori Bank of Korea will amend its letter of guarantee (or arrange for the issue of a replacement) so as to include such excess amount. 3 SECURITIES TO BE FURNISHED BY THE BUYER As a condition precedent to the effectiveness of this Agreement the Buyer shall furnish the Builder with securities as follows upon the delivery of the Vessel. 3.1 Promissory Notes The Buyer shall execute and deliver to the Builder seven (7) promissory notes (each individually a “Promissory Note” and collectively the “Promissory Notes”) as follows: (a) Each Promissory Note shall relate to an instalment under the Post Delivery Instalment and shall be for a payment of an amount of principal (A) and interest (B) as listed in Table 1 next to the corresponding instalment to which that Promissory Note relates. (b) Each Promissory Note shall be in the form annexed hereto as Exhibit “A”. 3.2 Letter of Guarantee The Buyer shall furnish the Builder with an unconditional letter of guarantee, being in the form annexed hereto as Exhibit “B” and in respect of each Promissory Note issued by the Buyer (each individually a “Letter of Guarantee” and collectively the “Letters of Guarantee”) each such Letter of Guarantee to be duly executed and delivered by the Guarantor guaranteeing the payment by the Buyer of the principal sums and interest specified in the relevant Promissory Note. 3.3 Second Preferred Mortgage on the Vessel The Buyer shall execute and deliver to the Builder a second preferred Liberian mortgage over the Vessel in the maximum principal amount of US$32,442,755 in form and substance satisfactory to the Builder (the “Mortgage”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement.

3.4 Second Priority Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the earnings, insurances and requisition compensation of the Vessel in form and substance satisfactory to the Builder (the “Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 3.5 Time Charter Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the Time Charter of the Vessel in form and substance satisfactory to the Builder (the “Time Charter Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 4 OTHER CONDITIONS PRECEDENT The Buyer shall, on or prior to delivery of the Vessel, provide the following to the Builder: 4.1 satisfactory evidence that the earnings, insurance and requisition compensation of the Vessel are free from encumbrances other than the First Security. 4.2 satisfactory evidence that the Vessel is insured and classed as provided by the terms of the [Mortgage] and that the Mortgage is duly registered on the Liberian Ship Register; 4.3 certified true copies of the constitutional documents of the Buyer and the Guarantor together with certified true copies of board resolutions of the Buyer and certified extract of the standing resolutions of the Guarantor and a power of attorney authorising the execution of this Agreement, the Second Security, the Promissory Notes and the Letters of Guarantee and to which the Buyer and the Guarantor is, or will be a party; 4.4 certified true copies of all licenses, consents or approvals which may be required by the Buyer or the Guarantor in connection with the execution and validity and enforceability of any of the documents to which they are a party; 4.5 originals or certified true copies from the Buyer’s and the Guarantor’s agents for receipt of service and proceedings accepting their appointment under each of the documents in which they are to be appointed as agents; 4.6 the Intercreditor Deed duly signed; 4.7 satisfactory legal opinions addressed to the Builder on matters of Liberian and Marshall Islands law relating to the due execution of all documents by the Buyer and the Guarantor and the validity of this Agreement, the Promissory Notes, the Letter of Guarantee and all of the Second Security executed in favour of the Builder. 5 DEFAULT INTEREST If the Builder does not receive on the due date any sum due from the Buyer under this Agreement (or any other agreement entered into by the Buyer in connection with this Agreement), the Buyer shall on demand pay interest on such sum from and including the due date to the date of actual payment (as well as before judgment) at the rate per annum of ten per cent (10%).

6 CALCULATION OF INTEREST All payments of interest hereunder shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year. 7 GENERAL UNDERTAKINGS The Buyer further undertakes that, throughout the period from the date hereof until the full amount of the Delivery Instalment and Post Delivery Instalment together with accrued interest thereon has been paid to the Builder: 7.1 it will ensure that at all times the claims of the Builder against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application; 7.2 it will ensure that at all times the insured value of the Vessel in the hull and machinery policies shall in no event be less than one hundred and twenty five per cent (125%) of, the contract price under the Contract; the Buyer will (i) upon the Builder’s written request provide the Builder with copies of the said insurance policies; and (ii) notify the Builder promptly and in writing of any changes to the insured value of the Vessel whether made pursuant to this undertaking or otherwise; 7.3 it shall procure that the interest of the Builder shall be endorsed on the relevant hull and machinery policy by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with proforma copies thereof and a letter of undertaking in such form as is customary; 7.4 it shall procure that the interest of the Builder shall be endorsed on the Certificate of Entry or policy of the protection and indemnity and/or war risks association by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with a copy of the certificate of entry or policy and a letter of undertaking in such form as is customary by the P&I association; 7.5 it shall ensure that the earnings, insurances and requisition compensation of the Vessel are free from encumbrances other than the First Security and Second Security; 7.6 it shall not create or permit to subsist any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect over any of its assets other than the First Security and Second Security and liens arising in the ordinary course of business or by operation of law. 8 EVENTS OF DEFAULT Each of the following events shall constitute an event of default (each an “Event of Default”) (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority): 8.1 The Buyer fails to pay any amount (whether in respect of principal, interest or otherwise) due and payable by the Buyer to the Builder under this Agreement or any of the Promissory Notes on the due date and such failure is not remedied within 15 days; or

8.2 the Buyer or the Guarantor defaults in the due performance and discharge of any of its other duties or liabilities under this Agreement or the Transaction Documents to which it is a party unless such failure, in the Builder’s opinion, is capable of remedy and is remedied within 30 days of such failure; or 8.3 any order shall be made by any competent court or other competent authority or a resolution shall be passed by the Buyer or the Guarantor, for the appointment of a liquidator of, or otherwise for the winding-up or dissolution of the Buyer or the Guarantor, except for the purpose of amalgamation or re-organisation (not involving or arising out of insolvency) the terms of which shall have received the prior written approval of the Builder; or 8.4 an administrator, receiver, administrative receiver, manager, trustee or similar official is appointed (and such appointment is not cancelled or withdrawn within 30 days) for all or a part of the assets and undertaking of the Buyer having a value of at least $500,000 or the Guarantor having a value of at least $5,000,000; or 8.5 it becomes unlawful for the Buyer or the Guarantor to perform and discharge any of its duties and liabilities contained in this Agreement and/or the Transaction Documents to which it is a party or for the Builder to exercise any of its rights and powers under this Agreement and/or the Transaction Documents; or 8.6 anything is done or omitted to be done by the Buyer or the Guarantor which materially prejudices the security under the second security and has not been cured within 30 days of the builder giving notice thereof to the Buyer; or 8.7 the First Loan is declared due and payable prior to its stated maturity by reason of an event of default (howsoever defined), or 8.8 an event of default occurs under the Shipbuilding Contract as amended in respect of Hull No. S461. 9 POWERS ON DEFAULT 9.1 Upon the occurrence of an Event of Default, the Builder may, by notice to the Buyer, declare that the Post Delivery Instalment together with accrued interest is either immediately due and payable or payable on demand, whereupon the Post Delivery Instalment together with accrued interest shall become immediately due and payable or (as the case may be) payable on demand being made by the Builder. 9.2 In addition the Builder may take any other action, exercise any other right or pursue any other remedy conferred upon the Builder by this Agreement and/or the Transaction Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default. 9.3 Save for the amendments contained herein, all other terms and conditions of the Contract shall remain valid and in full force. 9.4 The Builder’s rights under this Clause are subject to the provisions of the Intercreditor Deed. 10 TOTAL LOSS Following the occurrence of a Total Loss with respect to the Vessel, the Post Delivery Instalment together with accrued interest on the Post Delivery Instalment shall become due and payable on the earlier of (i) 120 days after such Total Loss has occurred or is deemed to have occurred, and (ii) the day on which insurance proceeds or other compensation monies in respect of the Total Loss have been received by the party entitled thereto. 11 [NOT USED] 12 COSTS AND EXPENSES The Buyer shall promptly on demand pay the Builder the amount of all costs and expenses (including legal fees) reasonably incurred by the Builder in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement; and any other documents executed after the date of this Agreement. 13 CONFIDENTIALITY This Agreement shall be kept strictly private and confidential and shall not be disclosed to any other third party. Notwithstanding the foregoing, disclosure is permitted (i) to the Buyer’s and Guarantor’s financiers and potential financiers, (ii) to the Buyer’s and Guarantor’s shareholders and affiliates, (iii) to Buyer’s and Guarantor’s legal and financial advisers and (iv) as may be required by law (including by virtue of rules and regulations of any securities exchange authorities). 14 ENTIRE AGREEMENT This Agreement shall constitute an integral part of the Contract and shall constitute the only and entire agreement between the Parties with respect to the subject matter hereof and unless otherwise expressly agreed between the Parties, all other agreements, oral or written, made and entered into between the Parties prior to the execution of this Agreement shall be null and void. 15 ENFORCEMENT AND JURISDICTION This Agreement and any non-contractual obligations arising in connection with this Agreement is governed by and construed in accordance with English law. 15.1 The High Court in London England has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). 15.2 The Parties agree that the High Court in London England is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary. 15.3 Clause 15.2 is for the benefit of the Builder only. As a result, the Builder shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. 15.4 To the extent allowed by law, the Builder may take concurrent proceedings in any number of jurisdictions. 15.5 Without prejudice to any other mode of service allowed under any relevant law, the Buyer: 15.5.1 irrevocably appoints Danaos Management Consultants whose registered office is at 4 Staples Inn, Holborn, London WC1V 7QU as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement or any Transaction Document; and

15.5.2 agree that failure by a process agent to notify any Buyer of the process will not invalidate the proceedings concerned. IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the day and year first above written. SIGNATURES For and on behalf of MEGACARRIER (NO. 3) CORP . By:[ILLEGIBLE] Name: Zoi Lappa Title: Attorney-in-fact In Witness: M. Papanikolaou MICHALIS PAPANIKOLAOU ATTORNEY AT LAW DANAOS SHIPPING CO., LTD. 14, AKTI KANDYLI 118 52 PIRALUS For and on behalf of HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. By: Name: E.C. Han Title: Attorney-in-fact

 EXHIBIT A PROMISSORY NOTE NO. US$ Date: 20 For value received, Megacarrier (No. 3) Corp. a corporation duly organized and existing under the laws of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia hereby unconditionally promises to pay on to Hyundai Samho Heavy Industries Co., Ltd. or its nominee or its assignees, or any other holder hereof from time to time or its order the principal sum of US$ only, and to pay interest on the said principal sum from and including [•] at the rate of eight per cent (8%) per annum, the first payment of interest to be due and payable on [•] and thereafter payable semi-annually on the [•] and on the [•] of each and every year, until maturity (whether by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until the principal sum and the interest thereon are fully paid. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. Both principal and interest shall be payable in United States Dollars in immediately available funds at the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•] with [JP Morgan Chase Bank, New York, U.S.A.] without any deduction or withholding for or on account of any present or future taxes or other charges. If the maker of this note is required to make any such deduction or withholding from any payment hereunder, the maker shall pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required. This note is one of a series of seven (7) promissory notes in the aggregate principal amount of US$[ ] of like form and tenor except their respective numbers, principal amounts and dates of maturity (together the “Series Notes”). Each of said notes is secured by a letter of guarantee issued by DANAOS CORPORATION a corporation duly organized and existing under the laws of [ ] having its registered office at [ ]. In the event of a default in the payment of the principal when the same shall become due and payable, then interest at the rate of ten per cent (10%) per annum on the principal and any accrued interest from the due date to the date of payment shall be due and payable together with the principal and accrued interest. In the event default shall be made in the payment of the principal or interest on this note, or in the payment of the principal of or interest on any of the other Series Notes, as and when the same shall become due and payable and such default shall continue for a period of fifteen (15) days, the holder of this note may at its option declare the principal of and accrued interest on this note to be forthwith due and payable, whereupon the same shall be forthwith due and payable, and the holder hereof shall have the other remedies herein or by law provided. The maker of this note may, if it gives the holder not less than fifteen (15) days’ prior notice, prepay the whole of this note by payment of the principal hereof together with accrued interest hereon to and including the date of prepayment, provided, however that there shall be no default in payment of principal or interest on this note or on any of the other Series Notes as of the date of such prepayment.

This note may be transferred or assigned by the holder of this note to any bank with the prior notice to the maker. The maker unconditionally agrees to promptly pay to and reimburse the holder hereof on demand any and all reasonable costs and expenses including, without limitation to, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this note. The holder of this note shall be under no obligation to make presentment, protest, demand or notice of any kind whatsoever for the payment of this note. The maker and the endorsers of this note hereby waive the right to interpose any defense, set-off or counterclaim of any nature or description in any action or proceeding arising on, out of, under or by reason of this note. The maker hereby authorizes and empowers the holder of this note to acknowledge on the maker’s behalf by endorsement the receipt of the payment or prepayment of the principal sum or interest thereon. Upon full payment of all sums payable on this note and the other Series Notes, the holder of this note shall immediately return this note to the maker with such endorsement to the effect that this note has been fully paid. This note and any non-contractual obligations arising in connection with this note shall be governed by and construed in accordance with the laws of England. The maker and the endorsers hereby consent to any legal action or proceeding in relation to this note being brought in the High Court in London, England and hereby irrevocably waives any immunity from suit, attachment, (before or after judgment) or execution on a judgment to which they or their property may be entitled. The maker and the endorsers hereby irrevocably submit to the exclusive jurisdiction of the courts of England. Without prejudice to any other mode of service allowed under any relevant law, the undersigned: irrevocably appoints [ ] whose registered office is at [ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this note; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this note, and to constitute this note the valid obligation of the maker in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulation. IN WITNESS WHEREOF, the undersigned has caused this note be signed in its corporate name by its representative thereunto duly authorized on the day and year first above written.

For and on behalf of [MEGACARRIER (NO. 3) CORP.] By Name: Title:

 EXHIBIT B Date: 20 Hyundai Samho Heavy Industries Co., Ltd. 1700, Yongdang-Ri, Samho-Eup, Youngam-Gun, Chollanam-Do, KOREA LETTER OF GUARANTEE NO. Gentlemen : In consideration of your completing and delivering one (1) 12,600 TEU Class Container Carrier, your Hull No. 458 (hereinafter called the “Vessel”), to MEGACARRIER (NO. 3) CORP. (hereinafter called the “Buyer”), on deferred payment basis, under a certain shipbuilding Contract dated 28 September 2007, as amended, entered into by and between you and the Buyer, the undersigned, as primary obligor and not as surety merely, does hereby irrevocably, absolutely and unconditionally guarantee jointly and severally the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) by the Buyer of the promissory note No. in the principal amount of US$ to be due and payable on to be issued by the Buyer to the order of yourself upon delivery of the Vessel pursuant to the said shipbuilding Contract, and also guarantee the due and punctual payment by the Buyer of interest on this promissory note No. , the first payment of interest to be due and payable on [ ] and thereafter payable semi-annually, at the rate of eight per cent (8%) per annum until maturity (by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until full payment. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. The undersigned hereby waives the right to interpose any defense, set-off or counter-claim of any nature or description in any action or proceedings arising on, out of, under or by reason of the notes or this letter of guarantee or said shipbuilding Contract. The Promissory Note No. is one of a series of (7) Promissory Notes in the aggregate principal amount of US$ [ ]. In the event that the Buyer fails to pay the said Promissory Note and/or interest thereon on the maturity date (by acceleration or otherwise) in accordance with the terms of the said promissory notes, the undersigned will pay to you the amounts due immediately upon receipt by us of written demand from you including a statement that the Buyer is in default of payment of the said promissory notes and/or interest thereon, without requesting you to take any or further procedure or step against the Buyer or with respect to the promissory notes and/or interest thereon, together with default interest on any such amounts demanded by you as aforesaid from the due date thereof until the payment in full of such amounts at the rate of ten per cent (10%) per annum payable in accordance with the terms of the said promissory notes and any and all reasonable costs and expenses including, without limitation, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this guarantee. The undersigned hereby consents to any renewals, changes, extensions or partial payments of the promissory notes or the indebtedness for which they are given without prior notice to us, and consents that no such renewals, changes, extensions or partial payments shall discharge any party to the promissory note or us from any liability thereon or hereon in whole or in part (other than to the extent of any such partial prepayment).

The undersigned hereby agrees that this guarantee and undertaking hereunder shall be assignable to and shall inure to the benefit of the holder of the promissory note No. as if each of them was originally named herein. The payment by the undersigned under this guarantee shall be made in United States Dollars in immediately available funds by telegraphic transfer to the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•] with [JP Morgan Chase Bank, New York, U.S.A.] in favour of you or your assignee without deduction, withholding or set-off. In the event that any deduction or withholding is imposed on any payment to be made hereunder by law or by any taxing authority, the undersigned agrees to pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required after allowance for any increase in taxes or charges payable by virtue of the receipt of such additional amount. This letter of guarantee shall come into full force and effect upon delivery of the Vessel by you to the Buyer and shall continue in force and effect until the full payment of the promissory note No. and interest thereon whichever occurs last. The obligation of the undersigned hereunder is joint and several with any other guarantee or security and absolute and unconditional irrespective of any legal limitation, disability, incapacity or other circumstance relating to the Buyer or any other person, or any amendment or supplement to the said shipbuilding Contract, the promissory notes or any other document, instrument or agreement contemplated therein or of the genuineness, legality, validity, regularity or enforceability of the said shipbuilding Contract, the Promissory Notes or any other documents, instruments or agreements contemplated therein. This shall be a continuing guarantee and shall cover and secure any ultimate balance owing under the promissory note No. , but you shall not be obliged to exhaust your recourse against the Buyer or the securities which you may hold before being entitled to payment from the undersigned of the obligation hereby guaranteed. The undersigned hereby represents and warrants that (A) the undersigned is a company duly organised and validly existing and in full compliance with the laws of the [ ] and has full legal right, power and authority to execute this letter of guarantee and to perform its obligations hereunder, (B) it has taken all appropriate and necessary corporate action to authorize the issuance of this letter of guarantee and the performance by it of its obligations hereunder, (C) the execution, delivery and performance of this letter of guarantee and the covenants herein contained will not violate or contravene any provisions of any applicable treaty, law or regulation or any judgment order or decree of any court, or governmental agency, or violate or result in breach of its constitutional documents, (D) this letter of guarantee constitutes the legal, valid and binding obligations of the undersigned enforceable in accordance with its terms subject to overriding principles, if any, of insolvency law, and (E) it has obtained all necessary consents, licenses, approvals, and authorisations, and registrations or declarations, with any governmental authority required in connection with the validity and enforceability of its guarantee and the same are in full force and effect. This letter of guarantee and any non-contractual obligations arising in connection with this letter of guarantee shall be governed by and construed in accordance with the laws of England. The undersigned hereby irrevocably consents that any legal action or proceeding against the undersigned, or any of its property, with respect to this letter of guarantee may be brought in the High Court in London, England, and by execution and delivery of this letter of guarantee the undersigned hereby accepts in regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally the exclusive jurisdiction of the aforesaid court.

 Notwithstanding anything to the contrary contained in this letter of guarantee or any of the documents executed as security therefore, the agreement, obligations and liabilities of the undersigned herein contained are joint and several and shall be construed accordingly. The undersigned agrees and consents to be bound by this letter of guarantee notwithstanding that this letter of guarantee may be invalid or unenforceable against the undersigned, whether or not the deficiency is known to yourself. You shall be at liberty to release the undersigned from this letter of guarantee and to compound with or otherwise vary or agree to vary the liability or to grant time and indulgence to make other arrangements with the undersigned without prejudicing or affecting the rights and remedies of yourself against the other undersigned. Without prejudice to any other mode of service allowed under any relevant law, the undersigned irrevocably appoints [ ] whose registered office is at [ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this letter of guarantee; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The undersigned represents and warrants that this letter of guarantee is a commercial act and that the undersigned is not entitled to claim immunity from legal proceedings with respect to itself or any of its properties or assets on the grounds of sovereignty or otherwise under any law. To the extent that the undersigned or any of its properties or assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the undersigned for itself and its properties and other assets hereby irrevocably waives such right to immunity in respect of its obligations under this letter of guarantee. After this letter of guarantee shall have expired as aforesaid, you will return the same to the undersigned without any request from the undersigned. IN WITNESS WHEREOF, the undersigned has caused this letter of guarantee to be executed and delivered by its duly authorised representative on the day and year above written. Yours very truly, for and on behalf of DANAOS CORPORATION. By Name: Title : for and on behalf of

AGREEMENT This Agreement is made on this 27th day of September 2010 by and between: (1) MEGACARRIER (NO.4) CORP. (the “Buyer”); and (2) HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. (the “Builder”), (hereinafter the parties referred to individually as the “Party” and collectively as the “Parties”), to amend and supplement the Contract as defined hereinafter. WHEREAS: A. The Buyer and the Builder entered into a shipbuilding contract on 28 September, 2007 as amended and supplemented from time to time (the “Contract”) for the construction and sale of one (1) 12,600 TEU class container carrier, having the Builder’s Hull No S459 (the “Vessel”). B. The Buyer desires to postpone part of the final instalment of the Contract Price (as that term is defined in the Contract) until after delivery of the Vessel. C. The Buyer is willing to execute and deliver to the Builder the Mortgage, Assignment and the Time Charter Assignment (each as hereinafter defined) in respect of the Vessel as security for the payment of the postponed part of the final instalment referred to in Recital (B) above. D. Danaos Corporation (the “Guarantor”) is willing to execute and deliver to the Builder the Letter of Guarantee (as hereinafter defined) guaranteeing the payment of the postponed part of the final instalment referred to in Recital (B) above. E. The Builder is willing to agree to such deferral of part of the final instalment upon the terms and conditions herein below. NOW, THEREFORE, for good and valuable consideration the Parties hereby agree to enter into this AGREEMENT on the following terms and conditions. 1 DEFINITIONS “Assignment” has the meaning given in Clause 3.4. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York Athens and Seoul. “Delivery Instalment” has the meaning given in Clause 2.1. “Delivery Instalment Due Date” has the meaning given in Clause 2.2. “Due Date” means the Delivery Instalment Due Date and any Post Delivery Instalment Due Date and in the plural means both of them. “Event of Default” has the meaning given in Clause 8. “First Loan” means the Loan made or to be made available to, amongst others, the Buyer by the First Mortgagee in respect of (inter alia) the Vessel.

“First Mortgagee” means the agent that the lenders, HSH Nordbank AG, Piraeus Bank A.E., and Aegean Baltic Bank S.A., will appoint. “First Security” means (i) the first preferred Liberian mortgage over the Vessel in favour of the First Mortgagee and (ii) the first priority assignment of the earnings, insurance and requisition compensation relating to the Vessel in favour of the First Mortgagee. “Intercreditor Deed” means the intercreditor deed between the First Mortgagee and the Builder under which the Post Delivery Instalment shall rank behind the claims of the First Mortgagee under the First Loan entered into or to be entered into between (inter alia) the First Mortgagee and the Buyer providing (inter alia) for the First Security. “Letter of Guarantee” has the meaning given in Clause 3.2. “Mortgage” has the meaning given in Clause 3.3. “Post Delivery Instalment” has the meaning given in Clause 2.1. “Post Delivery Instalment Due Date” has the meaning given in Clause 2.3. “Promissory Note” has the meaning given in Clause 3.1. “Second Security” means the Mortgage, the Assignment and the Time Charter Assignment. “Tax” means any tax (other than tax on the overall income of the Builder, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Transaction Document except for those imposed in Korea upon the payment of the Post Delivery Instalment. “Time Charterer” means Hyundai Merchant Marine Co., Ltd of Korea. “Time Charter” means the time charter dated 18 October 2007 as amended by addendum no. 1 and addendum no. 2 between the Buyer and the Time Charterer. “Time Charter Assignment” has the meaning given in clause 3.5 “Total Loss” means: (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel; (b) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; (c) capture, seizure, arrest, detention, or confiscation of the Vessel by any person, governmental authority or government or by persons acting or purporting to act on behalf of any government or any other person which deprives the Buyer of the use of the Vessel for 90 days or more after that occurrence; and (d) requisition for hire of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Buyer of the use of the Vessel for a period of 90 days or more. “Transaction Documents” means the Contract, this Agreement, the Second Security, the Promissory Notes, the Letter of Guarantee, the Time Charter Assignment and the Intercreditor Deed.

2 POSTPONEMENT OF PAYMENT OF INSTALMENTS

2.1 The final instalment of the Contract Price under the Contract will be payable by the Buyer as the delivery instalment (the "**Delivery Instalment**") and the post delivery instalment (the "**Post Delivery Instalment**").

2.2 The Delivery Instalment in the sum of U.S. Dollars Fifty Eight Million Five Hundred and Two Thousand and Thirty Five (US$58,502,035) plus any increase or minus any decrease due to modifications and/or adjustment, if any, to the Contract Price under Articles III and V of the Contract arising prior to delivery of the Vessel shall be paid by the Buyer on the delivery of the Vessel which is scheduled on June 7, 2012 or such later date as is permissible pursuant to the Contract (the "**Delivery Instalment Due Date**").

2.3 The Post Delivery Instalment amounting to U.S. Dollars Twenty Four Million Nine Hundred Fifty Five Thousand Nine Hundred and Sixty Five (**US$24,955,965**) shall be paid over a period of four (4) years from the actual delivery of the Vessel in seven (7) equal instalments the first due date being 7 June 2013 and the remaining six instalments payable semi-annually thereafter as listed in Table 1. (each a "**Post Delivery Instalment Due Date**"). Interest shall accrue at the rate of eight per cent (8%) per annum on all of the outstanding balance of the Post Delivery Instalment which shall be paid by the Buyer semi-annually the first due date being 7 December 2012 and at six month intervals thereafter as listed in Table 1. The rate of interest shall be increased to ten per cent (10%) per annum in the event of default.

<Repayment schedule for the Post Delivery Instalment based on the delivery of the Vessel on June 7, 2012.>

Table 1

PAYMENT	DUE DATE	PRINCIPAL(A)	INTEREST(B)	TOTAL(A+B)
1st	7-Dec-12	-	$1,014,875	$1,014,875
	7-Jun-13	$3,565,137	$1,009,330	$4,574,467
2nd	7-Dec-13	$3,565,137	$869,893	$4,435,030
3rd	7-Jun-14	$3,565,137	$720,950	$4,286,087
4th	7-Dec-14	$3,565,137	$579,929	$4,145,066
5th	7-Jun-15	$3,565,137	$432,570	$3,997,707
6th	7-Dec-15	$3,565,137	$289,964	$3,855,101
7th	7-Jun-16	$3,565,143	$144,982	$3,710,125
TOTAL		$24,955,965	**$5,062,493**	**$30,018,458**

The figures in above Table 1 shall be adjusted in accordance with Clause 2.3 if the actual delivery of the Vessel is other than 7 June, 2012.

2.4 It is understood and agreed by the Builder and the Buyer that no payments to be made by the Buyer pursuant to this Clause 2 shall be delayed or withheld by the Buyer due to any dispute or disagreement of whatsoever nature arising between the Builder and the Buyer. If a Due Date would otherwise fall on a day which is not a Business Day, that Due Date will instead be on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

2.5 The Buyer shall make all payments without any Tax Deduction, unless a Tax Deduction is required by law.

1.10.0198.00/14908658

2.6 If a Tax Deduction is required by law to be made by the Buyer, the amount of the payment due from the Buyer shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 2.7 The Buyer may at any time, if it gives the Builder not less than 15 days’ prior notice, prepay the whole or part of the Post Delivery Instalment, but if in part then the Buyer shall state which of the Promissory Notes is to be prepaid and such Promissory Note shall be prepaid in full and not in part. Any prepayment shall be made together with accrued interest. 2.8 Article X. 8 of the Contract shall be amended and shall hereafter be read so that at the end of the first paragraph the following wording is inserted:- “In the event that the BUYER pays to the BUILDER any amount in excess of the pre-delivery instalments, the BUILDER will procure that Shinhan Bank of Korea will amend its letter of guarantee (or arrange for the issue of a replacement) so as to include such excess amount. 3 SECURITIES TO BE FURNISHED BY THE BUYER As a condition precedent to the effectiveness of this Agreement the Buyer shall furnish the Builder with securities as follows upon the delivery of the Vessel. 3.1 Promissory Notes The Buyer shall execute and deliver to the Builder seven (7) promissory notes (each individually a “Promissory Note” and collectively the “Promissory Notes”) as follows: (a) Each Promissory Note shall relate to an instalment under the Post Delivery Instalment and shall be for a payment of an amount of principal (A) and interest (B) as listed in Table 1 next to the corresponding instalment to which that Promissory Note relates. (b) Each Promissory Note shall be in the form annexed hereto as Exhibit “A”. 3.2 Letter of Guarantee The Buyer shall furnish the Builder with an unconditional letter of guarantee, being in the form annexed hereto as Exhibit “B” and in respect of each Promissory Note issued by the Buyer (each individually a “Letter of Guarantee” and collectively the “Letters of Guarantee”) each such Letter of Guarantee to be duly executed and delivered by the Guarantor guaranteeing the payment by the Buyer of the principal sums and interest specified in the relevant Promissory Note. 3.3 Second Preferred Mortgage on the Vessel The Buyer shall execute and deliver to the Builder a second preferred Liberian mortgage over the Vessel in the maximum principal amount of US$32,442,755 in form and substance satisfactory to the Builder (the “Mortgage”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement.

3.4 Second Priority Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the earnings, insurances and requisition compensation of the Vessel in form and substance satisfactory to the Builder (the “Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 3.5 Time Charter Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the Time Charter of the Vessel in form and substance satisfactory to the Builder (the “Time Charter Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 4 OTHER CONDITIONS PRECEDENT The Buyer shall, on or prior to delivery of the Vessel, provide the following to the Builder: 4.1 satisfactory evidence that the earnings, insurance and requisition compensation of the Vessel are free from encumbrances other than the First Security. 4.2 satisfactory evidence that the Vessel is insured and classed as provided by the terms of the [Mortgage] and that the Mortgage is duly registered on the Liberian Ship Register; 4.3 certified true copies of the constitutional documents of the Buyer and the Guarantor together with certified true copies of board resolutions of the Buyer and certified extract of the standing resolutions of the Guarantor and a power of attorney authorising the execution of this Agreement, the Second Security, the Promissory Notes and the Letters of Guarantee and to which the Buyer and the Guarantor is, or will be a party; 4.4 certified true copies of all licenses, consents or approvals which may be required by the Buyer or the Guarantor in connection with the execution and validity and enforceability of any of the documents to which they are a party; 4.5 originals or certified true copies from the Buyer’s and the Guarantor’s agents for receipt of service and proceedings accepting their appointment under each of the documents in which they are to be appointed as agents; 4.6 the Intercreditor Deed duly signed; 4.7 satisfactory legal opinions addressed to the Builder on matters of Liberian and Marshall Islands law relating to the due execution of all documents by the Buyer and the Guarantor and the validity of this Agreement, the Promissory Notes, the Letter of Guarantee and all of the Second Security executed in favour of the Builder. 5 DEFAULT INTEREST If the Builder does not receive on the due date any sum due from the Buyer under this Agreement (or any other agreement entered into by the Buyer in connection with this Agreement), the Buyer shall on demand pay interest on such sum from and including the due date to the date of actual payment (as well as before judgment) at the rate per annum of ten per cent (10%).

6 CALCULATION OF INTEREST All payments of interest hereunder shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year. 7 GENERAL UNDERTAKINGS The Buyer further undertakes that, throughout the period from the date hereof until the full amount of the Delivery Instalment and Post Delivery Instalment together with accrued interest thereon has been paid to the Builder: 7.1 it will ensure that at all times the claims of the Builder against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application; 7.2 it will ensure that at all times the insured value of the Vessel in the hull and machinery policies shall in no event be less than one hundred and twenty five per cent (125%) of, the contract price under the Contract; the Buyer will (i) upon the Builder’s written request provide the Builder with copies of the said insurance policies; and (ii) notify the Builder promptly and in writing of any changes to the insured value of the Vessel whether made pursuant to this undertaking or otherwise; 7.3 it shall procure that the interest of the Builder shall be endorsed on the relevant hull and machinery policy by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with proforma copies thereof and a letter of undertaking in such form as is customary; 7.4 it shall procure that the interest of the Builder shall be endorsed on the Certificate of Entry or policy of the protection and indemnity and/or war risks association by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with a copy of the certificate of entry or policy and a letter of undertaking in such form as is customary by the P&I association; 7.5 it shall ensure that the earnings, insurances and requisition compensation of the Vessel are free from encumbrances other than the First Security and Second Security; 7.6 it shall not create or permit to subsist any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect over any of its assets other than the First Security and Second Security and liens arising in the ordinary course of business or by operation of law. 8 EVENTS OF DEFAULT Each of the following events shall constitute an event of default (each an “Event of Default”) (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority): 8.1 The Buyer fails to pay any amount (whether in respect of principal, interest or otherwise) due and payable by the Buyer to the Builder under this Agreement or any of the Promissory Notes on the due date and such failure is not remedied within 15 days; or

8.2 the Buyer or the Guarantor defaults in the due performance and discharge of any of its other duties or liabilities under this Agreement or the Transaction Documents to which it is a party unless such failure, in the Builder’s opinion, is capable of remedy and is remedied within 30 days of such failure; or 8.3 any order shall be made by any competent court or other competent authority or a resolution shall be passed by the Buyer or the Guarantor, for the appointment of a liquidator of, or otherwise for the winding-up or dissolution of the Buyer or the Guarantor, except for the purpose of amalgamation or re-organisation (not involving or arising out of insolvency) the terms of which shall have received the prior written approval of the Builder; or 8.4 an administrator, receiver, administrative receiver, manager, trustee or similar official is appointed (and such appointment is not cancelled or withdrawn within 30 days) for all or a part of the assets and undertaking of the Buyer having a value of at least $500,000 or the Guarantor having a value of at least $5,000,000; or 8.5 it becomes unlawful for the Buyer or the Guarantor to perform and discharge any of its duties and liabilities contained in this Agreement and/or the Transaction Documents to which it is a party or for the Builder to exercise any of its rights and powers under this Agreement and/or the Transaction Documents; or 8.6 anything is done or omitted to be done by the Buyer or the Guarantor which materially prejudices the security under the second security and has not been cured within 30 days of the builder giving notice thereof to the Buyer; or 8.7 the First Loan is declared due and payable prior to its stated maturity by reason of an event of default (howsoever defined), or 8.8 an event of default occurs under the Shipbuilding Contract as amended in respect of Hull No. S462. 9 POWERS ON DEFAULT 9.1 Upon the occurrence of an Event of Default, the Builder may, by notice to the Buyer, declare that the Post Delivery Instalment together with accrued interest is either immediately due and payable or payable on demand, whereupon the Post Delivery Instalment together with accrued interest shall become immediately due and payable or (as the case may be) payable on demand being made by the Builder. 9.2 In addition the Builder may take any other action, exercise any other right or pursue any other remedy conferred upon the Builder by this Agreement and/or the Transaction Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default. 9.3 Save for the amendments contained herein, all other terms and conditions of the Contract shall remain valid and in full force. 9.4 The Builder’s rights under this Clause are subject to the provisions of the Intercreditor Deed. 10 TOTAL LOSS Following the occurrence of a Total Loss with respect to the Vessel, the Post Delivery Instalment together with accrued interest on the Post Delivery Instalment shall become due and payable on the earlier of (i) 120 days after such Total Loss has occurred or is deemed to have occurred, and (ii) the day on which insurance proceeds or other compensation monies in respect of the Total Loss have been received by the party entitled thereto. 11 [NOT USED] 12 COSTS AND EXPENSES The Buyer shall promptly on demand pay the Builder the amount of all costs and expenses (including legal fees) reasonably incurred by the Builder in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement; and any other documents executed after the date of this Agreement. 13 CONFIDENTIALITY This Agreement shall be kept strictly private and confidential and shall not be disclosed to any other third party. Notwithstanding the foregoing, disclosure is permitted (i) to the Buyer’s and Guarantor’s financiers and potential financiers, (ii) to the Buyer’s and Guarantor’s shareholders and affiliates, (iii) to Buyer’s and Guarantor’s legal and financial advisers and (iv) as may be required by law (including by virtue of rules and regulations of any securities exchange authorities). 14 ENTIRE AGREEMENT This Agreement shall constitute an integral part of the Contract and shall constitute the only and entire agreement between the Parties with respect to the subject matter hereof and unless otherwise expressly agreed between the Parties, all other agreements, oral or written, made and entered into between the Parties prior to the execution of this Agreement shall be null and void. 15 ENFORCEMENT AND JURISDICTION This Agreement and any non-contractual obligations arising in connection with this Agreement is governed by and construed in accordance with English law. 15.1 The High Court in London England has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). 15.2 The Parties agree that the High Court in London England is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary. 15.3 Clause 15.2 is for the benefit of the Builder only. As a result, the Builder shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. 15.4 To the extent allowed by law, the Builder may take concurrent proceedings in any number of jurisdictions. 15.5 Without prejudice to any other mode of service allowed under any relevant law, the Buyer: 15.5.1 irrevocably appoints Danaos Management Consultants whose registered office is at 4 Staples Inn, Holborn, London WC1V 7QU as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement or any Transaction Document; and

15.5.2 agree that failure by a process agent to notify any Buyer of the process will not invalidate the proceedings concerned. IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the day and year first above written. SIGNATURES For and on behalf of MEGACARRIER (NO. 4) CORP . By: [ILLEGIBLE] Name: [ILLEGIBLE] Title: Attorney -in-fact For and on behalf of HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. By:[ILLEGIBLE] Name : E.C. HAN Title:ATTORNEY-IN-FACT [ILLEGIBLE] MICHALIS PAPANIKOLAOU ATTORNEY AT LAW DANAOS SHIPPING CO., LTD. 14, AKTI KONDYLI 118 52 PIRAEUS

EXHIBIT A PROMISSORY NOTE NO. US$ Date: 20 For value received, Megacarrier (No. 4) Corp. a corporation duly organized and existing under the laws of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia hereby unconditionally promises to pay on to Hyundai Samho Heavy Industries Co., Ltd. or its nominee or its assignees, or any other holder hereof from time to time or its order the principal sum of US$ only, and to pay interest on the said principal sum from and including [•] at the rate of eight per cent (8%) per annum, the first payment of interest to be due and payable on [•] and thereafter payable semi-annually on the [•] and on the [•] of each and every year, until maturity (whether by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until the principal sum and the interest thereon are fully paid. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. Both principal and interest shall be payable in United States Dollars in immediately available funds at the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] without any deduction or withholding for or on account of any present or future taxes or other charges. If the maker of this note is required to make any such deduction or withholding from any payment hereunder, the maker shall pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required. This note is one of a series of seven (7) promissory notes in the aggregate principal amount of US$[ ] of like form and tenor except their respective numbers, principal amounts and dates of maturity (together the “Series Notes”). Each of said notes is secured by a letter of guarantee issued by DANAOS CORPORATION a corporation duly organized and existing under the laws of [ ] having its registered office at [ ]. In the event of a default in the payment of the principal when the same shall become due and payable, then interest at the rate of ten per cent (10%) per annum on the principal and any accrued interest from the due date to the date of payment shall be due and payable together with the principal and accrued interest. In the event default shall be made in the payment of the principal or interest on this note, or in the payment of the principal of or interest on any of the other Series Notes, as and when the same shall become due and payable and such default shall continue for a period of fifteen (15) days, the holder of this note may at its option declare the principal of and accrued interest on this note to be forthwith due and payable, whereupon the same shall be forthwith due and payable, and the holder hereof shall have the other remedies herein or by law provided. The maker of this note may, if it gives the holder not less than fifteen (15) days’ prior notice, prepay the whole of this note by payment of the principal hereof together with accrued interest hereon to and including the date of prepayment, provided, however that there shall be no default in payment of principal or interest on this note or on any of the other Series Notes as of the date of such prepayment.

This note may be transferred or assigned by the holder of this note to any bank with the prior notice to the maker. The maker unconditionally agrees to promptly pay to and reimburse the holder hereof on demand any and all reasonable costs and expenses including, without limitation to, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this note. The holder of this note shall be under no obligation to make presentment, protest, demand or notice of any kind whatsoever for the payment of this note. The maker and the endorsers of this note hereby waive the right to interpose any defense, set-off or counterclaim of any nature or description in any action or proceeding arising on, out of, under or by reason of this note. The maker hereby authorizes and empowers the holder of this note to acknowledge on the maker’s behalf by endorsement the receipt of the payment or prepayment of the principal sum or interest thereon. Upon full payment of all sums payable on this note and the other Series Notes, the holder of this note shall immediately return this note to the maker with such endorsement to the effect that this note has been fully paid. This note and any non-contractual obligations arising in connection with this note shall be governed by and construed in accordance with the laws of England. The maker and the endorsers hereby consent to any legal action or proceeding in relation to this note being brought in the High Court in London, England and hereby irrevocably waives any immunity from suit, attachment, (before or after judgment) or execution on a judgment to which they or their property may be entitled. The maker and the endorsers hereby irrevocably submit to the exclusive jurisdiction of the courts of England. Without prejudice to any other mode of service allowed under any relevant law, the undersigned: irrevocably appoints [  ] whose registered office is at [  ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this note; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this note, and to constitute this note the valid obligation of the maker in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulation. IN WITNESS WHEREOF, the undersigned has caused this note be signed in its corporate name by its representative thereunto duly authorized on the day and year first above written.

For and on behalf of [MEGACARRIER (NO. 4) CORP.] By Name: Title:

EXHIBIT B Date: 20 Hyundai Samho Heavy Industries Co., Ltd. 1700, Yongdang-Ri, Samho-Eup, Youngam-Gun, Chollanam-Do, KOREA LETTER OF GUARANTEE NO. Gentlemen : In consideration of your completing and delivering one (1) 12,600 TEU Class Container Carrier, your Hull No. 459 (hereinafter called the “Vessel”), to MEGACARRIER (NO. 4) CORP. (hereinafter called the “Buyer”), on deferred payment basis, under a certain shipbuilding Contract dated 28 September 2007, as amended, entered into by and between you and the Buyer, the undersigned, as primary obligor and not as surety merely, does hereby irrevocably, absolutely and unconditionally guarantee jointly and severally the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) by the Buyer of the promissory note No. in the principal amount of US$ to be due and payable on to be issued by the Buyer to the order of yourself upon delivery of the Vessel pursuant to the said shipbuilding Contract, and also guarantee the due and punctual payment by the Buyer of interest on this promissory note No. , the first payment of interest to be due and payable on [ ] and thereafter payable semi-annually, at the rate of eight per cent (8%) per annum until maturity (by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until full payment. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. The undersigned hereby waives the right to interpose any defense, set-off or counter-claim of any nature or description in any action or proceedings arising on, out of, under or by reason of the notes or this letter of guarantee or said shipbuilding Contract. The Promissory Note No. is one of a series of (7) Promissory Notes in the aggregate principal amount of US$ [ ]. In the event that the Buyer fails to pay the said Promissory Note and/or interest thereon on the maturity date (by acceleration or otherwise) in accordance with the terms of the said promissory notes, the undersigned will pay to you the amounts due immediately upon receipt by us of written demand from you including a statement that the Buyer is in default of payment of the said promissory notes and/or interest thereon, without requesting you to take any or further procedure or step against the Buyer or with respect to the promissory notes and/or interest thereon, together with default interest on any such amounts demanded by you as aforesaid from the due date thereof until the payment in full of such amounts at the rate of ten per cent (10%) per annum payable in accordance with the terms of the said promissory notes and any and all reasonable costs and expenses including, without limitation, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this guarantee. The undersigned hereby consents to any renewals, changes, extensions or partial payments of the promissory notes or the indebtedness for which they are given without prior notice to us, and consents that no such renewals, changes, extensions or partial payments shall discharge any party to the promissory note or us from any liability thereon or hereon in whole or in part (other than to the extent of any such partial prepayment).

The undersigned hereby agrees that this guarantee and undertaking hereunder shall be assignable to and shall inure to the benefit of the holder of the promissory note No. as if each of them was originally named herein. The payment by the undersigned under this guarantee shall be made in United States Dollars in immediately available funds by telegraphic transfer to the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] in favour of you or your assignee without deduction, withholding or set-off. In the event that any deduction or withholding is imposed on any payment to be made hereunder by law or by any taxing authority, the undersigned agrees to pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required after allowance for any increase in taxes or charges payable by virtue of the receipt of such additional amount. This letter of guarantee shall come into full force and effect upon delivery of the Vessel by you to the Buyer and shall continue in force and effect until the full payment of the promissory note No. and interest thereon whichever occurs last. The obligation of the undersigned hereunder is joint and several with any other guarantee or security and absolute and unconditional irrespective of any legal limitation, disability, incapacity or other circumstance relating to the Buyer or any other person, or any amendment or supplement to the said shipbuilding Contract, the promissory notes or any other document, instrument or agreement contemplated therein or of the genuineness, legality, validity, regularity or enforceability of the said shipbuilding Contract, the Promissory Notes or any other documents, instruments or agreements contemplated therein. This shall be a continuing guarantee and shall cover and secure any ultimate balance owing under the promissory note No., but you shall not be obliged to exhaust your recourse against the Buyer or the securities which you may hold before being entitled to payment from the undersigned of the obligation hereby guaranteed. The undersigned hereby represents and warrants that (A) the undersigned is a company duly organised and validly existing and in full compliance with the laws of the [  ] and has full legal right, power and authority to execute this letter of guarantee and to perform its obligations hereunder, (B) it has taken all appropriate and necessary corporate action to authorize the issuance of this letter of guarantee and the performance by it of its obligations hereunder, (C) the execution, delivery and performance of this letter of guarantee and the covenants herein contained will not violate or contravene any provisions of any applicable treaty, law or regulation or any judgment order or decree of any court, or governmental agency, or violate or result in breach of its constitutional documents, (D) this letter of guarantee constitutes the legal, valid and binding obligations of the undersigned enforceable in accordance with its terms subject to overriding principles, if any, of insolvency law, and (E) it has obtained all necessary consents, licenses, approvals, and authorisations, and registrations or declarations, with any governmental authority required in connection with the validity and enforceability of its guarantee and the same are in full force and effect. This letter of guarantee and any non-contractual obligations arising in connection with this letter of guarantee shall be governed by and construed in accordance with the laws of England. The undersigned hereby irrevocably consents that any legal action or proceeding against the undersigned, or any of its property, with respect to this letter of guarantee may be brought in the High Court in London, England, and by execution and delivery of this letter of guarantee the undersigned hereby accepts in regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally the exclusive jurisdiction of the aforesaid court.

Notwithstanding anything to the contrary contained in this letter of guarantee or any of the documents executed as security therefore, the agreement, obligations and liabilities of the undersigned herein contained are joint and several and shall be construed accordingly. The undersigned agrees and consents to be bound by this letter of guarantee notwithstanding that this letter of guarantee may be invalid or unenforceable against the undersigned, whether or not the deficiency is known to yourself. You shall be at liberty to release the undersigned from this letter of guarantee and to compound with or otherwise vary or agree to vary the liability or to grant time and indulgence to make other arrangements with the undersigned without prejudicing or affecting the rights and remedies of yourself against the other undersigned. Without prejudice to any other mode of service allowed under any relevant law, the undersigned irrevocably appoints [ ] whose registered office is at [ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this letter of guarantee; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The undersigned represents and warrants that this letter of guarantee is a commercial act and that the undersigned is not entitled to claim immunity from legal proceedings with respect to itself or any of its properties or assets on the grounds of sovereignty or otherwise under any law. To the extent that the undersigned or any of its properties or assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the undersigned for itself and its properties and other assets hereby irrevocably waives such right to immunity in respect of its obligations under this letter of guarantee. After this letter of guarantee shall have expired as aforesaid, you will return the same to the undersigned without any request from the undersigned. IN WITNESS WHEREOF, the undersigned has caused this letter of guarantee to be executed and delivered by its duly authorised representative on the day and year above written. Yours very truly, for and on behalf of DANAOS CORPORATION. By Name: Title : for and on behalf of

AGREEMENT This Agreement is made on this 27th day of September 2010 by and between: (1) MEGACARRIER (NO.5) CORP. (the “Buyer”); and (2) HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. (the “Builder”), (hereinafter the parties referred to individually as the “Party” and collectively as the “Parties”), to amend and supplement the Contract as defined hereinafter. WHEREAS: A. The Buyer and the Builder entered into a shipbuilding contract on 28 September, 2007 as amended and supplemented from time to time (the “Contract”) for the construction and sale of one (1) 12,600 TEU class container carrier, having the Builder’s Hull No S460 (the “Vessel”). B. The Buyer desires to postpone part of the final instalment of the Contract Price (as that term is defined in the Contract) until after delivery of the Vessel. C. The Buyer is willing to execute and deliver to the Builder the Mortgage, Assignment and the Time Charter Assignment (each as hereinafter defined) in respect of the Vessel as security for the payment of the postponed part of the final instalment referred to in Recital (B) above. D. Danaos Corporation (the “Guarantor”) is willing to execute and deliver to the Builder the Letter of Guarantee (as hereinafter defined) guaranteeing the payment of the postponed part of the final instalment referred to in Recital (B) above. E. The Builder is willing to agree to such deferral of part of the final instalment upon the terms and conditions herein below. NOW, THEREFORE, for good and valuable consideration the Parties hereby agree to enter into this AGREEMENT on the following terms and conditions. 1 DEFINITIONS “Assignment” has the meaning given in Clause 3.4. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York Athens and Seoul. “Delivery Instalment” has the meaning given in Clause 2.1. “Delivery Instalment Due Date” has the meaning given in Clause 2.2. “Due Date” means the Delivery Instalment Due Date and any Post Delivery Instalment Due Date and in the plural means both of them. “Event of Default” has the meaning given in Clause 8. “First Loan” means the Loan made or to be made available to, amongst others, the Buyer by the First Mortgagee in respect of (inter alia) the Vessel.

“First Mortgagee” means the agent that the lenders, Citibank, N.A. and EFG Eurobank Ergasias S.A., will appoint. “First Security” means (i) the first preferred Liberian mortgage over the Vessel in favour of the First Mortgagee and (ii) the first priority assignment of the earnings, insurance and requisition compensation relating to the Vessel in favour of the First Mortgagee. “Intercreditor Deed” means the intercreditor deed between the First Mortgagee and the Builder under which the Post Delivery Instalment shall rank behind the claims of the First Mortgagee under the First Loan entered into or to be entered into between (inter alia) the First Mortgagee and the Buyer providing (inter alia) for the First Security “Letter of Guarantee” has the meaning given in Clause 3.2. “Mortgage” has the meaning given in Clause 3.3. “Post Delivery Instalment” has the meaning given in Clause 2.1. “Post Delivery Instalment Due Date” has the meaning given in Clause 2.3. “Promissory Note” has the meaning given in Clause 3.1. “Second Security” means the Mortgage, the Assignment and the Time Charter Assignment. “Tax” means any tax (other than tax on the overall income of the Builder, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Transaction Document except for those imposed in Korea upon the payment of the Post Delivery Instalment. “Time Charterer” means Hyundai Merchant Marine Co., Ltd of Korea. “Time Charter” means the time charter dated 18 October 2007 as amended by addendum no. 1 and addendum no. 2 between the Buyer and the Time Charterer. “Time Charter Assignment” has the meaning given in clause 3.5 “Total Loss” means: (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel; (b) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; (c) capture, seizure, arrest, detention, or confiscation of the Vessel by any person, governmental authority or government or by persons acting or purporting to act on behalf of any government or any other person which deprives the Buyer of the use of the Vessel for 90 days or more after that occurrence; and (d) requisition for hire of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Buyer of the use of the Vessel for a period of 90 days or more. “Transaction Documents” means the Contract, this Agreement, the Second Security, the Promissory Notes, the Letter of Guarantee, the Time Charter Assignment and the Intercreditor Deed.

2 POSTPONEMENT OF PAYMENT OF INSTALMENTS

2.1 The final instalment of the Contract Price under the Contract will be payable by the Buyer as the delivery instalment (the "**Delivery Instalment**") and the post delivery instalment (the "**Post Delivery Instalment**").

2.2 The Delivery Instalment in the sum of U.S. Dollars Fifty Eight Million Five Hundred and Two Thousand and Thirty Five (US$58,502,035) plus any increase or minus any decrease due to modifications and/or adjustment, if any, to the Contract Price under Articles III and V of the Contract arising prior to delivery of the Vessel shall be paid by the Buyer on the delivery of the Vessel which is scheduled on June 27, 2012 or such later date as is permissible pursuant to the Contract (the "**Delivery Instalment Due Date**").

2.3 The Post Delivery Instalment amounting to U.S. Dollars Twenty Four Million Nine Hundred Fifty Five Thousand Nine Hundred and Sixty Five (**US$24,955,965**) shall be paid over a period of four (4) years from the actual delivery of the Vessel in seven (7) equal instalments the first due date being June 27, 2013 and the remaining six instalments payable semi-annually thereafter as listed in Table 1. (each a "**Post Delivery Instalment Due Date**"). Interest shall accrue at the rate of eight per cent (8%) per annum on all of the outstanding balance of the Post Delivery Instalment which shall be paid by the Buyer semi-annually the first due date being December 27, 2012 and at six month intervals thereafter as listed in Table 1. The rate of interest shall be increased to ten per cent (10%) per annum in the event of default.

<Repayment schedule for the Post Delivery Instalment based on the the delivery of the Vessel on June 27, 2012.>

Table 1

PAYMENT	DUE DATE	PRINCIPAL(A)	INTEREST(B)	TOTAL(A+B)
1st	27-Dec-12	-	$1,014,875	$1,014,875
	27-Jun-13	$3,565,137	$1,009,330	$4,574,467
2nd	27-Dec-13	$3,565,137	$869,893	$4,435,030
3rd	27-Jun-14	$3,565,137	$720,950	$4,286,087
4th	27-Dec-14	$3,565,137	$579,929	$4,145,066
5th	27-Jun-15	$3,565,137	$432,570	$3,997,707
6th	27-Dec-15	$3,565,137	$289,964	$3,855,101
7th	27-Jun-16	$3,565,143	$144,982	$3,710,125
TOTAL		$24,955,965	**$5,062,493**	**$30,018,458**

The figures in above Table 1 shall be adjusted in accordance with Clause 2.3 if the actual delivery of the Vessel is other than June 27, 2012.

2.4 It is understood and agreed by the Builder and the Buyer that no payments to be made by the Buyer pursuant to this Clause 2 shall be delayed or withheld by the Buyer due to any dispute or disagreement of whatsoever nature arising between the Builder and the Buyer. If a Due Date would otherwise fall on a day which is not a Business Day, that Due Date will instead be on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

2.5 The Buyer shall make all payments without any Tax Deduction, unless a Tax Deduction is required by law.

1.10.0199.00 14908658

2.6 If a Tax Deduction is required by law to be made by the Buyer, the amount of the payment due from the Buyer shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 2.7 The Buyer may at any time, if it gives the Builder not less than 15 days’ prior notice, prepay the whole or part of the Post Delivery Instalment, but if in part then the Buyer shall state which of the Promissory Notes is to be prepaid and such Promissory Note shall be prepaid in full and not in part. Any prepayment shall be made together with accrued interest. 2.8 Article X. 8 of the Contract shall be amended and shall hereafter be read so that at the end of the first paragraph the following wording is inserted:- “In the event that the BUYER pays to the BUILDER any amount in excess of the pre-delivery instalments, the BUILDER will procure that Shinhan Bank of Korea will amend its letter of guarantee (or arrange for the issue of a replacement) so as to include such excess amount. 3 SECURITIES TO BE FURNISHED BY THE BUYER As a condition precedent to the effectiveness of this Agreement the Buyer shall furnish the Builder with securities as follows upon the delivery of the Vessel. 3.1 Promissory Notes The Buyer shall execute and deliver to the Builder seven (7) promissory notes (each individually a “Promissory Note” and collectively the “Promissory Notes”) as follows: (a) Each Promissory Note shall relate to an instalment under the Post Delivery Instalment and shall be for a payment of an amount of principal (A) and interest (B) as listed in Table 1 next to the corresponding instalment to which that Promissory Note relates. (b) Each Promissory Note shall be in the form annexed hereto as Exhibit “A”. 3.2 Letter of Guarantee The Buyer shall furnish the Builder with an unconditional letter of guarantee, being in the form annexed hereto as Exhibit “B” and in respect of each Promissory Note issued by the Buyer (each individually a “Letter of Guarantee” and collectively the “Letters of Guarantee”) each such Letter of Guarantee to be duly executed and delivered by the Guarantor guaranteeing the payment by the Buyer of the principal sums and interest specified in the relevant Promissory Note. 3.3 Second Preferred Mortgage on the Vessel The Buyer shall execute and deliver to the Builder a second preferred Liberian mortgage over the Vessel in the maximum principal amount of US$32,442,755 in form and substance satisfactory to the Builder (the “Mortgage”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement.

3.4 Second Priority Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the earnings, insurances and requisition compensation of the Vessel in form and substance satisfactory to the Builder (the “Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 3.5 Time Charter Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the Time Charter of the Vessel in form and substance satisfactory to the Builder (the “Time Charter Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 4 OTHER CONDITIONS PRECEDENT The Buyer shall, on or prior to delivery of the Vessel, provide the following to the Builder: 4.1 satisfactory evidence that the earnings, insurance and requisition compensation of the Vessel are free from encumbrances other than the First Security. 4.2 satisfactory evidence that the Vessel is insured and classed as provided by the terms of the [Mortgage] and that the Mortgage is duly registered on the Liberian Ship Register; 4.3 certified true copies of the constitutional documents of the Buyer and the Guarantor together with certified true copies of board resolutions of the Buyer and certified extract of the standing resolutions of the Guarantor and a power of attorney authorising the execution of this Agreement, the Second Security, the Promissory Notes and the Letters of Guarantee and to which the Buyer and the Guarantor is, or will be a party; 4.4 certified true copies of all licenses, consents or approvals which may be required by the Buyer or the Guarantor in connection with the execution and validity and enforceability of any of the documents to which they are a party; 4.5 originals or certified true copies from the Buyer’s and the Guarantor’s agents for receipt of service and proceedings accepting their appointment under each of the documents in which they are to be appointed as agents; 4.6 the Intercreditor Deed duly signed; 4.7 satisfactory legal opinions addressed to the Builder on matters of Liberian and Marshall Islands law relating to the due execution of all documents by the Buyer and the Guarantor and the validity of this Agreement, the Promissory Notes, the Letter of Guarantee and all of the Second Security executed in favour of the Builder. 5 DEFAULT INTEREST If the Builder does not receive on the due date any sum due from the Buyer under this Agreement (or any other agreement entered into by the Buyer in connection with this Agreement), the Buyer shall on demand pay interest on such sum from and including the due date to the date of actual payment (as well as before judgment) at the rate per annum of ten per cent (10%).

6 CALCULATION OF INTEREST All payments of interest hereunder shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year. 7 GENERAL UNDERTAKINGS The Buyer further undertakes that, throughout the period from the date hereof until the full amount of the Delivery Instalment and Post Delivery Instalment together with accrued interest thereon has been paid to the Builder: 7.1 it will ensure that at all times the claims of the Builder against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application; 7.2 it will ensure that at all times the insured value of the Vessel in the hull and machinery policies shall in no event be less than one hundred and twenty five per cent (125%) of, the contract price under the Contract; the Buyer will (i) upon the Builder’s written request provide the Builder with copies of the said insurance policies; and (ii) notify the Builder promptly and in writing of any changes to the insured value of the Vessel whether made pursuant to this undertaking or otherwise; 7.3 it shall procure that the interest of the Builder shall be endorsed on the relevant hull and machinery policy by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with proforma copies thereof and a letter of undertaking in such form as is customary; 7.4 it shall procure that the interest of the Builder shall be endorsed on the Certificate of Entry or policy of the protection and indemnity and/or war risks association by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with a copy of the certificate of entry or policy and a letter of undertaking in such form as is customary by the P&I association; 7.5 it shall ensure that the earnings, insurances and requisition compensation of the Vessel are free from encumbrances other than the First Security and Second Security; 7.6 it shall not create or permit to subsist any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect over any of its assets other than the First Security and Second Security and liens arising in the ordinary course of business or by operation of law. 8 EVENTS OF DEFAULT Each of the following events shall constitute an event of default (each an “Event of Default”) (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority): 8.1 The Buyer fails to pay any amount (whether in respect of principal, interest or otherwise) due and payable by the Buyer to the Builder under this Agreement or any of the Promissory Notes on the due date and such failure is not remedied within 15 days; or

8.2 the Buyer or the Guarantor defaults in the due performance and discharge of any of its other duties or liabilities under this Agreement or the Transaction Documents to which it is a party unless such failure, in the Builder’s opinion, is capable of remedy and is remedied within 30 days of such failure; or 8.3 any order shall be made by any competent court or other competent authority or a resolution shall be passed by the Buyer or the Guarantor, for the appointment of a liquidator of, or otherwise for the winding-up or dissolution of the Buyer or the Guarantor, except for the purpose of amalgamation or re-organisation (not involving or arising out of insolvency) the terms of which shall have received the prior written approval of the Builder; or 8.4 an administrator, receiver, administrative receiver, manager, trustee or similar official is appointed (and such appointment is not cancelled or withdrawn within 30 days) for all or a part of the assets and undertaking of the Buyer having a value of at least $500,000 or the Guarantor having a value of at least $5,000,000; or 8.5 it becomes unlawful for the Buyer or the Guarantor to perform and discharge any of its duties and liabilities contained in this Agreement and/or the Transaction Documents to which it is a party or for the Builder to exercise any of its rights and powers under this Agreement and/or the Transaction Documents; or 8.6 anything is done or omitted to be done by the Buyer or the Guarantor which materially prejudices the security under the second security and has not been cured within 30 days of the builder giving notice thereof to the Buyer; or 8.7 the First Loan is declared due and payable prior to its stated maturity by reason of an event of default (howsoever defined), or 9 POWERS ON DEFAULT 9.1 Upon the occurrence of an Event of Default, the Builder may, by notice to the Buyer, declare that the Post Delivery Instalment together with accrued interest is either immediately due and payable or payable on demand, whereupon the Post Delivery Instalment together with accrued interest shall become immediately due and payable or (as the case may be) payable on demand being made by the Builder. 9.2 In addition the Builder may take any other action, exercise any other right or pursue any other remedy conferred upon the Builder by this Agreement and/or the Transaction Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default. 9.3 Save for the amendments contained herein, all other terms and conditions of the Contract shall remain valid and in full force. 9.4 The Builder’s rights under this Clause are subject to the provisions of the Intercreditor Deed. 10 TOTAL LOSS Following the occurrence of a Total Loss with respect to the Vessel, the Post Delivery Instalment together with accrued interest on the Post Delivery Instalment shall become due and payable on the earlier of (i) 120 days after such Total Loss has occurred or is deemed to have occurred, and (ii) the day on which insurance proceeds or other compensation monies in respect of the Total Loss have been received by the party entitled thereto.

11 [NOT USED] 12 COSTS AND EXPENSES The Buyer shall promptly on demand pay the Builder the amount of all costs and expenses (including legal fees) reasonably incurred by the Builder in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement; and any other documents executed after the date of this Agreement. 13 CONFIDENTIALITY This Agreement shall be kept strictly private and confidential and shall not be disclosed to any other third party. Notwithstanding the foregoing, disclosure is permitted (i) to the Buyer’s and Guarantor’s financiers and potential financiers, (ii) to the Buyer’s and Guarantor’s shareholders and affiliates, (iii) to Buyer’s and Guarantor’s legal and financial advisers and (iv) as may be required by law (including by virtue of rules and regulations of any securities exchange authorities). 14 ENTIRE AGREEMENT This Agreement shall constitute an integral part of the Contract and shall constitute the only and entire agreement between the Parties with respect to the subject matter hereof and unless otherwise expressly agreed between the Parties, all other agreements, oral or written, made and entered into between the Parties prior to the execution of this Agreement shall be null and void. 15 ENFORCEMENT AND JURISDICTION This Agreement and any non-contractual obligations arising in connection with this Agreement is governed by and construed in accordance with English law. 15.1 The High Court in London England has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). 15.2 The Parties agree that the High Court in London England is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary. 15.3 Clause 15.2 is for the benefit of the Builder only. As a result, the Builder shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. 15.4 To the extent allowed by law, the Builder may take concurrent proceedings in any number of jurisdictions. 15.5 Without prejudice to any other mode of service allowed under any relevant law, the Buyer: 15.5.1 irrevocably appoints Danaos Management Consultants whose registered office is at 4 Staples Inn, Holborn, London WC1V 7QU as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement or any Transaction Document; and 15.5.2 agree that failure by a process agent to notify any Buyer of the process will not invalidate the proceedings concerned.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the day and year first above written. SIGNATURES For and on behalf of MEGACARRIER (NO. 5) CORP By: [ILLEGIBLE] Name: [ILLEGIBLE] Title: Attorney-in-fact  For and on behalf of HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. [ILLEGIBLE] [ILLEGIBLE] ATTORNEY AT LAW By [ILLEGIBLE] [ILLEGIBLE] Name : [ILLEGIBLE] 14, AKTI [ILLEGIBLE] Title ATTORNEY-IN-FACT 188 52 PIRALUS

EXHIBIT A PROMISSORY NOTE NO. US$ Date: 20 For value received, Megacarrier (No. 5) Corp. a corporation duly organized and existing under the laws of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia hereby unconditionally promises to pay on to Hyundai Samho Heavy Industries Co., Ltd. or its nominee or its assignees, or any other holder hereof from time to time or its order the principal sum of US$ only, and to pay interest on the said principal sum from and including [•] at the rate of eight per cent (8%) per annum, the first payment of interest to be due and payable on [•] and thereafter payable semi-annually on the [•] and on the [•] of each and every year, until maturity (whether by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until the principal sum and the interest thereon are fully paid. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. Both principal and interest shall be payable in United States Dollars in immediately available funds at the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] without any deduction or withholding for or on account of any present or future taxes or other charges. If the maker of this note is required to make any such deduction or withholding from any payment hereunder, the maker shall pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required. This note is one of a series of seven (7) promissory notes in the aggregate principal amount of US$[ ] of like form and tenor except their respective numbers, principal amounts and dates of maturity (together the “Series Notes”). Each of said notes is secured by a letter of guarantee issued by DANAOS CORPORATION a corporation duly organized and existing under the laws of [ ] having its registered office at [ ]. In the event of a default in the payment of the principal when the same shall become due and payable, then interest at the rate of ten per cent (10%) per annum on the principal and any accrued interest from the due date to the date of payment shall be due and payable together with the principal and accrued interest. In the event default shall be made in the payment of the principal or interest on this note, or in the payment of the principal of or interest on any of the other Series Notes, as and when the same shall become due and payable and such default shall continue for a period of fifteen (15) days, the holder of this note may at its option declare the principal of and accrued interest on this note to be forthwith due and payable, whereupon the same shall be forthwith due and payable, and the holder hereof shall have the other remedies herein or by law provided. The maker of this note may, if it gives the holder not less than fifteen (15) days’ prior notice, prepay the whole of this note by payment of the principal hereof together with accrued interest hereon to and including the date of prepayment, provided, however that there shall be no default in payment of principal or interest on this note or on any of the other Series Notes as of the date of such prepayment.

This note may be transferred or assigned by the holder of this note to any bank with the prior notice to the maker. The maker unconditionally agrees to promptly pay to and reimburse the holder hereof on demand any and all reasonable costs and expenses including, without limitation to, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this note. The holder of this note shall be under no obligation to make presentment, protest, demand or notice of any kind whatsoever for the payment of this note. The maker and the endorsers of this note hereby waive the right to interpose any defense, set-off or counterclaim of any nature or description in any action or proceeding arising on, out of, under or by reason of this note. The maker hereby authorizes and empowers the holder of this note to acknowledge on the maker’s behalf by endorsement the receipt of the payment or prepayment of the principal sum or interest thereon. Upon full payment of all sums payable on this note and the other Series Notes, the holder of this note shall immediately return this note to the maker with such endorsement to the effect that this note has been fully paid. This note and any non-contractual obligations arising in connection with this note shall be governed by and construed in accordance with the laws of England. The maker and the endorsers hereby consent to any legal action or proceeding in relation to this note being brought in the High Court in London, England and hereby irrevocably waives any immunity from suit, attachment, (before or after judgment) or execution on a judgment to which they or their property may be entitled. The maker and the endorsers hereby irrevocably submit to the exclusive jurisdiction of the courts of England. Without prejudice to any other mode of service allowed under any relevant law, the undersigned: irrevocably appoints [ ] whose registered office is at[ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this note; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this note, and to constitute this note the valid obligation of the maker in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulation. IN WITNESS WHEREOF, the undersigned has caused this note be signed in its corporate name by its representative thereunto duly authorized on the day and year first above written.

For and on behalf of [MEGACARRIER (NO. 5) CORP.] By Name: Title:

EXHIBIT B Date: 20 Hyundai Samho Heavy Industries Co., Ltd. 1700, Yongdang-Ri, Samho-Eup, Youngam-Gun, Chollanam-Do, KOREA LETTER OF GUARANTEE NO. Gentlemen : In consideration of your completing and delivering one (1) 12,600 TEU Class Container Carrier, your Hull No. 460 (hereinafter called the “Vessel”), to MEGACARRIER (NO. 5) CORP. (hereinafter called the “Buyer”), on deferred payment basis, under a certain shipbuilding Contract dated 28 September 2007, as amended, entered into by and between you and the Buyer, the undersigned, as primary obligor and not as surety merely, does hereby irrevocably, absolutely and unconditionally guarantee jointly and severally the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) by the Buyer of the promissory note No. in the principal amount of US$ to be due and payable on to be issued by the Buyer to the order of yourself upon delivery of the Vessel pursuant to the said shipbuilding Contract, and also guarantee the due and punctual payment by the Buyer of interest on this promissory note No. , the first payment of interest to be due and payable on [ ]and thereafter payable semi-annually, at the rate of eight per cent (8%) per annum until maturity (by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until full payment. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. The undersigned hereby waives the right to interpose any defense, set-off or counter-claim of any nature or description in any action or proceedings arising on, out of, under or by reason of the notes or this letter of guarantee or said shipbuilding Contract. The Promissory Note No. is one of a series of (7) Promissory Notes in the aggregate principal amount of US$ [ ]. In the event that the Buyer fails to pay the said Promissory Note and/or interest thereon on the maturity date (by acceleration or otherwise) in accordance with the terms of the said promissory notes, the undersigned will pay to you the amounts due immediately upon receipt by us of written demand from you including a statement that the Buyer is in default of payment of the said promissory notes and/or interest thereon, without requesting you to take any or further procedure or step against the Buyer or with respect to the promissory notes and/or interest thereon, together with default interest on any such amounts demanded by you as aforesaid from the due date thereof until the payment in full of such amounts at the rate of ten per cent (10%) per annum payable in accordance with the terms of the said promissory notes and any and all reasonable costs and expenses including, without limitation, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this guarantee. The undersigned hereby consents to any renewals, changes, extensions or partial payments of the promissory notes or the indebtedness for which they are given without prior notice to us, and consents that no such renewals, changes, extensions or partial payments shall discharge any party to the promissory note or us from any liability thereon or hereon in whole or in part (other than to the extent of any such partial prepayment).

The undersigned hereby agrees that this guarantee and undertaking hereunder shall be assignable to and shall inure to the benefit of the holder of the promissory note No. as if each of them was originally named herein. The payment by the undersigned under this guarantee shall be made in United States Dollars in immediately available funds by telegraphic transfer to the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] in favour of you or your assignee without deduction, withholding or set-off. In the event that any deduction or withholding is imposed on any payment to be made hereunder by law or by any taxing authority, the undersigned agrees to pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required after allowance for any increase in taxes or charges payable by virtue of the receipt of such additional amount. This letter of guarantee shall come into full force and effect upon delivery of the Vessel by you to the Buyer and shall continue in force and effect until the full payment of the promissory note No. and interest thereon whichever occurs last. The obligation of the undersigned hereunder is joint and several with any other guarantee or security and absolute and unconditional irrespective of any legal limitation, disability, incapacity or other circumstance relating to the Buyer or any other person, or any amendment or supplement to the said shipbuilding Contract, the promissory notes or any other document, instrument or agreement contemplated therein or of the genuineness, legality, validity, regularity or enforceability of the said shipbuilding Contract, the Promissory Notes or any other documents, instruments or agreements contemplated therein. This shall be a continuing guarantee and shall cover and secure any ultimate balance owing under the promissory note No. , but you shall not be obliged to exhaust your recourse against the Buyer or the securities which you may hold before being entitled to payment from the undersigned of the obligation hereby guaranteed. The undersigned hereby represents and warrants that (A) the undersigned is a company duly organised and validly existing and in full compliance with the laws of the [ ] and has full legal right, power and authority to execute this letter of guarantee and to perform its obligations hereunder, (B) it has taken all appropriate and necessary corporate action to authorize the issuance of this letter of guarantee and the performance by it of its obligations hereunder, (C) the execution, delivery and performance of this letter of guarantee and the covenants herein contained will not violate or contravene any provisions of any applicable treaty, law or regulation or any judgment order or decree of any court, or governmental agency, or violate or result in breach of its constitutional documents, (D) this letter of guarantee constitutes the legal, valid and binding obligations of the undersigned enforceable in accordance with its terms subject to overriding principles, if any, of insolvency law, and (E) it has obtained all necessary consents, licenses, approvals, and authorisations, and registrations or declarations, with any governmental authority required in connection with the validity and enforceability of its guarantee and the same are in full force and effect. This letter of guarantee and any non-contractual obligations arising in connection with this letter of guarantee shall be governed by and construed in accordance with the laws of England. The undersigned hereby irrevocably consents that any legal action or proceeding against the undersigned, or any of its property, with respect to this letter of guarantee may be brought in the High Court in London, England, and by execution and delivery of this letter of guarantee the undersigned hereby accepts in regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally the exclusive jurisdiction of the aforesaid court.

Notwithstanding anything to the contrary contained in this letter of guarantee or any of the documents executed as security therefore, the agreement, obligations and liabilities of the undersigned herein contained are joint and several and shall be construed accordingly. The undersigned agrees and consents to be bound by this letter of guarantee notwithstanding that this letter of guarantee may be invalid or unenforceable against the undersigned, whether or not the deficiency is known to yourself. You shall be at liberty to release the undersigned from this letter of guarantee and to compound with or otherwise vary or agree to vary the liability or to grant time and indulgence to make other arrangements with the undersigned without prejudicing or affecting the rights and remedies of yourself against the other undersigned. Without prejudice to any other mode of service allowed under any relevant law, the undersigned irrevocably appoints [ ] whose registered office is at [ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this letter of guarantee; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The undersigned represents and warrants that this letter of guarantee is a commercial act and that the undersigned is not entitled to claim immunity from legal proceedings with respect to itself or any of its properties or assets on the grounds of sovereignty or otherwise under any law. To the extent that the undersigned or any of its properties or assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the undersigned for itself and its properties and other assets hereby irrevocably waives such right to immunity in respect of its obligations under this letter of guarantee. After this letter of guarantee shall have expired as aforesaid, you will return the same to the undersigned without any request from the undersigned. IN WITNESS WHEREOF, the undersigned has caused this letter of guarantee to be executed and delivered by its duly authorised representative on the day and year above written. Yours very truly, for and on behalf of DANAOS CORPORATION. By Name: Title : for and on behalf of

AGREEMENT This Agreement is made on this 27th day of September 2010 by and between: (1) CELL CONTAINER (NO. 7) CORP. (the “Buyer”); and (2) HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. (the ‘Builder”), (hereinafter the parties referred to individually as the “Party” and collectively as the “Parties”), to amend and supplement the Contract as defined hereinafter. WHEREAS: A. The Buyer and the Builder entered into a shipbuilding contract on 9 November 2007 as amended and supplemented from time to time (the “Contract”) for the construction and sale of one (1) 10,100 TEU class container carrier, having the Builder’s Hull No 5462 (the “Vessel”). B. The Buyer desires to amend the terms of payment of the Contract Price and to postpone part of the final instalment of the Contract Price (as that term is defined in the Contract) until after delivery of the Vessel. C. The Buyer is willing to execute and deliver to the Builder the Mortgage, Assignment and the Time Charter Assignment (each as hereinafter defined) in respect of the Vessel as security for the payment of the postponed part of the final instalment referred to in Recital (B) above. D. Danaos Corporation (the “Guarantor”) is willing to execute and deliver to the Builder the Letter of Guarantee (as hereinafter defined) guaranteeing the payment of the postponed part of the final instalment referred to in Recital (B) above. E. The Builder is willing to agree to such amendment of the terms of payment of the Contract Price and deferral of part of the final instalment upon the terms and conditions herein below. NOW, THEREFORE, for good and valuable consideration the Parties hereby agree to enter into this AGREEMENT on the following terms and conditions. 1 DEFINITIONS “Assignment” has the meaning given in Clause 4.4. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Athens and Seoul. “Delivery Instalment” has the meaning given in Clause 3.1. “Delivery Instalment Due Date” has the meaning given in Clause 3.2. “Due Date” means the Delivery Instalment Due Date and any Post Delivery Instalment Due Date and in the plural means both of them. “Event of Default” has the meaning given in Clause 9.

“First Loan” means the Loan made or to be made available to, amongst others, the Buyer by the First Mortgagee in respect of (inter alia) the Vessel. “First Mortgagee” means the agent that the lenders, HSH Nordbank AG, Piraeus Bank A.E., and Aegean Baltic Bank S.A., will appoint. “First Security” means (i) the first preferred Liberian mortgage over the Vessel in favour of the First Mortgagee and (ii) the first priority assignment of the earnings, insurance and requisition compensation relating to the Vessel in favour of the First Mortgagee. “Intercreditor Deed” means the intercreditor deed between the First Mortgagee and the Builder under which the Post Delivery Instalment shall rank behind the claims of the First Mortgagee under the First Loan entered into or to be entered into between (inter alia) the First Mortgagee and the Buyer providing (inter alia) for the First Security. “Letter of Guarantee” has the meaning given in Clause 4.2. “Mortgage” has the meaning given in Clause 4.3. “Post Delivery Instalment” has the meaning given in Clause 3.1. “Post Delivery Instalment Due Date” has the meaning given in Clause 3.3. “Promissory Note” has the meaning given in Clause 4.1. “Second Security” means the Mortgage, the Assignment and the Time Charter Assignment. “Tax” means any tax (other than tax on the overall income of the Builder, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Transaction Document except for those imposed in Korea upon the payment of the Post Delivery Instalment. “Time Charterer” means Hanjin Shipping Co., Ltd of Seoul. “Time Charter” means the time charter dated 15 November 2007 as amended by addendum no. 1 dated 19 August 2009 between the Buyer and the Time Charterer. “Time Charter Assignment” has the meaning given in Clause 4.5 “Total Loss” means: (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel; (b) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; (c) capture, seizure, arrest, detention, or confiscation of the Vessel by any person, governmental authority or government or by persons acting or purporting to act on behalf of any government or any other person which deprives the Buyer of the use of the Vessel for 90 days or more after that occurrence; and (d) requisition for hire of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Buyer of the use of the Vessel for a period of 90 days or more. “Transaction Documents” means the Contract, this Agreement, the Second Security, the Promissory Notes, the Letter of Guarantee, the Time Charter Assignment and the Intercreditor deed.

2 ADJUSTMENT OF PAYMENT 2.1 Article X. 2 of the Contract shall be amended and shall henceforth be read as follows:- “2. TERMS OF PAYMENT The payments of the CONTRACT PRICE shall be made as follows: (a) First Instalment U.S. Dollars Twenty Nine Million Forty Eight Thousand only (US$29,048,000) shall be paid within four (4) business days of receipt by the BUYER of an original refund guarantee issued by the SHINHAN BANK of Korea (hereinafter called the “SHINHAN”) in the form annexed hereto as Exhibit “A”. Under this CONTRACT, in counting the business days, only Saturdays and Sundays are excepted. When a due date falls on a day when banks are not open for business in New York, N.Y., U.S.A, Korea, London and Greece, such due date shall fall due upon the first business day next following. (b) Second Instalment U.S. Dollars Twenty Nine Million Forty Eight Thousand only (US$29,048,000) shall be paid within six (6) months from the date of signing this CONTRACT. (c) Third Instalment U.S. Dollars Seven Million Two Hundred Sixty Two Thousand only (US$7,262,000) shall be paid within three (3) business days of receipt by the BUYER of an e-mailed or facsimiled advice from the BUILDER upon keel laying. (d) Fourth Instalment U.S. Dollars Seven Million Two Hundred Sixty Two Thousand only (US$7,262,000) shall be paid within three (3) business days of receipt by the BUYER of an e-mailed or facsimiled advice from the BUILDER upon launching. (e) Fifth Instalment’ U.S. Dollars Seventy Two Million Six Hundred Twenty Thousand only (US$72,620,000) plus or minus any increase or decrease due to modifications and/or adjustment, if any, arising prior to delivery of the VESSEL of the CONTRACT PRICE under Articles III and V of this CONTRACT shall be paid to the BUILDER concurrently with the delivery of the VESSEL. (The date stipulated for payment of each of the five instalments mentioned above is hereinafter in this Article and in Article XI referred to as the “DUE DATE” of that instalment.) It is understood and agreed upon by the BUILDER and the BUYER that all payments under the provisions of this Article shall not be delayed or withheld by the BUYER due to any dispute or disagreement of whatsoever nature arising between the BUILDER and the BUYER. Should there be any dispute in this connection, the matter shall be dealt with in accordance with the provisions of arbitration in Article XIII hereof.”

In consideration of the aforesaid adjustment of the payment terms of the Contract, interest shall accrue at the rate of six per cent (6%) per annum. In relation to each Post Delivery Instalment from the date on which such Post-Delivery Instalment was originally due under the Contract but for the provisions of this Agreement up to the date of actual payment. Notwithstanding clause 2.1, the Buyer has an option to pay the fourth instalment and part of the fifth instalment earlier than the expected due date of such instalments as described in the below table. Principal (Adjusted amount) Original payment terms Adjusted payment terms Due date of Interest US$ 29,048,000 to be paid within three (3) business days from event of first steel cutting to be paid upon delivery (or earlier at the Buyer’s option) to be paid upon delivery together with fifth (5th) installment US$ 14,524,000 to be paid within three (3) business days from event of keel laying to be paid upon delivery (or earlier at the Buyer’s option) to be paid upon delivery together with fifth (5th) installment US$7,262,000 to be paid within three (3) business days from event of keel laying to be paid within three (3) business days from event of launching (or earlier at the Buyer’s option) to be paid together with fourth (4t(5)) installment within three (3) business days from the event of launching All payments of interest shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year. For the sake of clarity, the Builder shall notify the Buyer of the exact amount of interest according to the relevant provisions of the Contract.” 3 POSTPONEMENT OF PAYMENT OF INSTALMENTS 3.1 The final instalment of the Contract Price under the Contract will be payable by the Buyer as the delivery instalment (the “Delivery Instalment”) and the post delivery instalment (the “Post Delivery Instalment”). 3.2 The Delivery Instalment in the sum of U.S. Dollars Fifty Million Nine Hundred and Four Thousand Eight Hundred and Sixty (US$50,904,860) plus any increase or minus any decrease due to modifications and/or adjustment, if any, to the Contract Price under Articles III and V of the Contract arising prior to delivery of the Vessel shall be paid by the Buyer on the delivery of the Vessel which is scheduled on March 15, 2011 or such later date as is permissible pursuant to the Contract (the “Delivery Instalment Due Date”). The Post Delivery Instalment amounting to U.S. Dollars Twenty One Million Seven Hundred and Fifteen Thousand One Hundred and Forty (US$21,715,140) shall be paid over a period of four (4) years from the actual delivery of the Vessel in six (6) equal instalments the first due date being 15 September 2012 and the remaining six instalments payable semi-annually thereafter as listed in Table 1. (each a “Post Delivery Instalment Due Date”). Interest shall accrue at the rate of eight per cent (8%) per annum on all of the outstanding balance of the Post Delivery Instalment which shall be paid by the Buyer semi-annually the first due date being 15 September 2011 and at six month intervals thereafter as listed in Table 1. The rate of interest shall be increased to ten per cent (10%) per annum in the event of default. <Repayment schedule for the Post Delivery Instalment based on the the delivery of the Vessel on March 15, 2011> Table 1 PAYMENT DUE DATE PRINCIPAL(A) INTEREST(B) TOTAL (A+B) 1st 15-Sep-11 $887,907 $887,907 15-Mar-12 - $878,256 $878,256 15-Sep-12 $3,619,190 $887,907 $4,507,097 2nd 15-Mar-13 $3,619,190 $727,859 $4,347,049 3rd 15-Sep-13 $3,619,190 $591,938 $4,211,128 4th 15-Mar-14 $3,619,190 $436,715 $4,055,905 5th 15-Sep-14 $3,619,190 $295,969 $3,915,159 6th 15-Mar-15 $3,619,190 $145,571 $3,764,761 TOTAL $21,715,140 $4,852,122 $26,567,262 The figures in above Table 1 shall be adjusted in accordance with Clause 3.3 if the actual delivery of the Vessel is other than March 15, 2011. 3.4 It is understood and agreed by the Builder and the Buyer that no payments to be made by the Buyer pursuant to this Clause 3 shall be delayed or withheld by the Buyer due to any dispute or disagreement of whatsoever nature arising between the Builder and the Buyer. If a Due Date would otherwise fall on a day which is not a Business Day, that Due Date will instead be on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 3.5 The Buyer shall make all payments without any Tax Deduction, unless a Tax Deduction is required by law. 3.6 If a Tax Deduction is required by law to be made by the Buyer, the amount of the payment due from the Buyer shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 3.7 The Buyer may at any time, if it gives the Builder not less than 15 days’ prior notice, prepay the whole or part of the Post Delivery Instalment, but if in part then the Buyer shall state which of the Promissory Notes is to be prepaid and such Promissory Note shall be prepaid in full and not in part. Any prepayment shall be made together with accrued interest. 3.8 Article X. 8 of the Contract shall be amended and shall hereafter be read so that at the end of the first paragraph the following wording is inserted:-

“In the event that the BUYER pays to the BUILDER any amount in excess of the pre-delivery instalments, the BUILDER will procure that Shinhan Bank of Korea will amend its letter of guarantee (or arrange for the issue of a replacement) so as to include such excess amount. 4 SECURITIES TO BE FURNISHED BY THE BUYER As a condition precedent to the effectiveness of this Agreement the Buyer shall furnish the Builder with securities as follows upon the delivery of the Vessel. 4.1 Promissory Notes The Buyer shall execute and deliver to the Builder six (6) promissory notes (each individually a “Promissory Note” and collectively the “Promissory Notes”) as follows: (a) Each Promissory Note shall relate to an instalment under the Post Delivery Instalment and shall be for a payment of an amount of principal (A) and interest (B) as listed in Table 1 next to the corresponding instalment to which that Promissory Note relates. (b) Each Promissory Note shall be in the form annexed hereto as Exhibit “A”. 4.2 Letter of Guarantee The Buyer shall furnish the Builder with an unconditional letter of guarantee, being in the form annexed hereto as Exhibit “B” and in respect of each Promissory Note issued by the Buyer (each individually a “Letter of Guarantee” and collectively the “Letters of Guarantee”) each such Letter of Guarantee to be duly executed and delivered by the Guarantor guaranteeing the payment by the Buyer of the principal sums and interest specified in the relevant Promissory Note. 4.3 Second Preferred Mortgage on the Vessel The Buyer shall execute and deliver to the Builder a second preferred Liberian mortgage over the Vessel in the maximum principal amount of US$28,229,682 in form and substance satisfactory to the Builder (the “Mortgage”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 4.4 Second Priority Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the earnings, insurances and requisition compensation of the Vessel in form and substance satisfactory to the Builder (the “Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 4.5 Time Charter Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the Time Charter of the Vessel in form and substance satisfactory to the Builder (the “Time Charter Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement.

5 OTHER CONDITIONS PRECEDENT The Buyer shall, on or prior to delivery of the Vessel, provide the following to the Builder: 5.1 satisfactory evidence that the earnings, insurance and requisition compensation of the Vessel are free from encumbrances other than the First Security. 5.2 satisfactory evidence that the Vessel is insured and classed as provided by the terms of the Mortgage and that the Mortgage is duly registered on the Liberian Ship Register; 5.3 certified true copies of the constitutional documents of the Buyer and the Guarantor together with certified true copies of board resolutions of the Buyer and certified extract of the standing resolutions of the Guarantor and a power of attorney authorising the execution of this Agreement, the Second Security, the Promissory Notes and the Letters of Guarantee and to which the Buyer and the Guarantor is, or will be a party; 5.4 certified true copies of all licenses, consents or approvals which may be required by the Buyer or the Guarantor in connection with the execution and validity and enforceability of any of the documents to which they are a party; 5.5 originals or certified true copies from the Buyer’s and the Guarantor’s agents for receipt of service and proceedings accepting their appointment under each of the documents in which they are to be appointed as agents; 5.6 the Intercreditor Deed duly signed; 5.7 satisfactory legal opinions addressed to the Builder on matters of Liberian and Marshall Islands law relating to the due execution of all documents by the Buyer and the Guarantor and the validity of this Agreement, the Promissory Notes, the Letter of Guarantee and all of the Second Security executed in favour of the Builder. 6 DEFAULT INTEREST If the Builder does not receive on the due date any sum due from the Buyer under this Agreement (or any other agreement entered into by the Buyer in connection with this Agreement), the Buyer shall on demand pay interest on such sum from and including the due date to the date of actual payment (as well as before judgment) at the rate per annum of ten per cent (10%). 7 CALCULATION OF INTEREST All payments of interest hereunder shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year. 8 GENERAL UNDERTAKINGS The Buyer further undertakes that, throughout the period from the date hereof until the full amount of the Delivery Instalment and Post Delivery Instalment together with accrued interest thereon has been paid to the Builder: 8.1 it will ensure that at all times the claims of the Builder against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application;

8.2 it will ensure that at all times the insured value of the Vessel in the hull and machinery policies shall in no event be less than one hundred and twenty five per cent (125%) of, the contract price under the Contract; the Buyer will (i) upon the Builder’s written request provide the Builder with copies of the said insurance policies; and (ii) notify the Builder promptly and in writing of any changes to the insured value of the Vessel whether made pursuant to this undertaking or otherwise; 8.3 it shall procure that the interest of the Builder shall be endorsed on the relevant hull and machinery policy by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with proforma copies thereof and a letter of undertaking in such form as is customary; 8.4 it shall procure that the interest of the Builder shall be endorsed on the Certificate of Entry or policy of the protection and indemnity and/or war risks association by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with a copy of the certificate of entry or policy and a letter of undertaking in such form as is customary by the PM association; 8.5 it shall ensure that the earnings, insurances and requisition compensation of the Vessel are free from encumbrances other than the First Security and Second Security; 8.6 it shall not create or permit to subsist any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect over any of its assets other than the First Security and Second Security and liens arising in the ordinary course of business or by operation of law. 9 EVENTS OF DEFAULT Each of the following events shall constitute an event of default (each an “Event of Default”) (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority): 9.1 The Buyer fails to pay any amount (whether in respect of principal, interest or otherwise) due and payable by the Buyer to the Builder under this Agreement or any of the Promissory Notes on the due date and such failure is not remedied within 15 days; or 9.2 the Buyer or the Guarantor defaults in the due performance and discharge of any of its other duties or liabilities under this Agreement or the Transaction Documents to which it is a party unless such failure, in the Builder’s opinion, is capable of remedy and is remedied within 30 days of such failure; or 9.3 any order shall be made by any competent court or other competent authority or a resolution shall be passed by the Buyer or the Guarantor, for the appointment of a liquidator of, or otherwise for the winding-up or dissolution of the Buyer or the Guarantor, except for the purpose of amalgamation or re-organisation (not involving or arising out of insolvency) the terms of which shall have received the prior written approval of the Builder; or 9.4 an administrator, receiver, administrative receiver, manager, trustee or similar official is appointed (and such appointment is not cancelled or withdrawn within 30 days) for all or a part of the assets and undertaking of the Buyer having a value of at least $500,000 or the Guarantor having a value of at least $5,000,000; or 9.5 it becomes unlawful for the Buyer or the Guarantor to perform and discharge any of its duties and liabilities contained in this Agreement and/or the Transaction Documents to which it is a party or for the Builder to exercise any of its rights and powers under this Agreement and/or the Transaction Documents; or 9.6 anything is done or omitted to be done by the Buyer or the Guarantor which materially prejudices the security under the second security and has not been cured within 30 days of the builder giving notice thereof to the Buyer; or 9.7 the First Loan is declared due and payable prior to its stated maturity by reason of an event of default (howsoever defined), or 9.8 an event of default occurs under the Shipbuilding Contract as amended in respect of Hull No. 5459. 10 POWERS ON DEFAULT 10.1 Upon the occurrence of an Event of Default, the Builder may, by notice to the Buyer, declare that the Post Delivery Instalment together with accrued interest is either immediately due and payable or payable on demand, whereupon the Post Delivery Instalment together with accrued interest shall become immediately due and payable or (as the case may be) payable on demand being made by the Builder. 10.2 In addition the Builder may take any other action, exercise any other right or pursue any other remedy conferred upon the Builder by this Agreement and/or the Transaction Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default. 10.3 Save for the amendments contained herein, all other terms and conditions of the Contract shall remain valid and in full force. 10.4 The Builder’s rights under this Clause are subject to the provisions of the Intercreditor Deed. 11 TOTAL LOSS Following the occurrence of a Total Loss with respect to the Vessel, the Post Delivery Instalment together with accrued interest on the Post Delivery Instalment shall become due and payable on the earlier of (i) 120 days after such Total Loss has occurred or is deemed to have occurred, and (ii) the day on which insurance proceeds or other compensation monies in respect of the Total Loss have been received by the party entitled thereto. 12 [NOT USED] 13 COSTS AND EXPENSES The Buyer shall promptly on demand pay the Builder the amount of all costs and expenses (including legal fees) reasonably incurred by the Builder in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement; and any other documents executed after the date of this Agreement.

14 CONFIDENTIALITY This Agreement shall be kept strictly private and confidential and shall not be disclosed to any other third party. Notwithstanding the foregoing, disclosure is permitted (i) to the Buyer’s and Guarantor’s financiers and potential financiers, (ii) to the Buyer’s and Guarantor’s shareholders and affiliates, (iii) to Buyer’s and Guarantor’s legal and financial advisers and (iv) as may be required by law (including by virtue of rules and regulations of any securities exchange authorities). 15 ENTIRE AGREEMENT This Agreement shall constitute an integral part of the Contract and shall constitute the only and entire agreement between the Parties with respect to the subject matter hereof and unless otherwise expressly agreed between the Parties, all other agreements, oral or written, made and entered into between the Parties prior to the execution of this Agreement shall be null and void. 16 ENFORCEMENT AND JURISDICTION This Agreement and any non-contractual obligations arising in connection with this Agreement is governed by and construed in accordance with English law. 16.1 The High Court in London England has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). 16.2 The Parties agree that the High Court in London England is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary. 16.3 Clause 15.2 is for the benefit of the Builder only. As a result, the Builder shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. 16.4 To the extent allowed by law, the Builder may take concurrent proceedings in any number of jurisdictions. 16.5 Without prejudice to any other mode of service allowed under any relevant law, the Buyer: 16.5.1 irrevocably appoints Danaos Management Consultants whose registered office is at 4 Staples Inn, Holborn, London WCIV 7QU as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement or any Transaction Document; and 16.5.2 agree that failure by a process agent to notify any Buyer of the process will not invalidate the proceedings concerned. IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the day and year first above written.

SIGNATURES For and on behalf of CELLCONTAINER (NO. 7) CORP. By: [ILLEGIBLE] Name: [ILLEGIBLE] Title: ATTORNEY-IN-FACT For and on behalf of HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. By: [ILLEGIBLE] Name: E. C. HAN Title: ATTORNEY-IN-FACT In witness M. Papankoluau MICHALIS PAPANIKOLUAU ATTORNEY AT LAW DANAOS SHIPPNG CO.. LTD. 14. AKT1 KONDYL1 118 52 PIRACUS

EXHIBIT A PROMISSORY NOTE NO. US$ Date: 20 For value received, Cellcontainer (No. 7) Corp. a corporation duly organized and existing under the laws of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia hereby unconditionally promises to pay on to Hyundai Samho Heavy Industries Co., Ltd. or its nominee or its assignees, or any other holder hereof from time to time or its order the principal sum of US$ only, and to pay interest on the said principal sum from and including [•] at the rate of eight per cent (8%) per annum, the first payment of interest to be due and payable on [•] and thereafter payable semi-annually on the [•] and on the [•] of each and every year, until maturity (whether by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until the principal sum and the interest thereon are fully paid. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. Both principal and interest shall be payable in United States Dollars in immediately available funds at the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•] with [  ] Morgan Chase Bank, New York, U.S.A.] without any deduction or withholding for or on account of any present or future taxes or other charges. If the maker of this note is required to make any such deduction or withholding from any payment hereunder, the maker shall pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required. This note is one of a series of six (6) promissory notes in the aggregate principal amount of US$[  ] of like form and tenor except their respective numbers, principal amounts and dates of maturity (together the “Series Notes”). Each of said notes is secured by a letter of guarantee issued by DANAOS CORPORATION a corporation duly organized and existing under the laws of [   ] having its registered office at [ ]. In the event of a default in the payment of the principal when the same shall become due and payable, then interest at the rate of ten per cent (10%) per annum on the principal and any accrued interest from the due date to the date of payment shall be due and payable together with the principal and accrued interest. In the event default shall be made in the payment of the principal or interest on this note, or in the payment of the principal of or interest on any of the other Series Notes, as and when the same shall become due and payable and such default shall continue for a period of fifteen (15) days, the holder of this note may at its option declare the principal of and accrued interest on this note to be forthwith due and payable, whereupon the same shall be forthwith due and payable, and the holder hereof shall have the other remedies herein or by law provided. The maker of this note may, if it gives the holder not less than fifteen (15) days’ prior notice, prepay the whole of this note by payment of the principal hereof together with accrued interest hereon to and including the date of prepayment, provided, however that there shall be no default in payment of principal or interest on this note or on any of the other Series Notes as of the date of such prepayment.

This note may be transferred or assigned by the holder of this note to any bank with the prior notice to the maker. The maker unconditionally agrees to promptly pay to and reimburse the holder hereof on demand any and all reasonable costs and expenses including, without limitation to, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this note. The holder of this note shall be under no obligation to make presentment, protest, demand or notice of any kind whatsoever for the payment of this note. The maker and the endorsers of this note hereby waive the right to interpose any defense, set-off or counterclaim of any nature or description in any action or proceeding arising on, out of, under or by reason of this note. The maker hereby authorizes and empowers the holder of this note to acknowledge on the maker’s behalf by endorsement the receipt of the payment or prepayment of the principal sum or interest thereon. Upon full payment of all sums payable on this note and the other Series Notes, the holder of this note shall immediately return this note to the maker with such endorsement to the effect that this note has been fully paid. This note and any non-contractual obligations arising in connection with this note shall be governed by and construed in accordance with the laws of England. The maker and the endorsers hereby consent to any legal action or proceeding in relation to this note being brought in the High Court in London, England and hereby irrevocably waives any immunity from suit, attachment, (before or after judgment) or execution on a judgment to which they or their property may be entitled. The maker and the endorsers hereby irrevocably submit to the exclusive jurisdiction of the courts of England. Without prejudice to any other mode of service allowed under any relevant law, the undersigned: irrevocably appoints [   ] whose registered office is at [   ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this note; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this note, and to constitute this note the valid obligation of the maker in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulation. IN WITNESS WHEREOF, the undersigned has caused this note be signed in its corporate name by its representative thereunto duly authorized on the day and year first above written.

For and on behalf of CELLCONTAINER (NO. 7) CORP.] By Name: Title:

EXHIBIT B Date: 20 Hyundai Samho Heavy Industries Co., Ltd. 1700, Yongdang-Ri, Samho-Eup, Youngam-Gun, Chollanam-Do, KOREA LETTER OF GUARANTEE NO. Gentlemen : In consideration of your completing and delivering one (1) 10,100 TEU Class Container Carrier, your Hull No. 462 (hereinafter called the “Vessel”), to CELLCONTAINER (NO. 7) CORP. (hereinafter called the “Buyer”), on deferred payment basis, under a certain shipbuilding Contract dated November 9, 2007, as amended, entered into by and between you and the Buyer, the undersigned, as primary obligor and not as surety merely, does hereby irrevocably, absolutely and unconditionally guarantee jointly and severally the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) by the Buyer of the promissory note No. in the principal amount of US$ to be due and payable on to be issued by the Buyer to the order of yourself upon delivery of the Vessel pursuant to the said shipbuilding Contract, and also guarantee the due and punctual payment by the Buyer of interest on this promissory note No. , the first payment of interest to be due and payable on [   ] and thereafter payable semi-annually, at the rate of eight per cent (8%) per annum until maturity (by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until full payment. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. The undersigned hereby waives the right to interpose any defense, set-off or counter-claim of any nature or description in any action or proceedings arising on, out of, under or by reason of the notes or this letter of guarantee or said shipbuilding Contract. The Promissory Note No. is one of a series of six (6) Promissory Notes in the aggregate principal amount of US$ [   ] In the event that the Buyer fails to pay the said Promissory Note and/or interest thereon on the maturity date (by acceleration or otherwise) in accordance with the terms of the said promissory notes, the undersigned will pay to you the amounts due immediately upon receipt by us of written demand from you including a statement that the Buyer is in default of payment of the said promissory notes and/or interest thereon, without requesting you to take any or further procedure or step against the Buyer or with respect to the promissory notes and/or interest thereon, together with default interest on any such amounts demanded by you as aforesaid from the due date thereof until the payment in full of such amounts at the rate of ten per cent (10%) per annum payable in accordance with the terms of the said promissory notes and any and all reasonable costs and expenses including, without limitation, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this guarantee. The undersigned hereby consents to any renewals, changes, extensions or partial payments of the promissory notes or the indebtedness for which they are given without prior notice to us, and consents that no such renewals, changes, extensions or partial payments shall discharge any party to the promissory note or us from any liability thereon or hereon in whole or in part (other than to the extent of any such partial prepayment).

The undersigned hereby agrees that this guarantee and undertaking hereunder shall be assignable to and shall inure to the benefit of the holder of the promissory note No. as if each of them was originally named herein. The payment by the undersigned under this guarantee shall be made in United States Dollars in immediately available funds by telegraphic transfer to the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] in favour of you or your assignee without deduction, withholding or set-off. In the event that any deduction or withholding is imposed on any payment to be made hereunder by law or by any taxing authority, the undersigned agrees to pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required after allowance for any increase in taxes or charges payable by virtue of the receipt of such additional amount. This letter of guarantee shall come into full force and effect upon delivery of the Vessel by you to the Buyer and shall continue in force and effect until the full payment of the promissory note No. and interest thereon whichever occurs last. The obligation of the undersigned hereunder is joint and several with any other guarantee or security and absolute and unconditional irrespective of any legal limitation, disability, incapacity or other circumstance relating to the Buyer or any other person, or any amendment or supplement to the said shipbuilding Contract, the promissory notes or any other document, instrument or agreement contemplated therein or of the genuineness, legality, validity, regularity or enforceability of the said shipbuilding Contract, the Promissory Notes or any other documents, instruments or agreements contemplated therein. This shall be a continuing guarantee and shall cover and secure any ultimate balance owing under the promissory note No. , but you shall not be obliged to exhaust your recourse against the Buyer or the securities which you may hold before being entitled to payment from the undersigned of the obligation hereby guaranteed. The undersigned hereby represents and warrants that (A) the undersigned is a company duly organised and validly existing and in full compliance with the, laws of [   ] and has full legal right, power and authority to execute this letter of guarantee and to perform its obligations hereunder, (B) it has taken all appropriate and necessary corporate action to authorize the issuance of this letter of guarantee and the performance by it of its obligations hereunder, (C) the execution, delivery and performance of this letter of guarantee and the covenants herein contained will not violate or contravene any provisions of any applicable treaty, law or regulation or any judgment order or decree of any court, or governmental agency, or violate or result in breach of its constitutional documents, (D) this letter of guarantee constitutes the legal, valid and binding obligations of the undersigned enforceable in accordance with its terms subject to overriding principles, if any, of insolvency law, and (E) it has obtained all necessary consents, licenses, approvals, and authorisations, and registrations or declarations, with any governmental authority required in connection with the validity and enforceability of its guarantee and the same are in full force and effect. This letter of guarantee and any non-contractual obligations arising in connection with this letter of guarantee shall be governed by and construed in accordance with the laws of England. The undersigned hereby irrevocably consents that any legal action or proceeding against the undersigned, or any of its property, with respect to this letter of guarantee may be brought in the High Court in London, England, and by execution and delivery of this letter of guarantee the undersigned hereby accepts in regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally the exclusive jurisdiction of the aforesaid court.

Notwithstanding anything to the contrary contained in this letter of guarantee or any of the documents executed as security therefore, the agreement, obligations and liabilities of the undersigned herein contained are joint and several and shall be construed accordingly. The undersigned agrees and consents to be bound by this letter of guarantee notwithstanding that this letter of guarantee may be invalid or unenforceable against the undersigned, whether or not the deficiency is known to yourself. You shall be at liberty to release the undersigned from this letter of guarantee and to compound with or otherwise vary or agree to vary the liability or to grant time and indulgence to make other arrangements with the undersigned without prejudicing or affecting the rights and remedies of yourself against the other undersigned. Without prejudice to any other mode of service allowed under any relevant law, the undersigned irrevocably appoints [   ] whose registered office is at [ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this letter of guarantee; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The undersigned represents and warrants that this letter of guarantee is a commercial act and that the undersigned is not entitled to claim immunity from legal proceedings with respect to itself or any of its properties or assets on the grounds of sovereignty or otherwise under any law. To the extent that the undersigned or any of its properties or assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the undersigned for itself and its properties and other assets hereby irrevocably waives such right to immunity in respect of its obligations under this letter of guarantee. After this letter of guarantee shall have expired as aforesaid, you will return the same to the undersigned without any request from the undersigned. IN WITNESS WHEREOF, the undersigned has caused this letter of guarantee to be executed and delivered by its duly authorised representative on the day and year above written. Yours very truly, for and on behalf of DANAOS CORPORATION. By Name: Title : for and on behalf of

AGREEMENT This Agreement is made on this 27th day of September 2010 by and between: (1) CELLCONTAINER (NO. 8) CORP. (the “Buyer”); and (2) HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. (the “Builder”), (hereinafter the parties referred to individually as the “Party” and collectively as the “Parties”), to amend and supplement the Contract as defined hereinafter. WHEREAS: A. The Buyer and the Builder entered into a shipbuilding contract on 9 November 2007 as amended and supplemented from time to time (the “Contract”) for the construction and sale of one (1) 10,100 TEU class container carrier, having the Builder’s Hull No S463 (the “Vessel”). B. The Buyer desires to amend the terms of payment of the Contract Price and to postpone part of the final instalment of the Contract Price (as that term is defined in the Contract) until after delivery of the Vessel. C. The Buyer is willing to execute and deliver to the Builder the Mortgage, Assignment and the Time Charter Assignment (each as hereinafter defined) in respect of the Vessel as security for the payment of the postponed part of the final instalment referred to in Recital (B) above. D. Danaos Corporation (the “Guarantor”) is willing to execute and deliver to the Builder the Letter of Guarantee (as hereinafter defined) guaranteeing the payment of the postponed part of the final instalment referred to in Recital (B) above. E. The Builder is willing to agree to such amendment of the terms of payment of the Contract Price and deferral of part of the final instalment upon the terms and conditions herein below. NOW, THEREFORE, for good and valuable consideration the Parties hereby agree to enter into this AGREEMENT on the following terms and conditions. 1 DEFINITIONS “Assignment” has the meaning given in Clause 4.4. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Athens and Seoul. “Delivery Instalment” has the meaning given in Clause 3.1. “Delivery Instalment Due Date” has the meaning given in Clause 3.2. “Due Date” means the Delivery Instalment Due Date and any Post Delivery Instalment Due Date and in the plural means both of them. “Event of Default” has the meaning given in Clause 9.

“First Loan” means the Loan made or to be made available to, amongst others, the Buyer by the First Mortgagee in respect of (inter alia) the Vessel. “First Mortgagee” means the agent that the lenders, ABN AMRO Bank N.V., Lloyds TSB Bank Plc, and National Bank of Greece S.A., will appoint. “First Security” means (i) the first preferred Liberian mortgage over the Vessel in favour of the First Mortgagee and (ii) the first priority assignment of the earnings, insurance and requisition compensation relating to the Vessel in favour of the First Mortgagee. “Intercreditor Deed” means the intercreditor deed between the First Mortgagee and the Builder under which the Post Delivery Instalment shall rank behind the claims of the First Mortgagee under the First Loan entered into or to be entered into between (inter alia) the First Mortgagee and the Buyer providing (inter alia) for the First Security. “Letter of Guarantee” has the meaning given in Clause 4.2. “Mortgage” has the meaning given in Clause 4.3. “Post Delivery Instalment” has the meaning given in Clause 3.1. “Post Delivery Instalment Due Date” has the meaning given in Clause 3.3. “Promissory Note” has the meaning given in Clause 4.1. “Second Security” means the Mortgage, the Assignment and the Time Charter Assignment. “Tax” means any tax (other than tax on the overall income of the Builder, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Transaction Document except for those imposed in Korea upon the payment of the Post Delivery Instalment. “Time Charterer” means Hanjin Shipping Co., Ltd of Seoul. “Time Charter” means the time charter dated 15 November 2007 as amended by addendum no. 1 dated 19 August 2009 between the Buyer and the Time Charterer. “Time Charter Assignment” has the meaning given in Clause 4.5 “Total Loss” means: (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel; (b) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; (c) capture, seizure, arrest, detention, or confiscation of the Vessel by any person, governmental authority or government or by persons acting or purporting to act on behalf of any government or any other person which deprives the Buyer of the use of the Vessel for 90 days or more after that occurrence; and (d) requisition for hire of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Buyer of the use of the Vessel for a period of 90 days or more.

“Transaction Documents” means the Contract, this Agreement, the Second Security, the Promissory Notes, the Letter of Guarantee, the Time Charter Assignment and the Intercreditor Deed. 2 ADJUSTMENT OF PAYMENT 2.1 Article X. 2 of the Contract shall be amended and shall henceforth be read as follows:- “2. TERMS OF PAYMENT The payments of the CONTRACT PRICE shall be made as follows: (a) First Instalment U.S. Dollars Twenty Nine Million Forty Eight Thousand only (US$29,048,000) shall be paid within four (4) business days of receipt by the BUYER of an original refund guarantee issued by the SHINHAN BANK of Korea (hereinafter called the “SHINHAN”) in the form annexed hereto as Exhibit “A”. Under this CONTRACT, in counting the business days, only Saturdays and Sundays are excepted. When a due date falls on a day when banks are not open for business in New York, N.Y., U.S.A, Korea, London and Greece, such due date shall fall due upon the first business day next following. (b) Second Instalment U.S. Dollars Twenty Nine Million Forty Eight Thousand only (US$29,048,000) shall be paid within six (6) months from the date of signing this CONTRACT. (c) Third Instalment U.S. Dollars Seven Million Two Hundred Sixty Two Thousand only (US$7,262,000) shall be paid within three (3) business days of receipt by the BUYER of an e-mailed or facsimiled advice from the BUILDER upon keel laying. (d) Fourth Instalment U.S. Dollars Seven Million Two Hundred Sixty Two Thousand only (US$7,262,000) shall be paid within three (3) business days of receipt by the BUYER of an e-mailed or facsimiled advice from the BUILDER upon launching. (e) Fifth Instalment U.S. Dollars Seventy Two Million Six Hundred Twenty Thousand only (US$72,620,000) plus or minus any increase or decrease due to modifications and/or adjustment, if any, arising prior to delivery of the VESSEL of the CONTRACT PRICE under Articles III and V of this CONTRACT shall be paid to the BUILDER concurrently with the delivery of the VESSEL. (The date stipulated for payment of each of the five instalments mentioned above is hereinafter in this Article and in Article XI referred to as the “DUE DATE” of that instalment.) It is understood and agreed upon by the BUILDER and the BUYER that all payments under the provisions of this Article shall not be delayed or withheld by the BUYER due to any dispute or disagreement of whatsoever nature arising between the BUILDER and the BUYER. Should there be any dispute in this connection, the matter shall be dealt with in accordance with the provisions of arbitration in Article XIII hereof.” In consideration of the aforesaid adjustment of the payment terms of the Contract, interest shall accrue at the rate of six per cent (6%) per annum. In relation to each Post Delivery Instalment from the date on which such Post-Delivery Instalment was originally due under the Contract but for the provisions of this Agreement up to the date of actual payment. Notwithstanding clause 2.1, the Buyer has an option to pay the fourth instalment and part of the fifth instalment earlier than the expected due date of such instalments as described in the below table. Principal (Adjusted amount) Original payment terms Adjusted payment terms Due date of Interest US$ 29,048,000 to be paid within three (3) business days from event of first steel cutting to be paid upon delivery (or earlier at the Buyer’s option) to be paid upon delivery together with fifth (5th) installment US$ 14,524,000 to be paid within three (3) business days from event of keel laying to be paid upon delivery (or earlier at the Buyer’s option) to be paid upon delivery together with fifth (5th) installment US$7,262,000 to be paid within three (3) business days from event of keel laying to be paid within three (3) business days from event of launching (or earlier at the Buyer’s option) to be paid together with fourth (4th) installment within three (3) business days from the event of launching All payments of interest shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year. For the sake of clarity, the Builder shall notify the Buyer of the exact amount of interest according to the relevant provisions of the Contract.” 3 POSTPONEMENT OF PAYMENT OF INSTALMENTS 3.1 The final instalment of the Contract Price under the Contract will be payable by the Buyer as the delivery instalment (the “Delivery Instalment”) and the post delivery instalment (the “Post Delivery Instalment”). 3.2 The Delivery Instalment in the sum of U.S. Dollars Fifty Million Nine Hundred and Four Thousand Eight Hundred and Sixety (US$50,904,860) plus any increase or minus any decrease due to modifications and/or adjustment, if any, to the Contract Price under Articles III and V of the Contract arising prior to delivery of the Vessel shall be paid by the Buyer on the delivery of the Vessel which is scheduled on May 25, 2011 or such later date as is permissible pursuant to the Contract (the “Delivery Instalment Due Date”).

3.3 The Post Delivery Instalment amounting to U.S. Dollars Twenty One Million Seven Hundred and Fifteen Thousand One Hundred and Forty (US$21,715,140) shall be paid over a period of four (4) years from the actual delivery of the Vessel in six (6) equal instalments the first due date being November 25, 2012 and the remaining six instalments payable semi-annually thereafter as listed in Table 1. (each a "**Post Delivery Instalment Due Date**"). Interest shall accrue at the rate of eight per cent (8%) per annum on all of the outstanding balance of the Post Delivery Instalment which shall be paid by the Buyer semi-annually the first due date being November 25, 2011 and at six month intervals thereafter as listed in Table 1. The rate of interest shall be increased to ten per cent (10%) per annum in the event of default.

<Repayment schedule for the Post Delivery Instalment based on the the delivery of the Vessel on May 25, 2011>

Table 1

PAYMENT	DUE DATE	PRINCIPAL(A)	INTEREST(B)	TOTAL(A+B)
1st	25-Nov-11	-	$887,907	$887,907
	25-May-12	-	$878,256	$878,256
	25-Nov-12	$3,619,190	$887,907	$4,507,097
2nd	25-May-13	$3,619,190	$727,859	$4,347,049
3rd	25-Nov-13	$3,619,190	$591,938	$4,211,128
4th	25-May-14	$3,619,190	$436,715	$4,055,905
5th	25-Nov-14	$3,619,190	$295,969	$3,915,159
6th	25-May-15	$3,619,190	$145,571	$3,764,761
TOTAL		$21,715,140	**$4,852,122**	**$26,567,262**

The figures in above Table 1 shall be adjusted in accordance with Clause 3.3 if the actual delivery of the Vessel is other than May 25, 2011.

3.4 It is understood and agreed by the Builder and the Buyer that no payments to be made by the Buyer pursuant to this Clause 3 shall be delayed or withheld by the Buyer due to any dispute or disagreement of whatsoever nature arising between the Builder and the Buyer. If a Due Date would otherwise fall on a day which is not a Business Day, that Due Date will instead be on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

3.5 The Buyer shall make all payments without any Tax Deduction, unless a Tax Deduction is required by law.

3.6 If a Tax Deduction is required by law to be made by the Buyer, the amount of the payment due from the Buyer shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

3.7 The Buyer may at any time, if it gives the Builder not less than 15 days' prior notice, prepay the whole or part of the Post Delivery Instalment, but if in part then the Buyer shall state which of the Promissory Notes is to be prepaid and such Promissory Note shall be prepaid in full and not in part. Any prepayment shall be made together with accrued interest.

3.8 Article X. 8 of the Contract shall be amended and shall hereafter be read so that at the end of the first paragraph the following wording is inserted:- “In the event that the BUYER pays to the BUILDER any amount in excess of the pre-delivery instalments, the BUILDER will procure that Woori Bank of Korea will amend its letter of guarantee (or arrange for the issue of a replacement) so as to include such excess amount. 4 SECURITIES TO BE FURNISHED BY THE BUYER As a condition precedent to the effectiveness of this Agreement the Buyer shall furnish the Builder with securities as follows upon the delivery of the Vessel. 4.1 Promissory Notes The Buyer shall execute and deliver to the Builder six (6) promissory notes (each individually a “Promissory Note” and collectively the “Promissory Notes”) as follows: (a) Each Promissory Note shall relate to an instalment under the Post Delivery Instalment and shall be for a payment of an amount of principal (A) and interest (B) as listed in Table 1 next to the corresponding instalment to which that Promissory Note relates. (b) Each Promissory Note shall be in the form annexed hereto as Exhibit “A”. 4.2 Letter of Guarantee The Buyer shall furnish the Builder with an unconditional letter of guarantee, being in the form annexed hereto as Exhibit “B” and in respect of each Promissory Note issued by the Buyer (each individually a “Letter of Guarantee” and collectively the “Letters of Guarantee”) each such Letter of Guarantee to be duly executed and delivered by the Guarantor guaranteeing the payment by the Buyer of the principal sums and interest specified in the relevant Promissory Note. 4.3 Second Preferred Mortgage on the Vessel The Buyer shall execute and deliver to the Builder a second preferred Liberian mortgage over the Vessel in the maximum principal amount of US$28,229,682 in form and substance satisfactory to the Builder (the “Mortgage”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 4.4 Second Priority Assignment The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the earnings, insurances and requisition compensation of the Vessel in form and substance satisfactory to the Builder (the “Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 4.5 Time Charter Assignment

The Buyer shall execute and deliver to the Builder a second priority assignment of its interests in the Time Charter of the Vessel in form and substance satisfactory to the Builder (the “Time Charter Assignment”) as security for (i) the Buyer’s obligations under the Promissory Notes and (ii) the obligations of the Buyer under this Agreement. 5 OTHER CONDITIONS PRECEDENT The Buyer shall, on or prior to delivery of the Vessel, provide the following to the Builder: 5.1 satisfactory evidence that the earnings, insurance and requisition compensation of the Vessel are free from encumbrances other than the First Security. 5.2 satisfactory evidence that the Vessel is insured and classed as provided by the terms of the Mortgage and that the Mortgage is duly registered on the Liberian Ship Register; 5.3 certified true copies of the constitutional documents of the Buyer and the Guarantor together with certified true copies of board resolutions of the Buyer and certified extract of the standing resolutions of the Guarantor and a power of attorney authorising the execution of this Agreement, the Second Security, the Promissory Notes and the Letters of Guarantee and to which the Buyer and the Guarantor is, or will be a party; 5.4 certified true copies of all licenses, consents or approvals which may be required by the Buyer or the Guarantor in connection with the execution and validity and enforceability of any of the documents to which they are a party; 5.5 originals or certified true copies from the Buyer’s and the Guarantor’s agents for receipt of service and proceedings accepting their appointment under each of the documents in which they are to be appointed as agents; 5.6 the Intercreditor Deed duly signed; 5.7 satisfactory legal opinions addressed to the Builder on matters of Liberian and Marshall Islands law relating to the due execution of all documents by the Buyer and the Guarantor and the validity of this Agreement, the Promissory Notes, the Letter of Guarantee and all of the Second Security executed in favour of the Builder. 6 DEFAULT INTEREST If the Builder does not receive on the due date any sum due from the Buyer under this Agreement (or any other agreement entered into by the Buyer in connection with this Agreement), the Buyer shall on demand pay interest on such sum from and including the due date to the date of actual payment (as well as before judgment) at the rate per annum of ten percent (10%). 7 CALCULATION OF INTEREST All payments of interest hereunder shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year.

8 GENERAL UNDERTAKINGS The Buyer further undertakes that, throughout the period from the date hereof until the full amount of the Delivery Instalment and Post Delivery Instalment together with accrued interest thereon has been paid to the Builder: 8.1 it will ensure that at all times the claims of the Builder against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application; 8.2 it will ensure that at all times the insured value of the Vessel in the hull and machinery policies shall in no event be less than one hundred and twenty five per cent (125%) of, the contract price under the Contract; the Buyer will (i) upon the Builder’s written request provide the Builder with copies of the said insurance policies; and (ii) notify the Builder promptly and in writing of any changes to the insured value of the Vessel whether made pursuant to this undertaking or otherwise; 8.3 it shall procure that the interest of the Builder shall be endorsed on the relevant hull and machinery policy by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with proforma copies thereof and a letter of undertaking in such form as is customary; 8.4 it shall procure that the interest of the Builder shall be endorsed on the Certificate of Entry or policy of the protection and indemnity and/or war risks association by incorporation of a loss payable clause (in a form agreed by the Builder) and notice of assignment of insurances signed by the Buyer and that the Builder shall be furnished with a copy of the certificate of entry or policy and a letter of undertaking in such form as is customary by the P&I association; 8.5 it shall ensure that the earnings, insurances and requisition compensation of the Vessel are free from encumbrances other than the First Security and Second Security; 8.6 it shall not create or permit to subsist any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect over any of its assets other than the First Security and Second Security and liens arising in the ordinary course of business or by operation of law. 9 EVENTS OF DEFAULT Each of the following events shall constitute an event of default (each an “Event of Default”) (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority): 9.1 The Buyer fails to pay any amount (whether in respect of principal, interest or otherwise) due and payable by the Buyer to the Builder under this Agreement or any of the Promissory Notes on the due date and such failure is not remedied within 15 days; or 9.2 the Buyer or the Guarantor defaults in the due performance and discharge of any of its other duties or liabilities under this Agreement or the Transaction Documents to which it is a party unless such failure, in the Builder’s opinion, is capable of remedy and is remedied within 30 days of such failure; or

9.3 any order shall be made by any competent court or other competent authority or a resolution shall be passed by the Buyer or the Guarantor, for the appointment of a liquidator of, or otherwise for the winding-up or dissolution of the Buyer or the Guarantor, except for the purpose of amalgamation or re-organisation (not involving or arising out of insolvency) the terms of which shall have received the prior written approval of the Builder; or 9.4 an administrator, receiver, administrative receiver, manager, trustee or similar official is appointed (and such appointment is not cancelled or withdrawn within 30 days) for all or a part of the assets and undertaking of the Buyer having a value of at least $500,000 or the Guarantor having a value of at least $5,000,000; or 9.5 it becomes unlawful for the Buyer or the Guarantor to perform and discharge any of its duties and liabilities contained in this Agreement and/or the Transaction Documents to which it is a party or for the Builder to exercise any of its rights and powers under this Agreement and/or the Transaction Documents; or 9.6 anything is done or omitted to be done by the Buyer or the Guarantor which materially prejudices the security under the second security and has not been cured within 30 days of the builder giving notice thereof to the Buyer; or 9.7 the First Loan is declared due and payable prior to its stated maturity by reason of an event of default (howsoever defined), or 10 POWERS ON DEFAULT 10.1 Upon the occurrence of an Event of Default, the Builder may, by notice to the Buyer, declare that the Post Delivery Instalment together with accrued interest is either immediately due and payable or payable on demand, whereupon the Post Delivery Instalment together with accrued interest shall become immediately due and payable or (as the case may be) payable on demand being made by the Builder. 10.2 In addition the Builder may take any other action, exercise any other right or pursue any other remedy conferred upon the Builder by this Agreement and/or the Transaction Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default. 10.3 Save for the amendments contained herein, all other terms and conditions of the Contract shall remain valid and in full force. 10.4 The Builder’s rights under this Clause are subject to the provisions of the Intercreditor Deed. 11 TOTAL LOSS Following the occurrence of a Total Loss with respect to the Vessel, the Post Delivery Instalment together with accrued interest on the Post Delivery Instalment shall become due and payable on the earlier of (i) 120 days after such Total Loss has occurred or is deemed to have occurred, and (ii) the day on which insurance proceeds or other compensation monies in respect of the Total Loss have been received by the party entitled thereto.

12 [NOT USED] 13 COSTS AND EXPENSES The Buyer shall promptly on demand pay the Builder the amount of all costs and expenses (including legal fees) reasonably incurred by the Builder in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement; and any other documents executed after the date of this Agreement. 14 CONFIDENTIALITY This Agreement shall be kept strictly private and confidential and shall not be disclosed to any other third party. Notwithstanding the foregoing, disclosure is permitted (i) to the Buyer’s and Guarantor’s financiers and potential financiers, (ii) to the Buyer’s and Guarantor’s shareholders and affiliates, (iii) to Buyer’s and Guarantor’s legal and financial advisers and (iv) as may be required by law (including by virtue of rules and regulations of any securities exchange authorities). 15 ENTIRE AGREEMENT This Agreement shall constitute an integral part of the Contract and shall constitute the only and entire agreement between the Parties with respect to the subject matter hereof and unless otherwise expressly agreed between the Parties, all other agreements, oral or written, made and entered into between the Parties prior to the execution of this Agreement shall be null and void. 16 ENFORCEMENT AND JURISDICTION This Agreement and any non-contractual obligations arising in connection with this Agreement is governed by and construed in accordance with English law. 16.1 The High Court in London England has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). 16.2 The Parties agree that the High Court in London England is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary. 16.3 Clause 15.2 is for the benefit of the Builder only. As a result, the Builder shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. 16.4 To the extent allowed by law, the Builder may take concurrent proceedings in any number of jurisdictions. 16.5 Without prejudice to any other mode of service allowed under any relevant law, the Buyer: 16.5.1 irrevocably appoints Danaos Management Consultants whose registered office is at 4 Staples Inn, Holborn, London WC1V 7QU as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement or any Transaction Document; and 16.5.2 agree that failure by a process agent to notify any Buyer of the process will not invalidate the proceedings concerned.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the day and year first above written. SIGNATURES For and on behalf of CELLCONTAINER (NO. 8) CORP. By: [ILLEGIBLE] Name: [ILLEGIBLE] Title: [ILLEGIBLE] For and on behalf of HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. By: [ILLEGIBLE] Name: [ILLEGIBLE] Title: [ILLEGIBLE] In Witness: [ILLEGIBLE] [ILLEGIBLE]

EXHIBIT A PROMISSORY NOTE NO. US$ Date: 20 For value received, Cellcontainer (No. 8) Corp. a corporation duly organized and existing under the laws of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia hereby unconditionally promises to pay on to Hyundai Samho Heavy Industries Co., Ltd. or its nominee or its assignees, or any other holder hereof from time to time or its order the principal sum of US$ only, and to pay interest on the said principal sum from and including [•] at the rate of eight per cent (8%) per annum, the first payment of interest to be due and payable on [•] and thereafter payable semi-annually on the [•] and on the [•] of each and every year, until maturity (whether by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until the principal sum and the interest thereon are fully paid. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. Both principal and interest shall be payable in United States Dollars in immediately available funds at the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] without any deduction or withholding for or on account of any present or future taxes or other charges. If the maker of this note is required to make any such deduction or withholding from any payment hereunder, the maker shall pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required. This note is one of a series of six (6) promissory notes in the aggregate principal amount of US$[ ] of like form and tenor except their respective numbers, principal amounts and dates of maturity (together the “Series Notes”). Each of said notes is secured by a letter of guarantee issued by DANAOS CORPORATION a corporation duly organized and existing under the laws of [ ] having its registered office at [ ]. In the event of a default in the payment of the principal when the same shall become due and payable, then interest at the rate of ten per cent (10%) per annum on the principal and any accrued interest from the due date to the date of payment shall be due and payable together with the principal and accrued interest. In the event default shall be made in the payment of the principal or interest on this note, or in the payment of the principal of or interest on any of the other Series Notes, as and when the same shall become due and payable and such default shall continue for a period of fifteen (15) days, the holder of this note may at its option declare the principal of and accrued interest on this note to be forthwith due and payable, whereupon the same shall be forthwith due and payable, and the holder hereof shall have the other remedies herein or by law provided. The maker of this note may if it gives the holder not less than fifteen (15) days’ prior notice, prepay the whole of this note by payment of the principal hereof together with accrued interest hereon to and including the date of prepayment, provided, however that there shall be no default in payment of principal or interest on this note or on any of the other Series Notes as of the date of such prepayment.

This note may be transferred or assigned by the holder of this note to any bank with the prior notice to the maker. The maker unconditionally agrees to promptly pay to and reimburse the holder hereof on demand any and all reasonable costs and expenses including, without limitation to, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this note. The holder of this note shall be under no obligation to make presentment, protest, demand or notice of any kind whatsoever for the payment of this note. The maker and the endorsers of this note hereby waive the right to interpose any defense, set-off or counterclaim of any nature or description in any action or proceeding arising on, out of, under or by reason of this note. The maker hereby authorizes and empowers the holder of this note to acknowledge on the maker’s behalf by endorsement the receipt of the payment or prepayment of the principal sum or interest thereon. Upon full payment of all sums payable on this note and the other Series Notes, the holder of this note shall immediately return this note to the maker with such endorsement to the effect that this note has been fully paid. This note and any non-contractual obligations arising in connection with this note shall be governed by and construed in accordance with the laws of England. The maker and the endorsers hereby consent to any legal action or proceeding in relation to this note being brought in the High Court in London, England and hereby irrevocably waives any immunity from suit, attachment, (before or after judgment) or execution on a judgment to which they or their property may be entitled. The maker and the endorsers hereby irrevocably submit to the exclusive jurisdiction of the courts of England. Without prejudice to any other mode of service allowed under any relevant law, the undersigned: irrevocably appoints [ ] whose registered office is at [ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this note; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this note, and to constitute this note the valid obligation of the maker in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulation. IN WITNESS WHEREOF, the undersigned has caused this note be signed in its corporate name by its representative thereunto duly authorized on the day and year first above written.

For and on behalf of CELLCONTAINER (NO. 8) CORP.] By Name: Title:

EXHIBIT B Date: 20 Hyundai Samho Heavy Industries Co., Ltd. 1700, Yongdang-Ri, Samho-Eup, Youngam-Gun, ChoIlanam-Do, KOREA LETTER OF GUARANTEE NO. Gentlemen : In consideration of your completing and delivering one (1) 10,100 TEU Class Container Carrier, your Hull No. 463 (hereinafter called the “Vessel”), to CELLCONTAINER (NO. 8) CORP. (hereinafter called the “Buyer”), on deferred payment basis, under a certain shipbuilding Contract dated November 9, 2007], as amended, entered into by and between you and the Buyer, the undersigned, as primary obligor and not as surety merely, does hereby irrevocably, absolutely and unconditionally guarantee jointly and severally the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) by the Buyer of the promissory note No. in the principal amount of US$ to be due and payable on to be issued by the Buyer to the order of yourself upon delivery of the Vessel pursuant to the said shipbuilding Contract, and also guarantee the due and punctual payment by the Buyer of interest on this promissory note No. ,the first payment of interest to be due and payable on [ ] and thereafter payable semi-annually, at the rate of eight per cent (8%) per annum until maturity (by acceleration or otherwise) and thereafter at the rate of ten per cent (10%) per annum until full payment. Interest shall be calculated on the basis of the actual days elapsed and a year of three hundred sixty (360) days. The undersigned hereby waives the right to interpose any defense, set-off or counter-claim of any nature or description in any action or proceedings arising on, out of, under or by reason of the notes or this letter of guarantee or said shipbuilding Contract. The Promissory Note No. is one of a series of six (6) Promissory Notes in the aggregate principal amount of US$ [ ]. In the event that the Buyer fails to pay the said Promissory Note and/or interest thereon on the maturity date (by acceleration or otherwise) in accordance with the terms of the said promissory notes, the undersigned will pay to you the amounts due immediately upon receipt by us of written demand from you including a statement that the Buyer is in default of payment of the said promissory notes and/or interest thereon, without requesting you to take any or further procedure or step against the Buyer or with respect to the promissory notes and/or interest thereon, together with default interest on any such amounts demanded by you as aforesaid from the due date thereof until the payment in full of such amounts at the rate of ten per cent (10%) per annum payable in accordance with the terms of the said promissory notes and any and all reasonable costs and expenses including, without limitation, reasonable attorney’s fees incidental to the enforcement or attempted enforcement of this guarantee. The undersigned hereby consents to any renewals, changes, extensions or partial payments of the promissory notes or the indebtedness for which they are given without prior notice to us, and consents that no such renewals, changes, extensions or partial payments shall discharge any party to the promissory note or us from any liability thereon or hereon in whole or in part (other than to the extent of any such partial prepayment).

The undersigned hereby agrees that this guarantee and undertaking hereunder shall be assignable to and shall inure to the benefit of the holder of the promissory note No. as if each of them was originally named herein. The payment by the undersigned under this guarantee shall be made in United States Dollars in immediately available funds by telegraphic transfer to the account of the [Korea Exchange Bank, Seoul, Korea] (Account No. [•]) with [JP Morgan Chase Bank, New York, U.S.A.] in favour of you or your assignee without deduction, withholding or set-off. In the event that any deduction or withholding is imposed on any payment to be made hereunder by law or by any taxing authority, the undersigned agrees to pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall be equal to the amount that would have been received if such deduction or withholding were not required after allowance for any increase in taxes or charges payable by virtue of the receipt of such additional amount. This letter of guarantee shall come into full force and effect upon delivery of the Vessel by you to the Buyer and shall continue in force and effect until the full payment of the promissory note No. and interest thereon whichever occurs last. The obligation of the undersigned hereunder is joint and several with any other guarantee or security and absolute and unconditional irrespective of any legal limitation, disability, incapacity or other circumstance relating to the Buyer or any other person, or any amendment or supplement to the said shipbuilding Contract, the promissory notes or any other document, instrument or agreement contemplated therein or of the genuineness, legality, validity, regularity or enforceability of the said shipbuilding Contract, the Promissory Notes or any other documents, instruments or agreements contemplated therein. This shall be a continuing guarantee and shall cover and secure any ultimate balance owing under the promissory note No. , but you shall not be obliged to exhaust your recourse against the Buyer or the securities which you may hold before being entitled to payment from the undersigned of the obligation hereby guaranteed. The undersigned hereby represents and warrants that (A) the undersigned is a company duly organised and validly existing and in full compliance with the laws of t[ ] and has full legal right, power and authority to execute this letter of guarantee and to perform its obligations hereunder, (B) it has taken all appropriate and necessary corporate action to authorize the issuance of this letter of guarantee and the performance by it of its obligations hereunder, (C) the execution, delivery and performance of this letter of guarantee and the covenants herein contained will not violate or contravene any provisions of any applicable treaty, law or regulation or any judgment order or decree of any court, or governmental agency, or violate or result in breach of its constitutional documents, (D) this letter of guarantee constitutes the legal, valid and binding obligations of the undersigned enforceable in accordance with its terms subject to overriding principles, if any, of insolvency law, and (E) it has obtained all necessary consents, licenses, approvals, and authorisations, and registrations or declarations, with any governmental authority required in connection with the validity and enforceability of its guarantee and the same are in full force and effect. This letter of guarantee and any non-contractual obligations arising in connection with this letter of guarantee shall be governed by and construed in accordance with the laws of England. The undersigned hereby irrevocably consents that any legal action or proceeding against the undersigned, or any of its property, with respect to this letter of guarantee may be brought in the High Court in London, England, and by execution and delivery of this letter of guarantee the undersigned hereby accepts in regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally the exclusive jurisdiction of the aforesaid court. ________________________________________

Notwithstanding anything to the contrary contained in this letter of guarantee or any of the documents executed as security therefore, the agreement, obligations and liabilities of the undersigned herein contained are joint and several and shall be construed accordingly. The undersigned agrees and consents to be bound by this letter of guarantee notwithstanding that this letter of guarantee may be invalid or unenforceable against the undersigned, whether or not the deficiency is known to yourself. You shall be at liberty to release the undersigned from this letter of guarantee and to compound with or otherwise vary or agree to vary the liability or to grant time and indulgence to make other arrangements with the undersigned without prejudicing or affecting the rights and remedies of yourself against the other undersigned. Without prejudice to any other mode of service allowed under any relevant law, the undersigned irrevocably appoints [ ] whose registered office is at [ ] as its agent for service of process in relation to any proceedings before the High Court in London, England in connection with this letter of guarantee; and agrees that failure by a process agent to notify the undersigned of the process will not invalidate the proceedings concerned. The undersigned represents and warrants that this letter of guarantee is a commercial act and that the undersigned is not entitled to claim immunity from legal proceedings with respect to itself or any of its properties or assets on the grounds of sovereignty or otherwise under any law. To the extent that the undersigned or any of its properties or assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the undersigned for itself and its properties and other assets hereby irrevocably waives such right to immunity in respect of its obligations under this letter of guarantee. After this letter of guarantee shall have expired as aforesaid, you will return the same to the undersigned without any request from the undersigned. IN WITNESS WHEREOF, the undersigned has caused this letter of guarantee to be executed and delivered by its duly authorised representative on the day and year above written. Yours very truly, for and on behalf of DANAOS CORPORATION. By Name: Title: for and on behalf of